Exhibit 99.2
Offering Circular and Consent Solicitation Statement
Century Aluminum Company
Offer To Exchange
8% Senior Secured Notes due 2014
for any and all outstanding
7.5% Senior Notes due 2014 (CUSIP No. 156431AH1)
and
Solicitation of Consents to Proposed Amendments to the Related Indenture
for a Consent Payment of $50 in Aggregate Principal Amount of
8% Senior Secured Notes due 2014 per $1,000 Aggregate Principal Amount
of 7.5% Senior Notes due 2014
The exchange offer and consent solicitation will expire at 11:59 p.m., New York City time, on November 25, 2009, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Time”). The consent payment deadline is 11:59 p.m., New York City time, on November 10, 2009, unless extended as described herein (such date and time, as the same may be extended, the “Consent Payment Deadline”).
     Upon the terms and subject to the conditions set forth in this offering circular and consent solicitation statement and the accompanying letter of transmittal and consent, we are offering to issue up to $250 million of new notes in exchange for $250 million of existing notes and delivery of related consents as follows:
•	offering to exchange our newly issued 8% Senior Secured Notes due 2014 (the “Exchange Notes”), for any and all of our outstanding 7.5% Senior Notes due 2014 (the “Existing Notes”), at the rate of $950 aggregate principal amount of Exchange Notes for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for exchange in the exchange offer; and

•	soliciting consents to certain proposed amendments to the indenture governing the Existing Notes, for which we will pay a consent payment of $50 in aggregate principal amount of Exchange Notes for each $1,000 aggregate principal amount of Existing Notes with respect to which consents are validly delivered (and not validly revoked) prior to the Consent Payment Deadline.
     If the consent solicitation is consummated, the indenture governing non-tendered Existing Notes will be amended and holders of Existing Notes will be bound by its terms even if they did not consent to the proposed amendments. The proposed amendments would eliminate most restrictive covenants and certain events of default in the indenture governing the Existing Notes. See “Proposed Amendments.”
     The exchange offer and consent solicitation are subject to the conditions discussed under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation.” We reserve the right to extend or terminate the exchange offer and consent solicitation if any condition of the exchange offer and consent solicitation is not satisfied and otherwise to amend the exchange offer and consent solicitation in any respect.
     As of October 27, 2009, the aggregate principal amount of Existing Notes outstanding was $250 million.
     See “Risk Factors” beginning on page 19 of this offering circular and consent solicitation statement for a discussion of the risks that you should consider before deciding to participate in the exchange offer and consent solicitation.
     You must make your own decision whether to tender Existing Notes in the exchange offer and deliver consents in the consent solicitation and, if so, the amount of Existing Notes to tender and with respect to which consents are to be concurrently delivered. None of us, the information and exchange agent, the financial advisor, the trustee or any other person is making any recommendation as to whether or not holders of outstanding Existing Notes should tender their Existing Notes for exchange in the exchange offer and deliver consents to the proposed amendments in the consent solicitation.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes being offered in this exchange offer, or determined if this offer to exchange is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this offering circular and consent solicitation statement is October 28, 2009.

     This offering circular and consent solicitation statement incorporates important business and financial information about us from documents that we have filed with the Securities and Exchange Commission, or the SEC, but have not included in, or delivered with, this offering circular and consent solicitation statement. For a listing of the documents that we have incorporated by reference into this offering circular and consent solicitation statement, please see the section of this offering circular and consent solicitation statement entitled “Information Incorporated By Reference.”

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION
     These answers to questions that you may have as a holder of our Existing Notes are highlights of selected information included elsewhere or incorporated by reference in this offering circular and consent solicitation. To fully understand the exchange offer and consent solicitation and the other considerations that may be important to your decision about whether to participate in the exchange offer and consent solicitation, you should carefully read this offering circular and consent solicitation in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this offering circular and consent solicitation.
What securities are subject of the exchange offer?
     The securities that are the subject of the exchange offer are our 7.5% Senior Notes due 2014. As of October 27, 2009, the aggregate principal amount outstanding was $250 million.
Why are you pursuing the exchange offer and consent solicitation?
     We are offering to exchange our Existing Notes for the Exchange Notes, which will have a higher coupon, shorter maturity and second lien security. The Exchange Notes will contain certain provisions that we believe will improve our operating and financial flexibility. The consent solicitation will modify certain provisions of the indenture governing any Existing Notes that remain outstanding after the consummation of the exchange offer, including by eliminating most restrictive covenants and certain events of default.
When does the exchange offer expire?
     The exchange offer will expire at 11:59 p.m., New York City time, on November 25, 2009 (the “Expiration Time”), unless extended or earlier terminated.
When is the deadline to receive the consent payment?
     Although the consent solicitation will expire at the Expiration Time, the deadline for holders to participate in the consent solicitation in order to receive consent payment is 11:59 p.m., New York City time, on November 10, 2009 (the “Consent Payment Deadline”), unless extended.
What will I receive in the exchange offer if I do not participate in the consent solicitation by the Consent Payment Deadline?
     Holders who validly tender their Existing Notes prior to the Expiration Time but after the Consent Payment Deadline will receive $950 aggregate principal amount of the Exchange Notes for each $1,000 aggregate principal amount of our Existing Notes.
Is the exchange offer subject to a minimum participation condition?
     It is a condition to the exchange offer that a majority of the total outstanding aggregate principal amount of Existing Notes participates in the consent solicitation, and holders may not participate in the consent solicitation without tendering their Existing Notes for exchange.
What aggregate principal amount of the Existing Notes must consent to the proposed amendments to effect the desired changes?
     Consents that are validly executed (and not validly revoked) from holders owning a majority in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate of most of the covenants and the modification of the events of defaults. See “Proposed Amendments—Description of the Proposed Amendments—Deletion of 50% Consent Covenants and Events of Default.”
     Consents that are validly executed (an not validly revoked) from holders owning at least 66 2/3% in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate the change of control offer to repurchase and limitation on asset sales covenants. See “Proposed Amendments—Description of the Proposed Amendments—Deletion of 66 2/3% Consent Covenants.”
     If we receive a majority but less than 66 2/3% consent to the proposed amendments, we intend to execute the supplemental indenture to the indenture governing the Existing Notes, but only those proposed amendments requiring majority consent will be included in the supplemental indenture.
Can I participate in either the exchange offer or the consent solicitation without participating in the other?
     No. Holders tendering in exchange offer will be required to consent in the consent solicitation, and holders consenting in the consent solicitation will be required to tender their Existing Notes in the exchange offer.
If the exchange offer is consummated, and I do not participate in the exchange offer or I do not exchange all of my Existing Notes in the exchange offer, how will my rights and obligations under my remaining outstanding Existing Notes be affected?
     The interest rate, maturity and certain other key terms of your Existing Notes that remain outstanding after the consummation of the exchange offer will not change as a result of the exchange offer. However, if the requisite consents are received and the proposed amendments to the indenture governing the Existing Notes become effective, the non-tendered Existing Notes will become effectively junior to the Exchange Notes, to the extent of the value of the assets securing the Exchange Notes, and will no longer have the benefit of most restrictive covenants and certain events of default.
Do you have any current plans for any Existing Notes that remain outstanding subsequent to the Expiration Time?
     No. However, subject to applicable law, we may purchase Existing Notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. We also may redeem any Existing Notes in accordance with their terms. We cannot assure you that we will have the financial resources required to purchase, exchange or redeem any Existing Notes.
What consideration will I receive if my Existing Notes are accepted in the exchange offer and my consents are accepted in the consent solicitation?
     On the terms and subject to the conditions set forth in this offering circular and consent solicitation and the related letter of transmittal and consent, we are offering to exchange $950 aggregate principal amount of our Exchange Notes for each $1,000 aggregate principal amount of our Existing Notes validly tendered (and not validly withdrawn) by the Expiration Time and offering to pay $50 aggregate principal amount of the Exchange Notes for each consent relating to $1,000 aggregate principal amount of Exchange Notes validly delivered (and not validly revoked) prior to the Consent Payment Deadline. Holders exchanging their Existing Notes for Exchange Notes will also receive accrued and unpaid interest on the Existing Notes to, but excluding, the settlement date of the exchange offer. The Exchange Notes will have a higher coupon, shorter maturity and second lien security as described in the table below.

	Exchange Notes	Existing Notes

Principal	$1,000 in aggregate principal amount of Exchange Notes, if consent is provided prior to the Consent Payment Deadline OR $950 in aggregate principal amount of Exchange Notes, if consent is not provided prior to the Consent Payment Deadline	$1,000

Interest	8%	7.5%

Maturity	May 15, 2014	August 15, 2014

Security
Subject to certain exceptions, a pledge of and lien on (i) all property, plant and equipment (“PP&E”) owned or hereafter owned by us and the guarantors; (ii) all equity interests in domestic subsidiaries directly owned or hereafter owned by us
		Unsecured

	Exchange Notes	Existing Notes

and the guarantors and 65% of equity interests in foreign subsidiaries directly owned by us and the guarantors; (iii) intercompany notes owed or hereafter owed by any non-guarantor to us or any guarantor, including an intercompany note from Century Bermuda I Ltd. (which indirectly owns Grundartangi and Helguvik) to us which had approximately $687 million outstanding as of September 30, 2009; and (iv) proceeds of the foregoing. The liens securing the Exchange Notes may be contractually subordinated to liens securing other debt of ours as described below.

Ranking
Equally in right of payment with all of our and the guarantors’ existing and future senior debt; senior in right of payment to any of our and the guarantors’ existing and future subordinated debt; senior to all unsecured debt, including any Existing Notes not tendered in the exchange offer and the 1.75% Notes, to the extent of the value of the collateral; effectively junior to the obligations of our foreign subsidiaries; and effectively junior to our and the guarantors’ obligations that are secured by any first priority liens, to the extent of the value of the assets securing such liens.
Equally in right of payment with all of our and the guarantors’ existing and future senior debt (including the 1.75% Notes); effectively senior in right of payment to all of our and the guarantors existing and future subordinated debt; effectively junior to the obligations of our foreign subsidiaries; and effectively junior to secured obligations

How much debt can have liens that are pari passu with or senior to the liens securing the Exchange Notes?
Liens securing up to $150 million of debt may be by contract senior to or rank equally with the liens securing the Exchange Notes, to the extent of the value of the assets securing such liens.

In addition, obligations under our credit facility may be secured, in addition to liens on current assets as currently permitted, with pari passu liens on the same assets that secure the Exchange Notes.
Liens securing up to $150 million of debt, plus obligations under a credit facility may be secured with liens on current assets

What key terms of the Existing Notes are you seeking to change in the Exchange Notes?
     The key terms in the Exchange Notes will be the same as those currently in the Existing Notes, aside from the specific changes described in this offering circular and consent solicitation, which include the following:
•	Our foreign subsidiaries will be permitted to incur up to $125 million of debt to finance construction or expansion of the Grundartangi facilities; provided that such debt is not guaranteed by us or any of the guarantors of the Exchange Notes.

•	We will be allowed to incur up to $500 million of unsecured debt, which will be effectively junior to the Exchange Notes with respect to the value of the assets securing them, provided that such debt has a stated maturity that after the maturity of the Exchange Notes and cash interest rate no higher than that of the Exchange Notes.

•	Proceeds from any unsecured debt issuance may be invested into our unrestricted subsidiaries, including Helguvik, and joint ventures.

•	Events of default will exclude those relating to bankruptcies and insolvencies of our Legacy Domestic Subsidiaries in existence on the issue date of the Exchange Notes and judgments against us or these subsidiaries with respect to claims relating to these subsidiaries.

•	Any disposition of our Legacy Domestic Subsidiaries will not be subject to the asset sale covenant’s 75% cash requirement, but otherwise will be subject to the requirements of that covenant.

•	Our liens capacity will be increased to permit the liens securing the Exchange Notes and to allow obligations under our credit facility or refinancings thereof to be secured on pari passu basis with respect to the assets securing the Exchange Notes.
Will the Exchange Notes to be issued in the exchange offer be freely tradable?
     Generally, yes. The exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act. We have not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the offer of Exchange Notes in the exchange offer. However, we believe that all of the Existing Notes should be freely transferable under U.S. federal securities laws because we issued them in a transaction exempt from the registration requirements of the Securities Act and exchanged them for substantially identical Existing Notes registered under the Securities Act in 2005. Accordingly, all of the Exchange Notes issued in the exchange offer should be freely transferable under U.S. federal securities laws by anyone who is not our affiliate (as such term is defined in Rule 144 under the Securities Act) and who did not purchase the Existing Notes from anyone who is or was our affiliate during the last year.
Will the Exchange Notes be listed on a national securities exchange?
     The Existing Notes are not listed on a national securities exchange, and the Exchange Notes will not be listed on a national securities exchange, either.
Under what circumstances can the exchange offer and consent solicitation be extended, amended or terminated?
     We may extend the exchange offer and consent solicitation for any lawful reason. We also may, at any time or from time to time, amend the terms of the exchange offer and consent solicitation in any respect prior to the Expiration Time, and we may be required by law to extend the exchange offer and consent solicitation if we make a material change in the terms of the exchange offer and consent solicitation or to the information contained in this offering circular and consent solicitation. During any extension of the exchange offer and consent solicitation, Existing Notes that were previously validly tendered for exchange (and not validly withdrawn) and consents that were validly delivered with respect thereto (and not validly revoked) will remain subject to the exchange offer and consent solicitation. We also reserve the right to terminate the exchange offer and consent solicitation at any time prior to 9 a.m. on the next business day following the Expiration Time. If the exchange offer and consent solicitation is terminated, no Existing Notes will be accepted for exchange or consents accepted in the consent solicitation, and any Existing Notes that have been tendered for exchange will be returned to the holder promptly after the termination.
How will I be notified if the exchange offer and consent solicitation is extended, amended or terminated?
     Any extension, amendment or termination of the exchange offer and the consent solicitation will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the consent solicitation or exchange offer to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Consent Payment Deadline or Expiration Time, respectively. For more information regarding notification of extensions, amendments or the termination of the exchange offer and consent solicitation, see the section of this offering circular and consent solicitation entitled “The Exchange Offer and Consent Solicitation.”

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May I tender only a portion of the Existing Notes that I hold?
     Yes. You do not have to tender all of your Existing Notes to participate in the exchange offer or consent solicitation. However, you may only tender the Existing Notes for exchange and consent solicitation in integral multiples of $1,000 aggregate principal amount.
What do you intend to do with the Existing Notes that are accepted for exchange in the exchange offer?
     Any Existing Notes that are validly tendered (and not validly withdrawn) and accepted for exchange pursuant to the exchange offer will be retired and cancelled.
Are you making a recommendation regarding whether I should participate in the exchange offer or consent solicitation?
     No. We are not making any recommendation regarding whether you should tender or refrain from tendering your Existing Notes for exchange in the exchange offer or consent in the consent solicitation. Accordingly, you must make your own determination as to whether to tender your Existing Notes for exchange in the exchange offer and deliver consents with respect thereto and, if so, the amount of Existing Notes to tender and consents to deliver. Before making your decision, we urge you to read this offering circular and consent solicitation carefully in its entirety, including the information set forth in the section of this offering circular and consent solicitation entitled “Risk Factors,” as well as the information incorporated by reference in this offering circular and consent solicitation.
When will I receive the exchange offer consideration for my Existing Notes tendered and accepted for exchange pursuant to the exchange offer and the consent payment for consents delivered with respect thereto?
     The Exchange Notes issuable and accrued and unpaid interest, if any, payable in respect of Existing Notes accepted for exchange pursuant to the exchange offer and consents delivered with respect thereto in the consent solicitation will be delivered promptly following the Expiration Time, and in any event will be no later than three business days following the Expiration Time.
What risks should I consider in deciding whether or not to tender my Existing Notes?
     In deciding whether to participate in the exchange offer, you should carefully consider the discussion of risks and uncertainties affecting our business and our Exchange Notes that are described in the section of this offering circular and consent solicitation entitled “Risk Factors,” and the documents incorporated by reference in this offering circular and consent solicitation.
What are the material U.S. federal income tax considerations of my participating in the exchange offer and consent solicitation?
     Please see the section of this offering circular and consent solicitation entitled “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor for a full understanding of the tax considerations of participating in the exchange offer and consent solicitation.
How will the exchange offer and consent solicitation affect the trading markets for the Existing Notes that are not exchanged?
     To the extent that Existing Notes are tendered and accepted for exchange pursuant to the exchange offer, the trading markets for the remaining Existing Notes will be more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or “float” may command a lower price than would a comparable debt security with a larger float. The reduced float may also make the trading prices of the remaining Existing Notes more volatile. The Existing Notes will also be effectively junior to the extent of the value of the assets securing the Exchange Notes, which also may cause them to command a lower price. Therefore, the market price for the unexchanged Existing Notes may be adversely affected.

How do I tender my Existing Notes for exchange in the exchange offer and deliver consents with respect thereto in the consent solicitation?
     For information regarding the procedures for exchanging your Existing Notes and delivering consents with respect thereto, see the section of this offering circular and consent solicitation entitled “The Exchange Offer and Consent Solicitation.”
What happens if some or all of my Existing Notes are not accepted for exchange?
     If any tendered Existing Notes are not accepted for exchange pursuant to the exchange offer for any reason, such Existing Notes will be returned, without expense, to the tendering holder promptly (or, in the case of Existing Notes tendered by book-entry transfer, such Existing Notes will be credited to the account maintained at DTC from which such Existing Notes were delivered) after the expiration or termination of the exchange offer. For more information, see the section of this offering circular and consent solicitation entitled “The Exchange Offer and Consent Solicitation.”
Until when may I withdraw Existing Notes previously tendered for exchange?
     Tenders of Existing Notes may be validly withdrawn and the concurrent consents may be validly revoked at any time prior to the Consent Payment Deadline, but not thereafter unless the exchange offer and consent solicitation are terminated or changed in a manner where we are required by law to provide withdrawal rights. A valid withdrawal of tendered Existing Notes will constitute the concurrent valid revocation of such holder’s related consents, and a valid revocation of consents will constitute the concurrent valid withdrawal of such holder’s related tendered Existing Notes. For more information, see the section of this offering circular and consent solicitation entitled “The Exchange Offer and Consent Solicitation.”
How do I withdraw Existing Notes previously tendered for exchange in the exchange offer?
     For a withdrawal of a tender of Existing Notes and the concurrent revocation of consents to be valid, a written, telegraphic or facsimile transmission notice of withdrawal (or a properly transmitted “Request Message” through DTC’s Automated Exchange Offer Program (ATOP)) must be received by the exchange agent prior to the Consent Payment Deadline at its address set forth on the back cover of this offering circular and consent solicitation statement. For more information, see the section of this offering circular and consent solicitation entitled “The Exchange Offer and Consent Solicitation.”
Will I have to pay any fees or commissions if I tender my Existing Notes for exchange in the exchange offer?
     You will not be required to pay any fees or commissions to us, the information and exchange agent or the trustee in connection with the exchange offer. If your Existing Notes are held through a broker or other nominee who tenders the Existing Notes on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.
With whom may I talk if I have questions about the exchange offer and consent solicitation?
     Questions regarding the exchange offer and consent solicitation, requests for assistance in tendering your Existing Notes or delivering consents with respect thereto, or requests for additional copies of this offering circular and consent solicitation statement or the letter of transmittal and consent, should be directed to Globic Advisors, Inc., the information and exchange agent for the exchange offer and consent solicitation, at the telephone number or the address listed on the back cover page of this offering circular and consent solicitation statement. Holders of Existing Notes may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the exchange offer.

IMPORTANT INFORMATION
     The exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933 contained in Section 3(a)(9) of the Securities Act. We have not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the offer of Exchange Notes in the exchange offer. However, we believe that all of the Existing Notes should be freely transferable under U.S. federal securities laws because we issued them in a transaction exempt from the registration requirements of the Securities Act and exchanged them for substantially identical Existing Notes registered under the Securities Act in 2005. Accordingly, all of the Exchange Notes issued in the exchange offer should be freely transferable under U.S. federal securities laws by anyone who is not our affiliate (as such term is defined in Rule 144 under the Securities Act) and who did not purchase the Existing Notes from anyone who is or was our affiliate during the last year.
     We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the exchange offer and consent solicitation. In addition, neither our financial advisor nor any broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the exchange offer and consent solicitation.
     This offering circular and consent solicitation statement is submitted to holders for informational use solely in connection with their consideration of the exchange offer and consent solicitation described in this offering circular and consent solicitation statement. Its use for any other purpose is not authorized. The offering circular and consent solicitation statement may not be copied or reproduced in whole or in part nor may it be distributed or any of its contents be disclosed to anyone other than the holder to whom it is submitted.
     The exchange offer and consent solicitation are being made on the basis of this offering circular and consent solicitation statement and are subject to the terms described herein. Any decision to participate in the exchange offer and consent solicitation should be based on the information contained in this offering circular and consent solicitation statement or specifically incorporated by reference herein. In making a decision to participate in the exchange offer and consent solicitation, holders of Existing Notes must rely on their own examination of us and the terms of the exchange offer and consent solicitation and the Exchange Notes, including the merits and risks involved. Holders of Existing Notes should not construe anything in this offering circular and consent solicitation statement as legal, business or tax advice. Each holder of Existing Notes should consult its advisors as needed to make its decision to participate in the exchange offer and consent solicitation and to determine whether it is legally permitted to participate in the exchange offer and consent solicitation under applicable legal investment or similar laws or regulations.
     This offering circular and consent solicitation statement, the documents incorporated by reference in this offering circular and consent solicitation statement and the accompanying letter of transmittal and consent, or letter of transmittal and consent, contain important information that should be read before any decision is made with respect to the exchange offer and consent solicitation.
     To effectively tender Existing Notes and deliver consents in respect of Existing Notes as to which the holder is a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner of such Existing Notes must instruct the holder to tender such Existing Notes and, if applicable, deliver such consents on behalf of the beneficial owner. A letter of instructions is included in the letter of transmittal accompanying this offering circular and consent solicitation statement. To effect a tender of Existing Notes and a delivery of consents, Depositary Trust Company, or DTC, participants must electronically transmit tenders in the exchange offer (which will also constitute deliveries of consents) to DTC through DTC’s Automated Exchange Offer Program, or ATOP, and follow the procedure for book-entry transfer set forth under “The Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes and Delivering Consents—Book-Entry Delivery Procedures.”
     The exchange offer and consent solicitation are not being made to (nor will the surrender of Existing Notes for exchange be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the exchange offer and consent solicitation would not be in compliance with the laws of such jurisdiction.

     Each holder of Existing Notes must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the exchange offer and consent solicitation or possesses or distributes this offering circular and consent solicitation statement and must obtain any consent, approval or permission required by it for participation in the exchange offer and consent solicitation under the laws and regulations in force in any jurisdiction to which it is subject, and none of us, the information and exchange agent, the trustee nor any of our or their respective representatives shall have any responsibility therefor.
     No person has been authorized to give any information with respect to the exchange offer and consent solicitation, or to make any representation in connection therewith, other than those contained or incorporated by reference herein or in the related letter of transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by us, the information and exchange agent, the trustee or any of our or their respective representatives.
     Neither the delivery of this offering circular and consent solicitation statement nor the acceptance of any Existing Notes for exchange shall under any circumstances create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or that there has been no change in the information contained or incorporated by reference herein or in our affairs or the affairs of any of our subsidiaries or affiliates since the date hereof.
     The Exchange Notes will initially be available in book-entry form only and will be issued as one or more registered global notes. The global notes will be deposited with, or on behalf of, DTC and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global notes will be shown on, and transfers of beneficial interests in the global notes will be effected only through, records maintained by DTC and its participants. After the initial issuance of the global notes, certificated notes may be issued in exchange for global notes only in the limited circumstances set forth in the indenture governing the Exchange Notes. See “Description of the Exchange Notes—Book-Entry Delivery Procedures.”
     This offering circular and consent solicitation statement contains summaries that we believe to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All of those summaries are qualified in their entirety by this reference. Copies of documents referred to herein will be made available to holders of Existing Notes upon request to us at the address and telephone number set forth in the “Information Incorporated by Reference” section.
     Questions regarding the exchange offer, requests for assistance in tendering your Existing Notes or requests for additional copies of this offering circular and consent solicitation statement or the letter of transmittal should be directed to Globic Advisors, Inc., the information and exchange agent for the exchange offer and consent solicitation, at the telephone number or the address listed on the back cover page of this offering circular and consent solicitation statement. Holders of Existing Notes may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the exchange offer and consent solicitation.
FORWARD-LOOKING STATEMENTS
     This offering circular and consent solicitation statement and the documents incorporated by reference herein contain certain forward-looking statements. We have based these forward-looking statements on current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “scheduled,” “should,” “would,” “will” and similar words. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those outlined in our filings with the SEC, incorporated by reference herein and the other risks and uncertainties described in the section entitled “Risk Factors”:
•	The exchange offer and consent solicitation for the Existing Notes may not be consummated and, if consummated, may not achieve its intended results.

•	Declines in aluminum prices have adversely affected our financial position and results of operations and further declines or an increase in our operating costs could result in further curtailment of operations at one or more of our facilities if alternate sources of liquidity are not available.

•	As part of our operational restructuring, we have curtailed and may continue to curtail operations at one or more of our facilities, which actions have required us to incur and will require us to further incur substantial costs and subject us to substantial risks.

•	Our ability to access the credit and capital markets on acceptable terms to obtain funding for our operations and capital projects may be limited due to our credit ratings, our financial condition or the deterioration of these markets.

•	The turmoil in the financial markets and/or our curtailment actions could have significant and adverse effects on our pension funding obligations.

•	The cyclical nature of the aluminum industry causes variability in our earnings and cash flows.

•	International operations expose us to political, regulatory, currency and other related risks.

•	If economic and political conditions in Iceland deteriorate, our financial position and results of operations could be adversely impacted.

•	A significant amount of our operations are located in Iceland and subject to Icelandic laws, including Icelandic tax and environmental laws.

•	Any reduction in the duty on primary aluminum imports into the European Union decreases our revenues at Grundartangi.

•	Our planned construction and development activities require substantial capital and financing. We may be unable to obtain needed capital or financing on satisfactory terms or at all, which could delay or curtail our planned construction and development activities.

•	Construction at our Helguvik smelter site is under review. Substantial delay in the completion of this project may increase its cost and impose other risks to completion that are not foreseeable today.

•	Changes in the relative cost and availability of certain raw materials and energy compared to the price of primary aluminum could affect our operating results.

•	Certain of our contracts for raw materials, including certain contracts for alumina and electricity, require us to take-or-pay for fixed quantities of such materials, even if we curtail unprofitable production capacity.

•	A majority of our aluminum sales at Hawesville are subject to contracts which limit our ability to curtail capacity and create dependence on a major customer.

•	Further consolidation within the metals industry could provide competitive advantages to our competitors.

•	Unexpected events, including natural disasters, may increase our cost of doing business or disrupt our operations.

•	Union disputes could raise our production costs or impair our production operations.

•	We are subject to a variety of environmental laws and regulations that could result in costs or liabilities.

•	We may be required to write down the book value of certain assets.

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•	We require significant cash flow to meet our debt service requirements, which increases our vulnerability to adverse economic and industry conditions, reduces cash available for other purposes and limits our operational flexibility.

•	We depend upon intercompany transfers from our subsidiaries to meet our debt service obligations.

•	Restrictive covenants in our revolving credit facility and the indenture governing our Existing Notes limit, and the indenture that will govern the Exchange Notes will limit, our ability to incur additional debt, restructure certain of our operations and pursue our growth strategy.
     Many of these factors are beyond our control. Forward-looking statements contained in this offering circular and consent solicitation statement, and in the documents incorporated by reference herein, speak only as of the date on which they are made. We undertake no obligation (other than as required by law) to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events. For further information or other factors that could affect our financial results and such forward-looking statements, see “Risk Factors” included elsewhere in this offering circular and consent solicitation statement and our “Management’s Discussion and Analysis of Financial Statements and Results of Operations"' incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009. We qualify all of our forward-looking statements by these cautionary statements and information.
MARKET AND INDUSTRY DATA
     We obtained the market data included or incorporated by reference in this offering circular and consent solicitation statement from our own research and from surveys or studies conducted by third parties and cited in industry or general publications. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and do not make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

SUMMARY
     This summary highlights information contained elsewhere in, and incorporated by reference into, this offering circular and consent solicitation statement. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our company and the exchange offer and the consent solicitation, we encourage you to read this entire offering circular and consent solicitation statement, including the section entitled “Risk Factors,” the documents referred to under the heading “Where You Can Find More Information” and the documents incorporated by reference herein under the heading “Information Incorporated By Reference.” Unless the context indicates otherwise, references in this offering circular and consent solicitation statement to “Century Aluminum Company,” “Century Aluminum,” “Century,” “we,” “our” and “us” refer to Century Aluminum Company and its subsidiaries.
Our Company
     We produce primary aluminum. Aluminum is an internationally traded commodity, and its price is effectively determined on the London Metal Exchange, or LME. Our primary aluminum facilities produce value-added and standard-grade primary aluminum products. Our current primary aluminum production capacity is 785,000 metric tons per year, or mtpy. We produced approximately 804,000 metric tons of primary aluminum in 2008, with net sales of approximately $2.0 billion. Our current annualized production rate is approximately 580,000 mtpy. In our third fiscal quarter ended September 30, 2009, we shipped approximately 146,000 metric tons of primary aluminum and recorded net sales of approximately $229 million.
     Our primary aluminum capacity includes Grundartangi, an Icelandic facility with capacity of 260,000 mtpy; Hawesville, a Kentucky facility with capacity of 244,000 mtpy; Ravenswood, a West Virginia facility with capacity of 170,000 mtpy; and a 49.7% interest in Mt. Holly, a South Carolina facility that provides us with capacity of 111,000 mtpy. We are also evaluating the construction of a 360,000 mtpy primary aluminum facility in Helguvik, Iceland. In addition to our primary aluminum assets, we have a 40% stake in Baise Haohai Carbon Co., Ltd., or BHH, a carbon anode and cathode facility located in China. The BHH facility has annual anode production capacity of up to 190,000 mtpy and an annual cathode graphitization capacity of up to 20,000 mtpy and supplies a portion of the anodes used in our Grundartangi facility.
     In light of global economic conditions and our high relative operating cost structure, we have curtailed all operations at Ravenswood and one potline at Hawesville. We have also significantly reduced spending on the Helguvik project. With the curtailment actions implemented to date, our annualized production rate of primary aluminum is approximately 580,000 mtpy. We also have implemented and continue to consider implementing other restructuring activities. See “—Operational Restructuring.”
     Our principal executive offices are located at 2511 Garden Road, Building A, Suite 200, Monterey, California 93940. Our telephone number at that address is (831) 642-9300. You may also obtain additional information about us from our website, which is located at www.centuryaluminum.com. Information on our website is not incorporated by reference in, and should not be considered a part of, this offering circular and consent solicitation statement.
Industry Overview
     The crisis in financial and credit markets led to a pronounced downturn in global economic activity, which is expected to be long in duration. The global market for commodities has deteriorated in line with the decline in the global economy. Declining demand for aluminum products in developed and developing nations, increasing stocks on the LME and a general lack of confidence in future economic conditions have combined to produce an unprecedented decline in the LME price for aluminum. The average LME price for primary aluminum fell 62% from its high on July 11, 2008 ($3,292 per metric ton), to a low of $1,254 per metric ton on February 24, 2009, before rising to $1,949 per metric ton on October 24, 2009. This represents one of the most substantial and rapid declines in the history of recorded LME prices. While this environment has led to significant production curtailments, industry experts believe supply still outweighs weakened demand. The decline in aluminum prices adversely impacted our operations, particularly in our U.S. facilities, since our operating costs have not fallen to the degree that aluminum prices have dropped.

     The table below presents historical and forward LME prices for the periods indicated.
Historical and Forward LME Prices
     Source: Bloomberg as of October 22, 2009
Financial Position and Liquidity
     Our financial position and liquidity have been and may continue to be materially adversely affected by weak aluminum prices. Our consolidated cash balance at September 30, 2009 was approximately $196 million compared to $143 million at December 31, 2008. The balance at September 30, 2009 included approximately $90 million in tax refunds and $104 million in net proceeds from the sale of our common stock received during the first quarter of 2009. As of September 30, 2009, we had approximately $44 million of net availability under our revolving credit facility. This availability has been negatively impacted by lower-of-cost-or-market adjustments that reduced inventory values, the curtailment of production capacity at Ravenswood and the partial curtailment of production capacity at Hawesville, which have reduced the amount of our domestic accounts receivable and inventory, which comprise the borrowing base of such facility. Further curtailments of production capacity would incrementally reduce domestic accounts receivable and inventory, further reducing availability under our revolving credit facility.
     At recent aluminum prices of approximately $1,800 per metric ton, our U.S. operations are roughly break-even on a cash basis. On a consolidated basis, including our Grundartangi operations, corporate overhead, interest and capital expenditures, we would expect the company to be cash flow break even in the $1,800 to $1,900 per metric ton range during the fourth quarter of 2009. We estimate that an increase or decrease of $100 per metric ton in the price of primary aluminum would result in a corresponding increase or decrease in our cash from operations of approximately $40 million annually. Thus, if primary aluminum prices decrease, we may either need to identify new sources of liquidity or further curtail operations, or both, to fund ongoing operations and investments.

Debt-For-Equity Exchanges
     Pursuant to certain Exchange and Consent Agreements and Exchange Agreements, we have agreed to issue an aggregate of approximately 11.4 million shares of our common stock, par value $0.01 per share, in exchange for approximately $128 million aggregate principal amount of our 1.75% Notes. These transactions, some of which have closed and others that will close in the fourth quarter of 2009, are summarized in our Current Reports on Form 8-K filed on August 27, 2009, September 11, 2009, September 21, 2009, September 25, 2009 and October 2, 2009. After concluding these debt-for-equity exchanges, we will have approximately $47 million aggregate principal amount of 1.75% Notes outstanding. Holders of the 1.75% Notes may require us to purchase for cash all or part of the 1.75% Notes then outstanding at par on August 1, 2011. In addition, investors party to the Exchange and Consent Agreements have agreed to consent to certain amendments or modifications to the indenture governing the 1.75% Notes being solicited by us in the 1.75% Notes Consent Solicitation (as defined below). As a result, we have secured consents constituting the requisite consents necessary to amend the 1.75% Notes indenture. See “—1.75% Notes Consent Solicitation.”
     The issuance of common stock in connection with the Exchange and Consent Agreements and Exchange Agreements has been and will be made by us pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act, on the basis that the exchanges constituted exchanges with existing holders of our securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchanges.
Operational Restructuring
     In response to the conditions in our industry, we have taken steps and are evaluating taking further steps to reduce our costs to withstand low LME prices and improve our financial condition and liquidity in the future. We summarize these steps below and refer to them in this Statement as the “Operational Restructuring.”
Reduce Capacity
     Production capacity and operations have been curtailed at several facilities that have been unprofitable given recent aluminum prices.
•	Ravenswood. Between December 2008 and February 2009, our subsidiary Century Aluminum of West Virginia, Inc., or CAWV, curtailed the entire operations of Ravenswood, representing 170,000 mtpy of production capacity, due to the plant’s high operating costs. As of September 30, 2009, CAWV had incurred cash costs related to the curtailed Ravenswood facility of approximately $37 million. Such costs relate to (i) contractual payments due to employees and other costs directly related to the curtailment; (ii) ongoing costs such as insurance for and maintenance of the facility; and (iii) losses from the satisfaction or termination of commercial contracts. As of September 30, 2009, CAWV’s forecast for the aggregate amount of such costs remaining for the 24-month period following curtailment is approximately $33 million. CAWV intends to continue discussions with the United Steelworkers of America, or USWA, to reduce the labor expenses associated with the curtailment.

•	Hawesville. In March 2009, our subsidiary Century Aluminum of Kentucky General Partnership, or CAKGP, curtailed one of the five potlines at Hawesville reducing the production rate from approximately 244,000 mtpy to 200,000 mtpy. In connection with this action, CAKGP laid-off approximately 80 out of a total of approximately 755 employees. Hawesville is currently operating at approximately 80% of its capacity, and CAKGP is continuing to evaluate its operating level in light of recent economic conditions. In light of the depressed aluminum pricing environment in late 2008 and the first half of 2009, we recently purchased aluminum put options and collar contracts for approximately 60% of Hawesville’s current production level through 2010 with a strike price around the facility’s cash basis break-even price. These options were purchased to partially mitigate the risk of a future decline in aluminum prices, and we may consider purchasing additional put options or other hedging vehicles in the future.

•	Gramercy and St. Ann. On September 1, 2009, we completed the sale of our 50% ownership positions in Gramercy Alumina LLC (“Gramercy”) and St. Ann Bauxite Limited (“St. Ann”) to Noranda Aluminum Holding Corporation (together with its consolidated subsidiaries, “Noranda”). At closing, we divested our entire interest in these businesses and Noranda assumed 100% ownership of Gramercy and St. Ann. In connection with this transaction, we made a $5 million cash payment during the third quarter of 2009, will make an additional $5 million payment in the fourth quarter of 2009 and recorded an equity investment impairment charge of approximately $73 million in the second quarter of 2009. We and Noranda entered into an agreement under which we will purchase alumina from Gramercy for a limited period of time for our aluminum smelter in Hawesville, Kentucky.

•	Helguvik. Our subsidiary Nordural Helguvik ehf, or Helguvik, is currently evaluating the Helguvik project’s cost, scope and schedule in light of global economic conditions and current commodity prices. During this evaluation, Helguvik has significantly reduced spending on the project. Helguvik cannot be certain when or if it will restart major construction and engineering activities or ultimately complete the Helguvik project. Helguvik is evaluating a variety of potential financing alternatives which could be employed to fund the first phase (90,000 mtpy) of construction, including project finance alternatives. Helguvik is also considering other potential financing sources, including equity investments from third parties.
     We continue to monitor global economic conditions, commodity prices and our operations. Subject to these factors, we will evaluate further options to reduce domestic capacity, including a partial or complete curtailment and/or a permanent exit of all of our domestic operations.
Renegotiate Long-Term Commercial Contracts
     We have renegotiated and amended certain long-term supply and customer contracts that have been unprofitable and are evaluating others on an ongoing basis.
•	Alumina Contract Amendments. Given CAWV’s curtailment of Ravenswood, we had agreements to purchase quantities of alumina in excess of our requirements. To address this situation, in April 2009, we amended two alumina purchase agreements with Glencore AG. These amendments reduce the amount of alumina Glencore will supply to us from 330,000 to 110,368 metric tons in 2009 and from 290,000 to 229,632 metric tons in 2010.

•	Big Rivers Agreement. To secure a new, long-term power contract for the Hawesville facility, CAKGP, along with E.ON U.S., Big Rivers and Rio Tinto Alcan, agreed to an “unwind” of the former contractual arrangement between Big Rivers and E.ON U.S. and entered into a new arrangement to provide long-term cost-based power to the two smelters in western Kentucky. E.ON has agreed to help mitigate a significant portion of CAKGP’s near-term risk associated with this contract by assuming, for a limited period, CAKGP’s obligations to the extent it does not use all the power under the take-or-pay contract. As part of this arrangement, E.ON will defer the payment of approximately $40 million which it had previously agreed to pay CAKGP upfront and defer funding of an escrow account of approximately $40 million that would have been used to reduce CAKGP’s power costs during the next several years. E.ON will now pay these amounts as and if CAKGP consumes power under the contract. To the extent the aggregate risk mitigation and production payments made by E.ON exceed approximately $80 million, CAKGP would repay this excess to E.ON over time, but only if the LME aluminum price were to exceed certain thresholds.

•	Other Contracts. We continue to review all of our outstanding commercial contracts with the view to seeking improved commercial terms. In furtherance of this objective, we have approached various counterparties on our significant contracts to determine what, if any, modifications might be appropriate to provide us with additional flexibility given the current market for our products. We cannot predict whether these discussions will lead to favorable changes, as any changes would require the consent of the counterparty.

Reduce Other Operating Costs
     We have made progress over the past year on reducing operating costs at our production facilities. At Hawesville, during the peak declines in the LME, CAKGP delayed the reconstruction of reduction pots, deferred non-essential maintenance activities and reduced or delayed major non-safety related maintenance items. In addition to these cost savings, the reduction in production during these price declines reduced operating losses. In addition to cost deferrals, we have received improved pricing terms for anode production materials. Our subsidiary Berkeley Aluminum, Inc., or Berkeley, is not the operating partner for the Mt. Holly facility; however, it is analyzing the cost structure at Mt. Holly to ensure that appropriate measures are taken to continue to optimize performance and reduce costs. Berkeley is in discussions with the operating partner relating to such cost improvement measures and other alternatives. Finally, through continued focus on operational controls, we have improved operational efficiencies, controlled consumption of supplies and raw materials and reduced utilization of overtime. Recently, we also have taken steps to address our other post-employment benefits, specifically medical benefits, through adjustments in plan designs and benefits delivered. Costs have also improved at Grundartangi. We continue to evaluate additional potential operation cost improvements, although we believe we have captured the majority of these opportunities.
Potential Asset Sales
     We will continue to evaluate the potential divestiture of all or a portion of our owned and jointly-owned domestic assets. Any decision to divest any of these assets would be based on a range of factors, including the terms of any such divestiture, its operational impact to our business, including how the assets fit into our long-range strategy, and the objectives of the Operational Restructuring.
Exchange Offer and Consent Solicitation
     We expect that the exchange offer and consent solicitation and 1.75% Notes Consent Solicitation described below, if successful, will enhance our operating and financial flexibility by, among other things:
•	permitting us to raise up to $500 million in additional unsecured debt, permitting our foreign subsidiaries to raise up to $125 million in debt to finance the expansion or improvement of the Grundartangi plant and permitting the funding of the development of our growth initiatives, principally the Helguvik project through investment of the proceeds of such unsecured debt issuances;

•	enhancing our ability to incur liens on permitted debt, subject to specified limits;

•	eliminating most restrictive covenants and certain events of default in the indenture governing the Existing Notes and modifying certain events of default in the indenture governing the 1.75% Notes; and

•	allowing us to further implement, and better align our financial position consistent with, the Operational Restructuring.
     The exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. We have not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the Exchange Notes that will be issued in the exchange offer.
1.75% Notes Consent Solicitation
     In addition to the exchange offer and consent solicitation described in this offering circular and consent solicitation statement, we will be conducting a consent solicitation relating to our 1.75% Notes (the “1.75% Notes Consent Solicitation”). In the 1.75% Notes Consent Solicitation, we will solicit consents to modify certain events of default in the indenture governing the 1.75% Notes for which we will pay a consent fee of $2.50 for each $1,000 aggregate principal amount of 1.75% Notes with respect to which consents are validly delivered (and not validly revoked). Pursuant to certain Exchange and Consent Agreements and Exchange Agreements, which are summarized in our Current Reports on Form 8-K filed on August 27, 2009, September 11, 2009, September 21, 2009, September 25, 2009 and October 2, 2009, previously entered into with certain holders of the 1.75% Notes, we have secured consents constituting the requisite consents necessary to amend the 1.75% Notes indenture.
Risk Factors
     We cannot assure you that the Operational Restructuring will be successful or will result in the benefits we are seeking. See “Risk Factors—Risks Relating to the Operational Restructuring and the Exchange Offer and Consent Solicitation.”

Summary Organizational Structure
     Below is a summary organizational structure that is intended to show which of our subsidiaries owns each of our facilities and joint ventures. Because this is only a summary, it does not contain all of the information that may be important to you, including the actual legal structure of companies that operate our various facilities.

(1)	Issuer of the Exchange Notes. Assets of this entity, including property, plant and equipment, will be pledged to secure the Exchange Notes, subject to certain exceptions. See “Description of the Exchange Notes—Security.”

(2)	Guarantor of the Exchange Notes.

(3)	Guarantor of the Exchange Notes. Assets of this entity, including property, plant and equipment, will be pledged to secure the Exchange Notes, subject to certain exceptions. See “Description of the Exchange Notes—Security.”

(4)	Issuer of intercompany note to Century Aluminum Company that, along with other assets of ours and the guarantors, will be pledged to secure the Exchange Notes.

Exchange Offer and Consent Solicitation

Purpose	The purpose of this exchange offer and consent solicitation is to:
•	exchange the Existing Notes for Exchange Notes; and

•	modify certain provisions of the indenture governing the Existing Notes, including by eliminating most restrictive covenants and certain events of default.

We expect the exchange offer and consent solicitation, together with the 1.75% Notes Consent Solicitation, if successful, to provide us with increased operating and financial flexibility in connection with the Operational Restructuring.

Existing Notes	As of October 27, 2009, the aggregate principal amount of Existing Notes outstanding was $250 million.

Exchange Offer and the Consent Solicitation	We are offering to exchange any and all Existing Notes and are soliciting consents to the proposed amendments, upon the terms and subject to the conditions set forth in this offering circular and consent solicitation statement, including, if the exchange offer and consent solicitation are extended or amended, the terms and conditions of any such extension or amendment. Holders of Existing Notes can only tender Existing Notes provided that their tender, if accepted in the exchange offer, will result in an issuance of at least $1,000 aggregate principal amount in Exchange Notes. As a consequence, holders who own only $1,000 aggregate principal amount of Existing Notes cannot tender after the Consent Payment Deadline.

The delivery of consents by a holder tendering Existing Notes pursuant to the exchange offer will constitute the consent of such holder to the proposed amendments. Holders may not tender their Existing Notes without delivering their consents pursuant to the consent solicitation and may not deliver consents without tendering their Existing Notes pursuant to the exchange offer.

Holders who desire to receive the Exchange Notes and the consent payment must validly tender their Existing Notes prior to the Consent Payment Deadline. Holders tendering their Existing Notes after the Consent Payment Deadline but prior to or on the Expiration Time will be entitled to receive only the Exchange Notes and will not be entitled to receive the consent payment.

Exchange Notes	The Exchange Notes to be offered in the exchange offer for the Existing Notes and related consent solicitation will be comprised of $250 million in aggregate principal amount of Exchange Notes, assuming holders of all outstanding Existing Notes participate in full in the exchange offer and receive the consent payment.

The consideration for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for payment pursuant to the exchange offer will be $950 aggregate principal amount of Exchange Notes, plus accrued and unpaid interest on the Existing Notes to, but excluding, the Settlement Date (as defined below).

Consent Payment	The consent payment for each $1,000 aggregate principal amount of Existing Notes with respect to which consents are validly delivered (and not validly revoked) in the consent solicitation prior to the Consent Payment Deadline will be $50 in aggregate principal amount of Exchange Notes. We do not expect to make a consent payment in cash.

Expiration Time	The exchange offer will expire at 11:59 p.m., New York City time, on November 25, 2009, unless extended or earlier terminated, which date and time, as the same may be extended, is referred to as the Expiration Time.

Consent Payment Deadline	Holders must deliver consents in the consent solicitation prior to 11:59 p.m., New York City time, on November 10, 2009, unless extended, to be entitled to a consent payment. This date and time, as extended, is referred to as the Consent Payment Deadline. Holders delivering consents after the Consent Payment Deadline will not receive a consent payment.

Settlement Date	The date on which Existing Notes are exchanged for Exchange Notes and on which the consent payment is made (referred to as the “Settlement Date”) will be the date promptly following the Expiration Time on which we accept tendered Existing Notes for exchange pursuant to the exchange offer and deliver Exchange Notes in exchange therefor, and in any event will be no later than three business days following the Expiration Time.

Non-tendered Existing Notes	Existing Notes not tendered and exchanged pursuant to the exchange offer will remain outstanding. If the requisite consents are received and the proposed amendments become effective pursuant to the supplemental indenture to the indenture governing the Existing Notes, the non-tendered Existing Notes will no longer have the benefit of most restrictive covenants and certain events of default. See “Proposed Amendments.” In addition, the aggregate principal amount of the Existing Notes outstanding may be significantly reduced by the exchange offer, which may adversely affect the market price for, and liquidity of, the non-tendered Existing Notes, if any. See “Risk Factors—Risks Relating to the Operational Restructuring and the Exchange Offer and Consent Solicitation.”

Requisite Tenders and Consents	It is a condition to the exchange offer that a majority of the total outstanding aggregate principal amount of Existing Notes participates in the consent solicitation, and holders may not participate in the consent solicitation without tendering their Existing Notes for exchange.

Consents that are validly executed (and not validly revoked) from holders owning a majority in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate most of the covenants and to modify the events of defaults. See “Proposed Amendments—Description of the Proposed Amendments—Deletion of 50% Consent Covenants and Events of Default.”

Consents that are validly executed (and not validly revoked) from holders owning at least 66 2/3% in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate the change of control offer to repurchase and limitation on asset sales covenants. See “Proposed Amendments—Description of the Proposed Amendments—Deletion of 66 2/3% Consent Covenants.”

If we receive a majority but less than 66 2/3% consent to the proposed amendments, we intend to execute the supplemental indenture to the indenture governing the Existing Notes, but only those proposed amendments requiring majority consent will be included in the supplemental indenture.

Proposed Amendments	The proposed amendments, if adopted, would modify certain provisions of the indenture governing the Existing Notes, including by eliminating most restrictive covenants and certain events of default. See “Proposed Amendments.”

Supplemental Indenture	If the requisite consents have been obtained by the Consent Payment Deadline, we intend to execute the supplemental indenture, which will amend and supplement the indenture governing the Existing Notes to give effect to the proposed amendments, on or promptly following the Consent Payment Deadline. If the requisite consents have been obtained by the Expiration Time, we intend to execute such supplemental indenture on or promptly following the Expiration Time. Such supplemental indenture will provide that the proposed amendments will not become effective until the closing of the consent solicitation pursuant to its terms and conditions. The indenture governing the Existing Notes will remain in effect, without giving effect to the proposed amendments, until the proposed amendments become effective by their terms.

General Procedures	Existing Notes may be exchanged only in integral multiples of $1,000. To be exchanged, an Existing Note must be validly tendered (and not validly withdrawn) and accepted for exchange in the exchange offer.

Withdrawal and Revocation Rights	Tenders of Existing Notes may be validly withdrawn and the concurrent consents may be validly revoked at any time prior to the Consent Payment Deadline, but not thereafter unless the exchange offer and consent solicitation are terminated or we are required by law to grant withdrawal and revocation rights. A valid withdrawal of tendered Existing Notes will constitute the concurrent valid revocation of such holder’s related consents, and a valid revocation of consents will constitute the concurrent valid withdrawal of such holder’s related tendered Existing Notes.

Conditions to the Exchange Offer and Consent Solicitation	Notwithstanding any other provision of the exchange offer and consent solicitation, our obligation to accept for tender, and exchange, validly tendered (and not validly withdrawn) Existing Notes pursuant to the exchange offer and to accept for payment, and pay for, consents validly delivered (and not validly revoked) pursuant to consent solicitation is conditioned upon receipt of requisite consents and execution of the supplemental indenture by us and the trustee giving effect to the proposed amendments, as well as the satisfaction of certain general conditions relating to us and our ability to consummate the exchange offer and consent solicitation having been satisfied, such as there not existing and continuing any order or injunction regarding the exchange offer and consent solicitation, among other things.

We reserve the right, where possible, to waive any and all conditions to the exchange offer and consent solicitation.

No Brokerage Commissions	No brokerage fees or commissions will be payable by holders to us, the information and exchange agent or the trustee. However, a beneficial owner may have to pay fees or commissions to the nominee holding its Existing Notes.

Trustee and Collateral Agent	Wilmington Trust Company.

Financial Advisor	Houlihan Lokey.

Information and Exchange Agent	Globic Advisors, Inc.

Summary of the Exchange Notes

Issuer	Century Aluminum Company, a Delaware corporation.

Securities Offered	8% Senior Secured Notes due 2014. In exchange for the Existing Notes and in payment for related consents, we may issue up to $250 million aggregate principal amount of Exchange Notes.

Interest	The Exchange Notes will bear interest at a rate of 8% per year on the aggregate principal amount from their issue date, payable in cash semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2010.

Maturity Date	May 15, 2014.

Guarantees	All of our existing and future domestic restricted subsidiaries will guarantee the Exchange Notes on a senior secured basis, except for foreign-owned parent holding companies as defined. If we do not make any payment on the Exchange Notes, the guarantors must make the payment instead.

None of our foreign subsidiaries will be required to guarantee the Exchange Notes. As a result, all creditors of the non-guarantor subsidiaries will have priority generally with respect to the assets and earnings of those subsidiaries over the claims of creditors of ours, including holders of the Exchange Notes. As of September 30, 2009, excluding guarantees of our indebtedness and intercompany debt, our non-guarantor subsidiaries had $115 million of liabilities.

Collateral	Our obligations under the Exchange Notes and the guarantors’ obligations under the guarantees will be secured by a pledge of and lien on (subject to certain exceptions):
     (i) all PP&E owned or hereafter owned by us and the guarantors;
     (ii) all equity interests in domestic subsidiaries directly owned or hereafter owned by us and the guarantors and 65% of equity interests in foreign subsidiaries directly owned by us and the guarantors;
     (iii) intercompany notes owed or hereafter owed by any non-guarantor to us or any guarantor, including an intercompany note from Century Bermuda I Ltd. (which indirectly owns Grundartangi and Helguvik) to us which had approximately $687 million outstanding as of September 30, 2009; and
     (iv) proceeds of the foregoing.

See “Description of the Exchange Notes—Security”

The liens securing the Exchange Notes will not extend to assets other than those described above, which excluded property as of

September 30, 2009 accounted for approximately 77% of the book value of our total assets.

Under certain circumstances, the indenture and the security documents governing the Exchange Notes will permit us and the guarantors to incur additional debt that also may be secured by liens on the collateral that are equal to or have priority over the liens securing the Exchange Notes. The collateral agent for the Exchange Notes will agree with the collateral agent for the other debtholders and us under such circumstances to enter into an intercreditor agreement, in a form agreed to and contained as an exhibit to the indenture, that will cause the liens securing the Exchange Notes to be contractually subordinated to the liens securing such additional debt.

Ranking	The Exchange Notes and related guarantees will rank:
•	equal in right of payment with all of our and the guarantors’ existing and future senior debt;

•	effectively senior in right of payment to any of our and the guarantors’ existing and future subordinated debt;

•	effectively senior to all unsecured debt, including any Existing Notes not tendered in the exchange offer and the 1.75% Notes, to the extent of the value of the collateral;

•	effectively junior to the obligations of our foreign subsidiaries; and

•	effectively junior to our and the guarantors’ obligations that are secured by any first priority liens, to the extent of the value of the assets securing such liens.

As of September 30, 2009, giving pro forma effect to (i) the exchange offer and consent solicitation, assuming that all of the outstanding existing notes are accepted for exchange in the exchange offer and consents relating to all of the outstanding existing notes are accepted in the consent solicitation such that $250 million aggregate principal amount of exchange notes are issued by us, and (ii) the debt-for-equity exchanges relating to the 1.75% Notes that closed or are contracted to close during the fourth quarter of 2009, we and the guarantors would have had $47 million aggregate principal amount of senior unsecured debt other than the Exchange Notes and no subordinated debt.

Optional Redemption	We may redeem any of the Exchange Notes beginning on May 15, 2011. The initial redemption price will be 104% of their aggregate principal amount, plus accrued and unpaid interest. The redemption price will decline to 102% and 100% of their aggregate principal amount, plus accrued and unpaid interest, on May 15, 2012 and May 15, 2013, respectively.

In addition, before May 15, 2011, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes with proceeds of offerings of certain of our capital stock at 108% of their aggregate principal amount, plus accrued and unpaid interest.

Change of Control Offer	Upon certain kinds of changes of control, we must make an offer to purchase the Exchange Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest.

Mandatory Offer to Repurchase Following Certain Asset Sales	If we sell certain assets and do not reinvest the net proceeds in compliance with the indenture that will govern the Exchange Notes, we must in certain circumstances offer to repurchase the Exchange Notes at 100% of their aggregate principal amount, plus accrued and unpaid interest.

Covenants	The terms of the Exchange Notes will limit our ability and the ability of our restricted subsidiaries to:
•	incur additional debt;

•	create liens;

•	pay dividends or make distributions in respect of capital stock;

•	purchase or redeem capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	issue or sell stock of certain subsidiaries;

•	enter into transactions with shareholders or affiliates; and

•	effect a consolidation or merger.

These limitations will be subject to a number of important qualifications and exceptions.

In general, the covenants in the indenture governing the Exchange Notes will be based on those contained in the indenture governing the Existing Notes, with changes deemed to be appropriate to include the following changes to the covenants in the indenture governing the Existing Notes:

Limit on Indebtedness

(1) A new permitted debt provision will be added to permit up to $125 million of debt incurred to finance expansion or improvement of the Grundartangi plant; provided that such debt is not guaranteed by us or any of the guarantors of the Exchange Notes.

(2) A new permitted debt provision will be added to permit up to $500 million of debt that (i) is unsecured and effectively subordinated to the Exchange Notes to the extent of the value of the collateral, (ii) the stated maturity of which is after the maturity of the Exchange Notes, and (iii) the cash coupon of which is no higher than the cash coupon on the Exchange Notes.

(3) A new permitted debt provision will be added for debt pursuant to the Exchange Notes and related guarantees.

Asset Sales

The disposition of interests of any Legacy Domestic Subsidiary will be permitted; provided that such disposition will be for fair market value and any cash proceeds will be applied pursuant to the asset sale covenant.

“Legacy Domestic Subsidiary” means any of our domestic restricted subsidiaries in existence on the issue date of the Exchange Notes, so long as such subsidiary does not directly or indirectly own equity interests in, and is not the obligee under debt incurred by, a foreign restricted subsidiary.

Limit on Liens

(1) The Exchange Notes will permit us to grant permitted liens, as defined; in addition, the Exchange Notes will permit us to grant liens on assets that do not secure the Exchange Notes, provided that the Exchange Notes are equally and ratably secured with liens on such assets.

(2) Permitted liens securing obligations under or with respect to credit agreement debt will include, in addition to liens on current assets as currently permitted, liens on the collateral securing the Exchange Notes on a pari passu basis with the Exchange Notes.

(3) The existing $150 million general lien basket will be retained and may continue to be used to secure any permitted debt with pari passu or priority liens on the collateral securing the Exchange Notes.

(4) The liens securing the Exchange Notes will be permitted liens.

Limit on Restricted Payments

Investments using proceeds from permitted unsecured debt issuances (described above) in unrestricted subsidiaries, including Helguvik, and joint ventures will be permitted.

The list of covenants to be contained in the indenture governing the Exchange Notes is only a summary. See “Description of the Exchange Notes.”

Events of Default	In general, the events of default in the indenture governing the Exchange Notes will be based on those contained in the indenture governing our Existing Notes, with changes deemed to be appropriate to include the following changes to the events of default in the indenture governing the Existing Notes:

(1) The event of default relating to our and our restricted subsidiaries’ bankruptcy or insolvency will exclude bankruptcies and insolvencies relating to Legacy Domestic Subsidiaries.

(2) The event of default relating to judgment events of default will exclude judgments against us or our restricted subsidiaries with respect to claims, actions or judgments arising out of or relating to Legacy Domestic Subsidiaries, including without limitation claims, actions or judgments arising out of or relating to the employment of current or former employees of one or more Legacy Domestic Subsidiaries. The list of events of default to be contained in the indenture governing the Exchange Notes is only a summary. See “Description of the Exchange Notes.”

Risk Factors	An exchange of Existing Notes for Exchange Notes involves risk. Holders of Existing Notes should carefully consider the information set forth under “Risk Factors.”

Summary Consolidated Financial Data
     The following table sets forth summary consolidated financial data as of and for the fiscal years ended December 31, 2008, 2007 and 2006 and has been derived without adjustment from our audited consolidated financial statements for such years. The financial data for the nine months ended September 30, 2009 and 2008 are derived from our unaudited consolidated financial statements. The unaudited financial statements include all adjustments, which are of a normal and recurring nature, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2009.

	Nine Months Ended		Year Ended
	September 30,		December 31,
	(In thousands, except per share and per pound data)
	2009(1)	2008(2)	2008(3)	2007(4)	2006(5)
	(Unaudited)
Net sales	$642,439	$1,568,578	$1,970,776	$1,798,163	$1,558,566
Gross profit	(79,940)	374,202	311,624	363,463	348,522
Operating income	(90,625)	330,232	168,557	303,543	309,159
Net income (loss)	(181,628)	(201,641)	(895,187)	(105,586)	(44,976)
Earnings (loss) per share:
Basic	$(2.56)	$(4.66)	$(20.00)	$(2.84)	$(1.39)
Diluted	$(2.56)	$(4.66)	$(20.00)	$(2.84)	$(1.39)
Total assets	$1,878,670	$2,785,526	$2,035,358	$2,566,809	$2,171,038
Total debt (6)	403,107	408,572	435,515	402,923	735,288
Long-term debt(7)	250,000	250,000	275,000	250,000	559,331
Earnings (loss) before income taxes and equity in earnings of joint ventures	(120,665)	(421,056)	(603,245)	(237,555)	(115,405)
EBITDA (8)	(41,294)	391,547	345,491	378,301	385,277
Cash paid to settle current portion of terminated financial sales contracts liability	—	(115,019)	(115,019)	(98,259)	(54,236)
Adjusted EBITDA (9)	(41,294)	276,528	230,472	280,042	331,041
Other information:
Shipments — Primary aluminum:
Direct shipment pounds (000)	553,872	881,502	1,173,563	1,171,889	1,152,617
Toll shipment pounds (000)	454,581	444,602	598,446	518,945	346,390
Average LME price per pound	$0.70	$1.28	$1.17	$1.20	$1.17
Average Midwest premium per pound	$0.05	$0.04	$0.04	$0.03	$0.05
Average realized price per pound:
Direct shipments	$0.74	$1.30	$1.23	$1.13	$1.09
Toll shipments	$0.51	$0.95	$0.89	$0.91	$0.88

(1)	Net income (loss) includes a charge of $35.3 million ($0.47 per basic and diluted share) related to employee separation expenses, supplier payments and other costs resulting from production curtailments at the Ravenswood, WV and Hawesville, KY primary aluminum smelters and a benefit of $57.4 million ($0.77 per basic and diluted share) primarily from realized and unrealized gains related to the new power contract at the Hawesville, KY smelter.

(2)	Net income (loss) includes an after-tax charge of $466.2 million for loss on forward contracts, or $10.76 per basic share for mark-to-market losses on forward contracts that do not qualify for cash flow hedge accounting.

(3)	Net income (loss) includes an after-tax charge of $742.1 million (net of gain on settlement), or $16.58 per basic share for mark-to-market losses on forward contracts that do not qualify for cash flow hedge accounting, a $515.1 million tax adjustment to establish reserves on deferred tax assets, or $11.51 per basic share, a $94.9 million charge, or $2.12 per basic share for goodwill impairment and an inventory write down to market value of $55.9 million ($1.14 per basic share).

(4)	Net income (loss) includes an after-tax charge of $328.3 million, or $8.83 per basic share for mark-to-market losses on forward contracts that do not qualify for cash flow hedge accounting.

(5)	Net income (loss) includes an after-tax charge of $241.7 million, or $7.46 per basic share for mark-to-market losses on forward contracts that do not qualify for cash flow hedge accounting and by a gain on the sale of surplus land.

(6)	Total debt includes the book value of all long-term debt obligations and any debt classified as short-term obligations, including, current portion of long-term debt, the IRBs and the carrying amount of the 1.75% Notes.

(7)	Long-term debt obligations are all payment obligations under long-term borrowing arrangements, excluding the current portion of long-term debt.

(8)	We define EBITDA as income (loss) before income taxes and equity in earnings of joint ventures adjusted to exclude: (i) interest expense, net; (ii) depreciation and amortization; (iii) other operating gains (losses), (iv) net loss on forward contracts and (v) other items we believe to be significant and primarily non-cash. Our calculations of EBITDA may not be comparable to similarly titled measures reported by other companies due to differences in the components used in their calculations. We believe the presentation of EBITDA is a useful measure that helps investors evaluate our capacity to fund ongoing cash operating requirements, including capital expenditures and debt service obligations, and to make acquisitions or other investments. EBITDA should not be considered a substitute for income (loss) before taxes as determined in accordance with GAAP.

(9)	Adjusted EBITDA is defined as EBITDA less cash paid to settle the current portion of the terminated financial sales contracts liability. Our calculations of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies due to differences in the components used in their calculations. We believe the presentation of Adjusted EBITDA is a useful measure that helps investors evaluate our capacity to fund ongoing cash operating requirements, including capital expenditures and debt service obligations, and to make acquisitions or other investments. Adjusted EBITDA should not be considered a substitute for income (loss) before taxes as determined in accordance with GAAP. A reconciliation of Adjusted EBITDA to its most comparable GAAP financial measure is provided below.

	Nine Months Ended		Year Ended
	September 30,		December 31,
	(In thousands, except per share and per pound data)
	2009	2008	2008	2007	2006
	(Unaudited)
Loss before income taxes and equity in earnings of joint ventures	(120,665)	(421,056)	(603,245)	(237,555)	(115,405)
Adjustments:
Net loss on forward contracts	7,784	731,195	744,448	508,875	389,839
Depreciation and amortization	56,886	62,912	84,268	78,060	69,220
Interest expense — net	22,357	18,496	25,176	28,921	41,623
Other operating gain	(22,101)	—	—	—	—
Non-cash power charges	14,445	—	—	—	—
Goodwill impairment	—	—	94,844	—	—

EBITDA	(41,294)	391,547	345,491	378,301	385,277
Less: Cash settlement payments for terminated financial sales contracts liability	—	(115,019)	(115,019)	(98,259)	(54,236)

Adjusted EBITDA	(41,294)	276,528	230,472	280,042	331,041

RISK FACTORS
     The following describes certain of the risks and uncertainties that we face. These risk factors should be considered together with the other risks and uncertainties described elsewhere herein and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, as well as future filings we make with the SEC prior to the consummation of the exchange offer and consent solicitation. The Exchange Notes involve substantial risks, including risks similar to those associated with the Existing Notes. To understand these risks you should carefully consider the risk factors set forth below. This list of significant risk factors is not all-inclusive or necessarily in order of importance.
Risks Relating to the Operational Restructuring and the Exchange Offer and Consent Solicitation
We face substantial risks relating to the Operational Restructuring.
     Our Operational Restructuring plan entails previous and possible additional capacity curtailment at our facilities, the renegotiation of long-term commercial contracts, the reduction of other operating costs, the reduction of capital expenditures at, and the possible financing of, our Helguvik facility and potential asset sales, among other things. We face several risks related to the implementation of the Operational Restructuring, including that we may not be able to successfully complete these actions as planned, reduce our cost structure and generate proceeds from any asset sales. In addition, we may be exposed to lawsuits as a result of our Operational Restructuring. For additional risks relating to the Operational Restructuring, see “—Construction at our Helguvik smelter site is under review. Substantial delay in the completion of this project may increase its cost and impose other risks to completion that are not foreseeable today,” “—A majority of our aluminum sales at Hawesville are subject to contracts which limit our ability to curtail capacity and create dependence on a major customer,” “—We would be required to incur substantial costs in order to curtail unprofitable aluminum production,” “—Changes or disruptions to our current alumina and other raw material supply arrangements could increase our raw material costs,” “—Certain of our contracts for raw materials, including certain contracts for alumina and electricity, require us to take-or-pay for fixed quantities of such materials, even if we curtail unprofitable production capacity” and “—Union disputes could raise our production costs or impair our production operations.” As a result of the above, we cannot assure you that we will be successful in implementing the Operational Restructuring as planned or receiving the benefits we are seeking to receive from its implementation.
     In connection with the Operational Restructuring, whether as a consequence of its actual implementation or the difficulty in realizing the intended benefits of the Operational Restructuring, we may have to seek bankruptcy protection for some or all of our U.S. subsidiaries and/or may be forced to sell some or all of our U.S. subsidiaries. If we were to seek bankruptcy protection for these subsidiaries, we would face additional risks, including that the filing for bankruptcy of one or more of these subsidiaries may constitute an event of default under the revolving credit facility if we do not receive the waivers, consents and/or amendments from the lenders under our existing loan and security agreement that we intend to seek if we pursue such bankruptcy protection. This could cause concern among our customers and suppliers generally, distract our management and our other employees and subject us to increased risks of lawsuits. Other negative consequences could include negative publicity, which could have a material negative impact on the trading price of our securities and negatively affect our ability to raise capital in the future. If there were to be a default under the revolving credit facility, such an event could give rise to a cross-default under the indentures governing the 1.75% Notes and the Exchange Notes, the revolving credit facility and any other agreement governing debt we may incur in the future. Such a default could, among other things, allow the holders of the debt or the lenders, as the case may be, to accelerate their debt and to seek to foreclose on any collateral that has been granted to secure their debt. If we were to sell some or all of our U.S. subsidiaries, we may be forced to sell them for substantially less than their full value.
     The failure to successfully implement the Operational Restructuring or to achieve its intended benefits could have a material adverse effect on our business, financial condition, results of operations and liquidity, including by causing us to use cash faster than currently anticipated. Even if we successfully complete the Operational Restructuring, factors beyond our control, such as LME prices, global supply and demand for aluminum and our competitive position, among others, could have a material adverse effect on our business, financial condition, results of operations and liquidity, including by causing us to use cash faster than currently anticipated.

We have not obtained or requested a fairness opinion with respect to the exchange consideration, and our board of directors will not opine on the adequacy of the exchange consideration.
     We have not obtained or requested, and do not intend to obtain or request, a fairness opinion from any banking or other firm as to the fairness of the exchange consideration or of the relative value of the Existing Notes to the exchange consideration. In addition, our board of directors will not opine on the adequacy of the exchange consideration. If you tender your Existing Notes, there is no assurance that the value of the exchange consideration you receive will be equal to or greater than the value of your Existing Notes.
We may purchase, exchange or redeem any Existing Notes not tendered in the exchange offer on terms that could be more favorable to holders of such Existing Notes than the terms of the exchange offer.
     Subject to applicable law, before or after the Expiration Time, we may purchase Existing Notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. Any other purchases may be made on the same terms or on terms which are more or less favorable to holders of such Existing Notes than the terms of the exchange offer. We also may redeem any Existing Notes in accordance with their terms. If we decide to purchase, exchange or redeem Existing Notes that are not tendered in the exchange offer, those holders who decided not to participate in the exchange offer could be better off than those who participate in the exchange offer. We may also repay the Existing Notes on the maturity date at the par amount. We cannot assure you that we will have the financial resources required to purchase, exchange or redeem any Existing Notes.
If the consent solicitation is consummated, proposed amendments to the indenture governing the Existing Notes would reduce the protections afforded to non-tendering holders of Existing Notes.
     If the consent solicitation is consummated, the indenture governing non-tendered Existing Notes would be amended and holders of Existing Notes will be bound by the terms of these debt instruments even if they did not consent to the proposed amendments. The proposed amendments would eliminate most restrictive covenants and certain events of default in the indenture governing the Existing Notes. See “Proposed Amendments.”
If the exchange offer is consummated, non-tendered Existing Notes will be unsecured and effectively subordinated to the Exchange Notes in addition to our existing and future secured debt, including borrowings under our revolving credit facility.
     The Existing Notes are general unsecured senior obligations ranking effectively junior in right of payment to all of our existing and future secured debt, including borrowings under our revolving credit facility and the Exchange Notes, to the extent of the value of the collateral securing such debt. As of September 30, 2009, giving pro forma effect to the issuance of the Exchange Notes as if holders of all Existing Notes had validly tendered and not withdrawn their notes in the exchange offer and validly delivered (and not validly revoked) consents in the consent solicitation prior to the Consent Payment Deadline and 1.75% Notes for equity exchanges that have closed or are contracted to close in the fourth quarter of 2009, we would have had approximately $258 million of secured debt including the Exchange Notes and approximately $44 million of net availability under our revolving credit facility.
     Our obligations under the Exchange Notes and the guarantors’ obligations under the guarantees will be secured by a pledge of and lien on (subject to certain exceptions) (i) all PP&E owned or hereafter owned by us and the guarantors; (ii) all equity interests in domestic subsidiaries directly owned or hereafter owned by us and the guarantors and 65% of equity interests in foreign subsidiaries directly owned by us and the guarantors; (iii) intercompany notes owed or hereafter owed by any non-guarantor to us or any guarantor, including an intercompany note from Century Bermuda I Ltd. (which indirectly owns Grundartangi and Helguvik) to us which had approximately $687 million outstanding as of September 30, 2009; and (iv) proceeds of the foregoing.
     If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any of our or our subsidiary guarantors’ secured debt will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the Existing Notes. Non-tendering holders of the Existing Notes will participate ratably with all holders of our unsecured debt that does not rank junior to the Existing Notes, including all of our other general creditors and the holders of our secured debt to the extent such debt is not satisfied with the proceeds of the collateral therefor, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We cannot assure you that there will be sufficient assets to pay amounts due on the Existing Notes if any of the foregoing events occurs. As a result, non-tendering holders of the Existing Notes would likely receive less, ratably, than holders of secured debt, including holders of the Exchange Notes.
If the exchange offer is consummated, there may be substantially less liquidity in the market for non-tendered Existing Notes, and the market prices for non-tendered Existing Notes may therefore decline and the volatility of such prices may increase.
     If the exchange offer for the Existing Notes is consummated, the aggregate principal amount of outstanding Existing Notes may be substantially reduced. Therefore, the liquidity and market price for Existing Notes that are not validly tendered in the exchange offer may be adversely affected. The reduced float also may make the trading prices of Existing Notes that are not exchanged more volatile.
An active trading market may not develop for the Exchange Notes, and if any Exchange Notes are traded after they are initially issued, they may trade at a discount from their initial issue price.
     The Exchange Notes will be a new issue of securities for which there is currently no active trading market, and we can make no assurance as to the liquidity of any market that may develop for the Exchange Notes, the ability of the holders to sell their Exchange Notes or the price at which holders of the Exchange Notes may be able to sell their Exchange Notes. If any of the Exchange Notes are traded after they are initially issued, they may trade at a discount from their initial issue price. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, economic conditions, the price of our common stock and our financial condition, performance and prospects.
The Exchange Notes may be issued with original issue discount for U.S. federal income tax purposes.
     The Exchange Notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. Thus, in addition to the stated interest on the Exchange Notes, U.S. Holders (as defined in “Material United States Federal Income Tax Considerations”) may be required to include amounts representing OID in gross income on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. For more information, see “Material United States Federal Income Tax Considerations.” As discussed in “Material United States Federal Income Tax Considerations,” holders cannot use the discussions of federal tax issues herein for the purposes of avoiding penalties that may be imposed on them under the Internal Revenue Code.
We may be unable to finance the repurchase of the Exchange Notes even if required by the holders pursuant to the indenture.
     Upon a “change of control,” we would be required to repurchase all of the outstanding Exchange Notes. In some circumstances, a change of control could result from events beyond our control. We cannot assure you that we will have the financial resources to repurchase your Exchange Notes, particularly if that change of control triggers a similar repurchase requirement for, or results in the acceleration of, other debt. Our revolving credit facility has change of control provisions that would require us to repay any debt outstanding under such facility upon a change of control, the indenture governing our 1.75% Notes has a change of control provision triggering a put right on the part of the holders of such debt and the indenture governing the Existing Notes will continue to have a change of control provision triggering a put right on the part of the holders of such debt if we do not receive consents that are validly executed (and not validly revoked) from holders owning 66 2/3% or greater in aggregate principal amount outstanding of the Existing Notes, all of which could adversely affect our financial ability to repurchase Exchange Notes upon a change of control. Any other credit agreement or other agreement relating to our debt that we may enter into may prevent us from repurchasing the Exchange Notes or contain provisions that expressly prohibit the repurchase of the Exchange Notes upon a change of control or may provide that a change of control constitutes an event of default under that agreement. If a change of control occurs at a time when we are prohibited from repurchasing Exchange Notes, we could seek the consent of the holders of the debt containing such provisions to repurchase the Exchange Notes or we could attempt to refinance the debt containing such prohibitions. Under these circumstances, if we do not obtain consent to such a repurchase, we would be unable to repurchase the Exchange Notes. Our failure to repurchase tendered Exchange Notes could constitute an event of default under the indenture governing the Exchange Notes, which would constitute a default under the terms of our other debt. See “Description of the Exchange Notes.”
Subsidiary guarantees could be deemed to be fraudulent conveyances.
     All of our domestic restricted subsidiaries will guarantee the Exchange Notes. The issuance of these guarantees could be subject to review under applicable fraudulent transfer or conveyance laws in a bankruptcy or other similar proceeding. Under these laws, the issuance of a guarantee will generally be a fraudulent conveyance if either (1) the guarantor issued the guarantee with the intent of hindering, delaying or defrauding its creditors, or (2) the guarantor received less than reasonably equivalent value or fair consideration in return for the guarantee, and, in the case of (2) only, any of the following is also true:
•	the guarantor was insolvent or became insolvent when it issued the guarantee;

•	the guarantor was left with an unreasonably small amount of capital after issuing the guarantee; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.
     Since our subsidiary guarantors will issue the guarantees for the benefit of Century Aluminum Company, and only indirectly for their own benefit, the guarantees could be subject to a claim that they were given for less than reasonably equivalent value or fair consideration.
     Although the definition of “insolvency” differs among jurisdictions, in general the guarantor would be considered insolvent when it issued the guarantee if:
•	its liabilities exceeded the fair value of its assets;

•	the present market value of its assets is less than the amount it would need to pay its total existing debts and liabilities as they mature (including those contingent liabilities which are likely to become certain); or

•	it could not pay its debts as they become due.
     We cannot assure you which standard a court would apply when determining whether a guarantor was insolvent when its guarantee was issued or how the court would decide regardless of the standard. Even if a court determined that the guarantor was not insolvent when its guarantee was issued, you should be aware that payments under the guarantees may constitute fraudulent transfers on other grounds.
     In addition, the liability of each guarantor under its guarantee is limited to the amount that will not constitute a fraudulent conveyance or improper corporate distribution under applicable laws. We cannot assure you which standard a court will apply when determining the maximum liability of each guarantor.
     To the extent that the note guarantee of any guarantor is voided as a fraudulent conveyance or otherwise held to be unenforceable or enforceable only to a limited extent, your claim against that guarantor could be lost or limited.
We may incur secured debt that will be effectively senior to the Exchange Notes, to the extent of the value of the collateral securing such debt on a first priority basis, and we may grant pari passu liens on the assets securing the Exchange Notes to secure permitted credit facility debt.
     The Exchange Notes will be secured by a pledge of and lien on (subject to certain exceptions) (i) all PP&E owned or hereafter owned by us and the guarantors; (ii) all equity interests in domestic subsidiaries directly owned or hereafter owned by us and the guarantors and 65% of equity interests in foreign subsidiaries directly owned by us and the guarantors; (iii) intercompany notes owed or hereafter owed by any non-guarantor to us or any guarantor, including an intercompany note from Century Bermuda I Ltd. (which indirectly owns Grundartangi and Helguvik) to us which had approximately $687 million outstanding as of September 30, 2009; and (iv) proceeds of the foregoing. See “Description of the Exchange Notes—Security” for a description of the applicable collateral. The indenture governing the Exchange Notes will permit debt of foreign restricted subsidiaries permitted to be incurred under the indenture to be secured with first-priority liens on the assets of foreign restricted subsidiaries, including liens on the equity interests of such foreign subsidiaries owned by us or our restricted subsidiaries. The indenture governing the Exchange Notes will also permit us to secure up to $150 million of debt with first-priority liens on the collateral that secures the Exchange Notes, in which case the Exchange Notes will have a second-priority lien on the collateral. Holders of such debt secured by higher priority liens will be entitled to receive proceeds from the realization of value of such collateral to repay such debt in full before the holders of the Exchange Notes will be entitled to any recovery from such collateral. Accordingly, the Exchange Notes would be effectively junior in right of payment to such debt that is secured by higher priority liens on such collateral to the extent of the realizable value of such collateral. In addition, the indenture governing the Exchange Notes will permit us to secure other permitted debt with pari passu liens on the assets securing the Exchange Notes. Holders of such other debt and the Exchange Notes will be required to share proceeds from the realization of any such collateral to repay such debt and the Exchange Notes. As a result, the amount of collateral securing the Exchange Notes would then be effectively reduced. We cannot assure you that, in the event of a foreclosure on such collateral, there will be enough collateral to repay the Exchange Notes in general or even after sharing such collateral with such pari passu lien holders.
     The holders of certain existing and future indebtedness secured by inventory will require certain customary rights with respect to the collateral securing the Exchange Notes, such as rights of inspection by holders of liens on assets that are located at the real property that will secure the Exchange Notes and the right to access such real property in order to exercise rights and remedies with respect to such secured indebtedness.
By exchanging Existing Notes for Exchange Notes, holders will be authorizing the collateral agent for the Exchange Notes to enter into an agreement relating to the collateral securing the Exchange Notes that will limit the rights of holders of the Exchange Notes with respect to the collateral that may secure secured debt we may incur in the future, even during an event of default.
     The rights of the holders of the Exchange Notes with respect to the collateral that will secure the Exchange Notes will be substantially limited, even during an event of default, by the terms of the lien ranking agreements set forth in a form of an intercreditor agreement. Under the intercreditor agreement, at any time that obligations that have the benefit of the higher priority liens are outstanding, any actions that may be taken with respect to enforcement proceedings against such collateral and to control the conduct of such proceedings will be at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the Exchange Notes secured by lower-priority liens may be adversely affected. In addition, the form of intercreditor agreement will contain certain provisions benefiting such future secured debt, including provisions requiring the trustee and collateral agent not to object in any bankruptcy proceeding of ours or the guarantors to certain important matters regarding such collateral, including permitting such collateral to secure debtor-in-possession financing or the use of cash collateral, subject to certain limitations. See “Description of the Exchange Notes—Security—Intercreditor Agreement.”
The collateral is subject to casualty risks.
     We may insure certain collateral against loss or damage by fire or other hazards. However, we may not maintain or continue such insurance, and there are some losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure holders of Exchange Notes that any insurance proceeds received in connection with the loss or damage of any collateral will compensate them fully for their losses. If there is a total or partial loss of any of the pledged assets, we cannot assure holders of the Exchange Notes that the proceeds received by them in respect thereof will be sufficient to satisfy all of our secured obligations, including the Exchange Notes. In the event of a total or partial loss to any of the pledged assets, certain items of equipment and inventory may not be easily replaced. Accordingly, even if there is insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays, which could have a material adverse effect on our business, financial condition and results of operations.

There may not be sufficient collateral to pay all or any portion of the Exchange Notes.
     We cannot assure you that the fair market value of the collateral as of the date of this offering circular and consent solicitation statement equals or exceeds the aggregate principal amount of the debt secured thereby. No appraisals of any collateral have been prepared in connection with this offering circular and consent solicitation statement. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The collateral that will secure the Exchange Notes and guarantees will also be subject to exceptions, defects, encumbrances, liens and other imperfections, whether on or after the date the Exchange Notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the Exchange Notes, as well as the ability of the collateral trustee to realize or foreclose on such collateral. The value of the assets pledged as collateral for the Exchange Notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. If a foreclosure, liquidation, bankruptcy or similar proceeding occurs, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the Exchange Notes, in full or at all, after first satisfying our obligations in full under effectively senior claims. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Exchange Notes. Any claim for the difference between the amount, if any, realized by holders of the Exchange Notes from the sale of the collateral securing the Exchange Notes and the obligations under the Exchange Notes would rank equally in right of payment with all of our unsecured senior debt. In addition, we can make no assurance relating the state of the collateral with respect to environmental and other regulatory compliance; as a result, if the liens on the collateral securing the Exchange Notes are foreclosed upon such that the trustee, as collateral agent for holders of the Exchange Notes, becomes owner of such collateral, we can make no assurance that you will not be subject to actual or contingent liabilities in connection with such ownership.
     Additionally, the terms of the indenture will allow us to issue additional debt secured by pari passu or senior liens on the collateral securing the Exchange Notes in certain circumstances. The indenture will not require that we maintain the current level of collateral or maintain a specific ratio of debt to asset values. The issuance of additional debt secured by the collateral securing the Exchange Notes, may have the effect of significantly diluting your ability to recover payment in full from the then existing pool of collateral. In addition, releases of collateral from the liens securing the Exchange Notes are permitted under some circumstances. See “Description of the Exchange Notes—Collateral.”
     Pursuant to the terms of the indenture governing the Exchange Notes, the trustee and collateral agent will be authorized to enter into an intercreditor agreement in the form attached to the indenture that will contractually subordinate the lien securing the Exchange Notes and guarantees if we incur additional debt in the future that is secured by a first priority lien. Consequently, the Exchange Notes and the guarantees will be effectively subordinated to such secured debt to the extent of the value of such assets. Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, or an acceleration of our debt, the assets that secure these contractually senior claims on a first priority basis must be used first to pay these contractually senior claims in full before any payments are made therewith on the Exchange Notes. In addition, the liens securing the Exchange Notes will not extend to assets other than those described above, which excluded property as of September 30, 2009 accounted for approximately 77% of the book value of our total assets. Depending upon market and economic conditions and the availability of buyers, the sale value of the collateral may be substantially different from its book value. As a result, the amount of collateral securing the Exchange Notes would then be effectively reduced. We cannot assure you that, in the event of a foreclosure on such collateral, there will be enough collateral to repay the Exchange Notes in general or even after sharing such collateral with such pari passu lien holders.
Rights of holders of Exchange Notes in the collateral may be adversely affected by bankruptcy proceedings.
     The right of the collateral agent for the Exchange Notes to repossess and dispose of the collateral securing the Exchange Notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us or the guarantors prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the Exchange Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, if the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.
     Under the intercreditor agreement, if there is debt secured by a first lien on the same assets that secure the exchange notes, then holders of the exchange notes will waive certain rights to adequate protection.
Risks Relating to Our Business
Declines in aluminum prices have adversely affected our financial position and results of operations, and further declines or an increase in our operating costs could result in further curtailment of operations at one or more of our facilities if alternate sources of liquidity are not available.
     The price of primary aluminum is frequently volatile and fluctuates in response to general economic conditions, expectations for supply and demand growth or contraction and the level of global inventories. The crisis in financial and credit markets has led to a pronounced downturn in global economic activity, which is expected to be long in duration. The global market for commodities has deteriorated in line with the decline in the global economy. Declining demand for aluminum products in developed and developing nations, increasing stocks on the LME and a general lack of confidence in future economic conditions have combined to produce an unprecedented decline in the LME price for aluminum. The average LME price for primary aluminum fell 62% from its high on July 11, 2008 ($3,292 per metric ton), to a low of $1,254 per metric ton on February 24, 2009, before rising to $1,949 per metric ton on October 24, 2009. This represents one of the most substantial and rapid declines in the history of recorded LME prices. While this environment has led to significant production curtailments, industry experts believe supply still outweighs weakened demand. The decline in aluminum prices has adversely impacted our operations, particularly in our U.S. facilities, since our operating costs have not fallen to the degree that aluminum prices have dropped. Our U.S. smelting capacity is roughly break even on a cash basis at recent primary aluminum prices of approximately $1,800 per metric ton.
     Any decline in aluminum prices adversely affects our business, financial position, results of operations and cash flows. Sustained depressed prices for aluminum would have a material adverse impact on our business, financial position, results of operations and cash flows. If the price we realize for our products falls below our cost of production, we will have to rely on other sources of liquidity to fund our operations. Potential other sources of liquidity could include additional issuances of equity, equity-linked securities, debt issuances, prepaid aluminum sales, asset sales and sales of minority interests in our operations. We cannot assure you that any of these financing alternatives will be available or, if available, that they will be successfully completed. In addition, any future equity or equity-linked security issuance may be dilutive to our existing stockholders, and any future debt incurrence would increase our leverage and interest expense and would likely contain restrictive covenants. We may also curtail additional operations at one or more of our facilities. Such curtailments require cash expenditures which we might not be able to fund. There can be no assurances that we will be able to secure the required alternative sources of liquidity to fund our operations or to take actions necessary to curtail additional operations, if these steps are required.

A continuation or worsening of global financial and economic conditions could adversely impact our financial position and results of operations.
     The global financial and credit market disruptions have reduced the availability of liquidity and credit generally. The shortage of liquidity and credit, combined with substantial reductions in asset values, is likely extending and worsening the worldwide economic recession. The general slowdown in economic activity caused by the domestic recession and difficult international financial and economic conditions will adversely affect our business, financial condition, results of operations and cash flows as the demand for primary aluminum has been reduced and the price of our products has fallen. A continuation or worsening of the current difficult financial and economic conditions could adversely affect our customers’ ability to meet the terms of sale and could have a material adverse impact on our business, financial condition, results of operations and cash flows.
Our ability to access the credit and capital markets on acceptable terms to obtain funding for our operations and capital projects may be limited due to our credit ratings, our financial condition or the deterioration of these markets.
     Our consolidated cash balance at September 30, 2009 was approximately $196 million compared to $143 million at December 31, 2008. The balance at September 30, 2009 included approximately $90 million in tax refunds and $104 million in net proceeds from the sale of our common stock received during the first quarter of 2009. As of September 30, 2009, we had approximately $44 million of net availability under our revolving credit facility. This availability has been negatively impacted by lower-of-cost-or-market adjustments that reduced inventory values, the curtailment of production capacity at Ravenswood and the partial curtailment of production capacity at Hawesville, which have reduced the amount of our domestic accounts receivable and inventory. Further curtailments of production capacity would incrementally reduce domestic accounts receivable and inventory, further reducing availability under our revolving credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, as well as future filings we make with the SEC prior to the consummation of the exchange offer and consent solicitation, and “Summary—Financial Position and Liquidity.” Due to the downturn in the financial markets, including the issues surrounding the solvency of many institutional lenders and the failure of banks, we may be unable to utilize the full borrowing capacity under our credit facility if any of the committed lenders is unable or unwilling to fund its respective portion of any funding request we make under our credit facility. In addition, the lenders under our revolving credit facility have the ability to modify the reserve criteria in the facility, which could further reduce our borrowing base. As a result, liquidity available to us under the revolving credit facility could be reduced. Finally, our revolving credit facility will mature in September 2010, and the holders of the approximate $47 million aggregate principal amount of 1.75% Notes we expect to remain outstanding have an option to require us to repurchase all or any portion of these securities at par in August 2011 and to require us to settle in cash at market prices up to the aggregate principal amount of the 1.75% Notes upon conversion, which may occur at any time. Each of these events will increase our liquidity needs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, as well as future filings we make with the SEC prior to the consummation of the exchange offer and consent solicitation, and “Summary—Financial Position and Liquidity.”
     Although in the past we have generally been able to generate funds from our operations to pay our operating expenses and fund our capital expenditures and other obligations, our ability to continue to meet these cash requirements in the future could, depending upon the future price of aluminum (over which we have no control) and our future capital programs, require substantial liquidity and access to sources of funds, including from capital and credit markets. Changes in global economic conditions, including material cost increases and decreases in economic activity, and the success of plans to manage costs, inventory and other important elements of our business, may significantly impact our ability to generate funds from operations. If, among other factors, (1) primary aluminum prices were to decline further, (2) our costs are higher than contemplated, (3) we suffer unexpected production outages, or (4) Icelandic laws change and either increase our tax obligations or limit our access to cash flow from our Icelandic operations, our expectations of our liquidity would change and we would need to identify additional sources of liquidity sooner and the period of time for which we would expect our liquidity to be sufficient to fund our operations would be shorter. Current conditions have made, and will likely continue to make, it difficult to obtain new funding for our operating and capital needs, if required, from the credit and capital markets. In particular, the cost of raising money in the debt and equity capital markets has increased, while the availability of funds from those markets has diminished, and we have limited available committed financing. Also, as a result of concern about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining funding from the credit markets has increased as many lenders and institutional investors have increased interest rates, enacted tighter lending standards and reduced and, in some cases, ceased to provide funding to borrowers. An inability to access capital and credit markets could be expected to have an adverse effect on our business, financial condition, results of operations and cash flows.
     Due to these factors, we cannot be certain that funding for our operating or capital needs will be available from the credit and capital markets if needed and to the extent required, or on acceptable terms. If funding is not available when needed, or is available only on unacceptable terms, we may be unable to respond to competitive pressures or fund operations, any of which could have a material adverse effect on our business, financial condition and results of operations.
The turmoil in the financial markets and/or our curtailment actions could have significant and adverse effects on our pension funding obligations.
     We maintain two qualified defined benefit plans, and contribute to a third, on behalf of our employees. As a result of poor investment returns due to the global financial crisis, the benefit plans we maintain were underfunded as of September 30, 2009, and could require significant cash contributions in 2010, further stressing our liquidity position. If capital markets remain depressed, pension fund balances would remain reduced and additional cash contributions to the pension funds could be required. Additionally, as a result of our curtailment actions, we may be required to make additional significant contributions to the pension funds earlier than anticipated.
If economic and political conditions in Iceland deteriorate, our financial position and results of operations could be adversely impacted.
     Iceland is important to our business. Approximately one-third of our existing primary aluminum production capacity is located in Iceland. Our production assets in Iceland have recently had a lower cost of production and produced more favorable financial results than our production assets in the U.S. In addition, our most significant new growth prospects are in Iceland. To operate our business and pursue our growth activities, we maintain operating cash management accounts in Iceland with Icelandic banks. The three major Icelandic banks were taken into government administration during the fourth quarter of 2008, and, on January 26, 2009, Iceland’s Prime Minister and his cabinet resigned, requiring an interim government to be formed. General elections were held in April 2009 and a formal government was established in May 2009 resulting in a new coalition led by the Social Democratic Alliance and the Left Green Movement parties. The Left Green Party has generally been less supportive of aluminum projects than the parties leading the prior government. As a result of concern about the stability of the Icelandic financial markets, cash management activities in Iceland became more challenging. For example, the Icelandic government and the Central Bank of Iceland are restricting the free transfer of funds outside of Iceland. In furtherance of this objective, on November 28, 2008, the Central Bank of Iceland adopted rules regarding the movement of foreign currency within and outside of Iceland. The rules are broad and impose many restrictions on the movement of foreign currencies outside of Iceland. By letter dated January 23, 2009, we were notified that our Icelandic operations are exempt from these foreign currency rules. However, we cannot control further actions by the Central Bank of Iceland, which might restrict our ability to transfer funds through the Icelandic banking system and outside of Iceland. While we currently maintain essentially all of our Icelandic operating funds in accounts outside of Iceland, and are receiving substantially all of our customer payments in such accounts, a portion of our funds remain in the Icelandic banks to meet local working capital requirements. In addition, as payables become due in Iceland, we must transfer funds through the Icelandic banking system. If economic and financial conditions in Iceland deteriorate, or if counterparties and lenders become unwilling to engage in normal banking relations with and within Iceland, our ability to pay vendors, process payroll and receive payments could be adversely impacted. In addition, the collapse of the Icelandic banking system, combined with other factors, has resulted in a significant deterioration in the general economic conditions in the country. While our business in Iceland is currently operating without significant difficulties, further impacts, if any, of these developments are uncertain and cannot be estimated at this time.

A significant amount of our operations are located in Iceland and subject to Icelandic laws, including Icelandic tax and environmental laws.
     On October 1, 2009, the Icelandic Minister of Finance proposed substantial new taxes on power intensive industry companies, which consume a significant portion of the total consumption of electricity in Iceland. The proposal relates to taxation of the consumption of electricity and carbons. Although the precise terms of the proposals are not finalized, and neither the Icelandic parliament nor the ministers of the government have acted on the proposals, it is estimated that, if adopted, the proposals could significantly increase Grundartangi’s tax liabilities. If this were to occur, our financial position and results of operations could be adversely impacted.
     In addition, construction of power infrastructure, including the transmission lines, which would serve the Helguvik project is subject to an Icelandic environmental impact assessment, which is subject to appeal and review. The planning agency responsible for the environmental impact assessments related to the power infrastructure has approved the infrastructure projects. However, the decisions related to these approvals have been appealed and are being reviewed. Given the uncertainty surrounding the environmental impact assessment, there may be a delay in the completion of the necessary power infrastructure to serve the Helguvik project. If delays occur, we may incur delays and additional costs in connection with the construction of the Helguvik project. In addition to any increased construction costs, if any new environmental impact assessments are required or the results of the planning agency are successfully challenged, these actions may result in a delay in the construction of the power infrastructure. A substantial delay in completion of the power infrastructure could jeopardize the delivery of power to the Helguvik project, which could jeopardize the completion of the Helguvik project and could have a material negative impact on our financial performance and future prospects.
Our planned construction and development activities require substantial capital and financing. We may be unable to obtain needed capital or financing on satisfactory terms or at all, which could delay or curtail our planned construction and development activities.
     In light of global financial and economic conditions, we are reviewing our capital plans and reducing, stopping or deferring all non-critical capital expenditures in our existing smelters. Nordural Helguvik ehf has made and continues to make modest capital expenditures for the construction and development of our new Helguvik smelter project in Iceland. In 2008, approximately $71 million in capital expenditures was expended for the Helguvik project, and, from inception through December 31, 2008, approximately $83 million was expended for Helguvik. Nordural Helguvik ehf is currently evaluating the Helguvik project’s cost, scope and schedule in light of the global economic crisis and current commodity prices. During this evaluation process, Nordural Helguvik ehf has significantly reduced spending on the project; Nordural Helguvik ehf expects that capital expenditures on this project during 2009 is expected to be in the range of $25 to $30 million until and unless a decision is made to restart major construction and engineering activities. See "—Construction at our Helguvik smelter site is under review. Substantial delay in the completion of this project may increase its cost and impose other risks to completion that are not foreseeable today.”
Construction at our Helguvik smelter site is under review. Substantial delay in the completion of this project may increase its cost and impose other risks to completion that are not foreseeable today.
     Nordural Helguvik ehf is currently evaluating the Helguvik project’s cost, scope and schedule in light of the global economic crisis and current commodity prices. During this evaluation process, Nordural Helguvik ehf has significantly reduced spending on the project. Nordural Helguvik ehf cannot be certain when or if it will restart major construction and engineering activities or ultimately complete the Helguvik project or, if completed, that the Helguvik smelter would operate in a profitable manner. We will not realize any return on our significant investment in the Helguvik project until we are able to commence Helguvik operations in a profitable manner. If we fail to achieve operations, we may have to recognize a loss on our investment, which would have a negative impact on our future earnings.
     If Nordural Helguvik ehf decides to proceed with the Helguvik project, this project is subject to various contractual approvals and conditions. There can be no assurance that the contractual approvals and conditions necessary to proceed with construction of the Helguvik smelter will be obtained or satisfied on a timely basis or at all. In addition, such approvals as are received may be subject to conditions that are unfavorable or make the project impracticable or less attractive from a financial standpoint. Even if we receive the necessary approvals on terms that we determine are acceptable, the construction of this project is a complex undertaking. There can be no assurance that we will be able to complete the project within our projected budget and schedule. To successfully execute this project, we will also need to arrange additional financing and either enter into tolling arrangements or secure a supply of alumina. In addition, unforeseen technical difficulties could increase the cost of the project, delay the project or render the project not feasible. Any delay in the completion of the project or increased costs could have a material negative impact on our financial performance and future prospects.
     We intend to finance our future capital expenditures from future capital raising, available cash and cash flow from operations. We may be unable to raise additional capital, or do so on attractive terms, due to a number of factors including a lack of demand, poor economic conditions, unfavorable interest rates or our financial condition or credit rating at the time. Continued turbulence in the U.S. and international markets and economy may adversely affect our liquidity, our ability to access the capital markets and our financial condition. If additional capital resources are unavailable, we may further curtail construction and development activities.
If we are unable to procure a reliable source of power, the Helguvik project will not be feasible.
     The Helguvik project will require generation and transmission of electricity to power the smelter. Our indirect, wholly owned Iceland subsidiary, Nordural Helguvik ehf, has entered into agreements with two providers of geothermal power in Iceland for a substantial portion of this power. These two power company agreements are subject to certain conditions for each stage of delivery of power, some of which for the initial delivery of power are not expected to be satisfied or deferred until November 2009. These conditions include approvals by the boards of directors of the power companies, as well as environmental agency approvals for the power producing assets. Previously granted environmental approvals have been appealed and are under review to determine whether generation of power and transmission of power should be considered together. Given the uncertainty surrounding power generation and transmission environmental impact assessments, there may be a delay in the completion of the necessary power infrastructure to serve the Helguvik project. In addition, generation of the electrical power contracted for the Helguvik smelter will require successful development of new geothermal energy sources within designated areas in Iceland. If there are construction delays or technical difficulties in developing these new geothermal fields, power may be delayed or may not be available. Development of the generation and transmission infrastructure is expensive and requires significant resources from the power and transmission providers. Factors which could delay or impede the generation and delivery of electric power are substantially beyond our ability to control, influence or predict, including the power providers’ ability to finance the development of new geothermal energy sources. In October 2007, Nordural Helguvik ehf signed a transmission agreement with Landsnet to provide an electrical power transmission system to the Helguvik smelter. If Nordural Helguvik ehf is unable to proceed with the project, it may have to reimburse Landsnet for certain expenditures under this agreement.
Any reduction in the duty on primary aluminum imports into the European Union decreases our revenues at Grundartangi.
     Certain of Grundartangi’s tolling agreements include a premium based on the EU import duty for primary aluminum. In May 2007, the EU members reduced the import duty for primary aluminum from six percent to three percent and agreed to review the new duty after three years. This decrease in the EU import duty for primary aluminum negatively impacts Grundartangi’s revenues, and further decreases would also have a negative impact on Grundartangi’s revenues.
A majority of our aluminum sales at Hawesville are subject to contracts which limit our ability to curtail capacity and create dependence on a major customer.
     We have a contract with Southwire which is due to expire in March 2011. Southwire’s facility is located adjacent to Hawesville. Due to this proximity, we are able to deliver molten aluminum to this customer, thereby eliminating our casting and shipping costs and our customer’s freight and remelting costs and reducing our sales and marketing costs. Our contract with Southwire obligates us to deliver required quantities of molten aluminum, which limits our ability to cut costs by curtailing operations. Curtailing operations at this facility would not relieve us of our contractual obligations.
     Approximately 20% of our consolidated net sales for 2008 were derived from sales to Southwire. We may be unable to extend or replace our contract with Southwire when it terminates. If we are unable to renew this contract when it expires or if Southwire significantly reduces its purchases under this contract, we would incur higher casting and shipping costs and potentially higher sales and marketing costs. Hawesville is not currently qualified to sell metal directly to the LME; if it were required to make sales outside of the Southwire contract prior to us receiving this qualification, these sales would likely require the services of third party agents, which would require us to incur additional costs. There can be no assurance that our current initiatives to qualify Hawesville will be successful.
We would be required to incur substantial costs in order to curtail unprofitable aluminum production.
     At recent aluminum prices of approximately $1,800 per metric ton, our U.S. operations are roughly break-even on a cash basis. Thus, if primary aluminum prices decrease, we will either need to identify new sources of liquidity or to further curtail operations, or both, to fund ongoing operations and investments and satisfy other obligations. We have curtailed production capacity and operations at our Ravenswood and Hawesville facilities, and additional operations at our facilities could be curtailed if the LME selling price for aluminum declines. Curtailing unprofitable production to reduce our operating costs would require us to incur substantial expense, both at the time of the curtailment and on an ongoing basis. Our facilities are subject to contractual and other fixed costs that will continue even if we curtail operations at these facilities. These costs will reduce the cost saving advantages of curtailing unprofitable aluminum production. In addition, the prospect of these costs limits our flexibility to curtail all of our unprofitable production. In addition to these costs, our joint ownership of certain of our operations limits our ability to curtail these operations.
Losses caused by disruptions in the supply of power would adversely affect our operations.
     We use large amounts of electricity to produce primary aluminum. Any loss of power which reduces the amperage to our equipment or causes an equipment shutdown would result in a reduction in the volume of molten aluminum produced, and sudden losses of power may result in the hardening or “freezing” of molten aluminum in the pots where it is produced. Interruptions in the supply of electrical power to our facilities can be caused by a number of circumstances, including unusually high demand, blackouts, equipment failure, natural disasters or other catastrophic events. If such a condition were to occur, we may lose production for a prolonged period of time and incur significant losses. We maintain property and business interruption insurance to mitigate losses resulting from catastrophic events, but are required to pay significant amounts under the deductible provisions of those insurance policies. In addition, the coverage under those policies may not be sufficient to cover all losses, or may not cover certain events. Certain of our insurance policies do not cover any losses that may be incurred if our suppliers are unable to provide power during periods of unusually high demand. Certain losses or prolonged interruptions in our operations may trigger a default under our revolving credit facility.
Changes or disruptions to our current alumina and other raw material supply arrangements could increase our raw material costs.
     We depend on a limited number of suppliers for alumina. Disruptions to our supply of alumina could occur for a variety of reasons, including disruptions of production at a particular supplier’s alumina refinery. These disruptions may require us to purchase alumina on the spot market on less favorable terms than under our current agreements. Our business also depends upon the adequate supply of other raw materials, including aluminum fluoride, calcined petroleum coke, pitch, finished carbon anodes and cathodes, at competitive prices. Although there remain multiple sources for these raw materials worldwide, consolidation among suppliers has globally reduced the number of available suppliers in this industry. A disruption in our raw materials supply from our existing suppliers due to a labor dispute, shortage of their raw materials or other unforeseen factors may adversely affect our operating results if we are unable to secure alternate supplies of these materials at comparable prices.

Certain of our contracts for raw materials, including certain contracts for alumina and electricity, require us to take-or-pay for fixed quantities of such materials, even if we curtail unprofitable production capacity.
     We have obligations under certain contracts to take-or-pay for specified quantities of alumina over the term of those contracts, regardless of our operating requirements. In addition, under the terms of the power supply agreement for Hawesville, and subject to certain mitigation agreements, Hawesville purchases power on a take-or-pay, cost-based basis. Therefore, the financial position and results of operations of Hawesville may be affected by the market price for electric power, even if we curtail unprofitable production capacity. We will continue to incur costs under these contracts to meet or settle our contractual obligations. If we are unable to use such raw materials in our operations or sell them at prices consistent with or greater than our contract costs, we could incur significant losses under these contracts.
We may be required to write down the book value of certain assets.
     We are required to perform various analyses related to the carrying value of various tangible and intangible assets annually or whenever events or circumstances indicate that their net carrying amount may not be recoverable. Given the recent lack of profitability of certain of our production facilities and, more generally, global economic conditions, which in part drive assumptions for the future in such analyses, we could have significant adjustments in the carrying value for certain assets. In our results for the fourth quarter ended December 31, 2008, we determined that an impairment charge to reduce the carrying value of a portion of our long-lived assets was not currently required under Statement of Financial Accounting Standards No. (“FAS”) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” We will continue to evaluate these assets as long as events or circumstances indicate that their net carrying amount may not be recoverable and we may be required to record impairment charges in the future. We recorded an impairment charge of approximately $95 million to eliminate the carrying value of our goodwill relating to the acquisition of Nordural in accordance with FAS 142, “Goodwill and Other Intangible Assets.” We also recorded a valuation allowance of approximately $544 million against a significant portion of our deferred tax assets based upon our best estimate of our ability to realize the net deferred tax assets. Management will continue to evaluate our tangible and intangible assets for impairments and valuation allowance, which could be significant. Any such adjustments would be in the form of a non-cash charge which would reduce our earnings and reduce our balance of retained earnings.
Our credit ratings have been downgraded by two major credit rating agencies.
     Two major credit rating agencies have changed the status of our ratings on a general basis and on our specific debt securities. On January 30, 2009, Standard & Poor’s removed their CreditWatch and downgraded our credit rating to “B” with a negative outlook from “BB-.” Standard & Poor’s has stated that the downgrade reflects their expectation that operating results will deteriorate over the next several quarters due to continued low aluminum prices that are unlikely to show significant improvement until general economic activity picks up globally and high inventory levels are reduced. According to Standard & Poor’s, an obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB,” but the obligor currently has the capacity to meet its financial commitment on the obligation. Standard & Poor’s also notes that adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation. On April 6, 2009, Moody’s Investors Service downgraded our credit rating to “Caa3 from “B2” with a negative outlook and kept our ratings under review for further possible downgrade; on October 2, 2009, Moody’s revised the outlook from negative to stable. Moody’s has stated the “Caa3” corporate family rating anticipates that operating cash flow generated from Grundartangi is unlikely to be sufficient to support ongoing operations across Century on a sustained basis. According to Moody’s, obligations rated “Caa3” are judged to be of poor standing and are subject to very high credit risk, and have “extremely poor credit quality.”
     A security rating is not a recommendation to buy, sell or hold securities, it may be subject to revision or withdrawal at any time by the assigning rating organization and each rating should be evaluated independently of any other rating. These recent actions by Standard & Poor’s and Moody’s, and any further actions the credit rating agencies may take, could negatively impact our ability to access liquidity in the credit and capital markets in the future and could lead to worsened trade terms, increasing our liquidity needs.

The cyclical nature of the aluminum industry causes variability in our earnings and cash flows.
     Our operating results depend on the market for primary aluminum, which is a highly cyclical commodity with prices that are affected by global demand and supply factors and other conditions. Historically, aluminum prices have been volatile, and we expect such volatility to continue. Currently, we are experiencing unfavorable global economic conditions and a decline in worldwide demand for primary aluminum. Declines in primary aluminum prices reduce our earnings and cash flows. This downturn in aluminum prices has significantly reduced the amount of cash available to meet our current obligations and fund our long-term business strategies.
Changes in the relative cost and availability of certain raw materials and energy compared to the price of primary aluminum could affect our operating results.
     Our operating results vary significantly with changes in the price of primary aluminum and the raw materials used in its production, including alumina, caustic soda, aluminum fluoride, calcined petroleum coke, pitch, finished carbon anodes and cathodes. Because we sell our products based on the LME price for primary aluminum, we cannot pass on increased costs to our customers. Although we attempt to mitigate the effects of price fluctuations through the use of various fixed-price commitments and financial instruments and by pricing some of our raw materials and energy contracts based on LME prices, these efforts also limit our ability to take advantage of favorable changes in the market prices for primary aluminum or raw materials and may affect our financial position and results of operations if we curtail unprofitable production capacity. Electricity represents our single largest operating cost. As a result, the availability of electricity at economic prices is critical to the profitability of our operations. Portions of the contracted cost of the electricity supplied to Mt. Holly and all of Hawesville’s electricity costs vary with the supplier’s fuel costs. An increase in these fuel costs would increase the price this facility pays for electricity. Costs under the Mt. Holly electricity contract have substantially increased in recent years with rising fuel prices. As these contracts have take-or-pay type provisions, the financial position and results of operations of Hawesville and Berkeley may be affected by the price for electric power, including if we curtail unprofitable production capacity.
Unexpected events, including natural disasters, may increase our cost of doing business or disrupt our operations.
     Unexpected events, including fires or explosions at our facilities, natural disasters, such as hurricanes, unplanned power outages, supply disruptions, or equipment failures, may increase our cost of doing business or otherwise disrupt our operations.
Union disputes could raise our production costs or impair our production operations.
     The bargaining unit employees at Hawesville and Ravenswood are represented by the USWA. Century’s USWA labor contracts at Hawesville and Ravenswood expire in March 2010 and August 2010, respectively. Our bargaining unit employees at Grundartangi are represented by five unions under a collective bargaining agreement that expires on December 31, 2009. If we fail to maintain satisfactory relations with any labor union representing our employees, our labor contracts may not prevent a strike or work stoppage at any of these facilities in the future. Any threatened or actual work stoppage in the future could prevent or significantly impair our ability to conduct production operations at our unionized facilities, which could have a material adverse effect on our financial condition and results of operations.
We are subject to a variety of environmental laws and regulations that could result in costs or liabilities.
     We are obligated to comply with various federal, state and other environmental laws and regulations, including the environmental laws and regulations of the United States, Iceland and the EU. Environmental laws and regulations may expose us to costs or liabilities relating to our manufacturing operations or property ownership. We incur operating costs and capital expenditures on an ongoing basis to comply with applicable environmental laws and regulations. In addition, we are currently and may in the future be responsible for the cleanup of contamination at some of our current and former facilities or for the amelioration of damage to natural resources. We, along with others, including current and former owners of a facility on St. Croix in the Virgin Islands, formerly owned by a subsidiary of ours, have been sued for alleged natural resources damages at the facility. In addition, in December 2006, Century and the company that purchased the assets of our St. Croix facility in 1995 were sued by the Commissioner of the U.S. Virgin Islands Department of Planning and Natural Resources, alleging our failure to take certain actions specified in a Virgin Islands Coastal Zone management permit issued to our subsidiary, Virgin Island Alumina Corporation LLC, in October 1994. In July 2006, Century was named as a defendant together with certain affiliates of Alcan Inc. in a lawsuit brought by Alcoa Inc. seeking to determine responsibility for certain environmental indemnity obligations related to the sale of a cast aluminum plate manufacturing facility located in Vernon, California, which we purchased from Alcoa Inc. in December 1998 and sold to Alcan Rolled Products-Ravenswood LLC in July 1999. Our known liabilities with respect to these and other matters relating to environmental compliance and cleanup, based on current information, are not expected to be material. If more stringent compliance or cleanup standards under environmental laws or regulations are imposed, previously unknown environmental conditions or damages to natural resources are discovered or alleged, or if contributions from other responsible parties with respect to sites for which we have cleanup responsibilities are not available, we may be subject to additional liability, which may be material and could affect our liquidity and our operating results. Further, additional environmental matters for which we may be liable may arise in the future at our present sites where no problem is currently known, with respect to sites previously owned or operated by us, by related corporate entities or by our predecessors, or at sites that we may acquire in the future. In addition, overall production costs may become prohibitively expensive and prevent us from effectively competing in price sensitive markets if future capital expenditures and costs for environmental compliance or cleanup are significantly greater than current or projected expenditures and costs.
Acquisitions may present difficulties.
     We have a history of making acquisitions and we expect to make acquisitions in the future based on several factors, including whether primary aluminum prices in the global market improve. We are subject to numerous risks as a result of our acquisition strategy, including the following:
•	we may spend time and money pursuing target acquisitions that do not close;

•	acquired companies may have contingent or hidden liabilities;

•	it may be challenging for us to manage our existing business as we integrate acquired operations;

•	we may not achieve the anticipated benefits from our acquisitions; and

•	management of acquisitions will require continued development of financial controls and information systems, which may prove to be expensive, time-consuming and difficult to maintain.
     Accordingly, our past or future acquisitions might not ultimately improve our competitive position and business prospects as anticipated.
International operations expose us to political, regulatory, currency and other related risks.
     Grundartangi was our first facility located outside of the United States, and it represents approximately 33% of our overall primary aluminum production capacity. In addition, we have begun to construct an aluminum smelter near Helguvik, Iceland. In April 2008, we purchased 40% of Baise Haohai Carbon Co., Ltd., a carbon anode and cathode facility located in the Guangxi Zhuang Autonomous Region of southern China. International operations expose us to risks, including unexpected changes in foreign laws and regulations, political and economic instability, challenges in managing foreign operations, increased cost to adapt our systems and practices to those used in foreign countries, export duties, tariffs and other trade barriers, and the burdens of complying with a wide variety of foreign laws. In addition, we may be exposed to fluctuations in currency exchange rates and, as a result, an increase in the value of foreign currencies relative to the U.S. dollar could increase our operating expenses which are denominated and payable in those currencies. Grundartangi’s revenues are denominated in U.S. dollars, while its labor costs are denominated in ISK and a portion of its anode costs are denominated in euros. Economic, financial and political conditions in Iceland have deteriorated significantly. See “—If economic and political conditions in Iceland deteriorate, our financial position and results of operations could be adversely impacted” and "—Construction at our Helguvik smelter site is under review. Substantial delay in the completion of this project may increase its cost and impose other risks to completion that are not foreseeable today” above for more information. As we continue to explore other opportunities outside the U.S., including the Helguvik facility, our currency risk with respect to the ISK and other foreign currencies will significantly increase.
Our historical financial information may not be comparable to our results for future periods.
     Our historical financial information is not necessarily indicative of our future results of operations, financial position and cash flows. For example, certain of our historical financial data do not reflect the effects of the curtailment of operations and certain other aspects of the Operational Restructuring described in this offering circular and consent solicitation statement.
We require significant cash flow to meet our debt service requirements, which increases our vulnerability to adverse economic and industry conditions, reduces cash available for other purposes and limits our operational flexibility.
     As of September 30, 2009, we had an aggregate of approximately $305 million face value of outstanding debt pro forma for the debt-for-equity exchanges relating to our 1.75% Notes that have closed or are contracted to close in the fourth quarter of 2009. We may incur additional debt in the future.
     The level of our debt could have important consequences, including:
•	increasing our vulnerability to adverse economic and industry conditions;

•	reducing cash flow available for other purposes, including capital expenditures, acquisitions, dividends, working capital and other general corporate purposes, because a substantial portion of our cash flow from operations must be dedicated to servicing our debt; and

•	limiting our flexibility in planning for, or reacting to, competitive and other changes in our business and the industry in which we operate.
     We have various obligations to make payments in cash that will reduce the amount of cash available to make interest payments required on our outstanding debt, including the Exchange Notes, and for other uses. Holders of the 1.75% Notes will retain the right to convert them at any time, which would require us to deliver cash up to the aggregate principal amount of notes to be converted. In addition, in August 2011, the holders of the 1.75% Notes have an option to require us to repurchase all or any portion of these securities at par. Our industrial revenue bonds (“IRBs”) and borrowings on our credit facility are at variable interest rates, and future borrowings required to fund working capital at Grundartangi or the construction of the Helguvik facility may be at variable rates. An increase in interest rates would increase our debt service obligations under these instruments, further limiting cash flow available for other uses. In addition to our debt, we have liabilities and other obligations which could reduce cash available for other purposes and could limit our operational flexibility.
     Our ability to pay interest on and to repay or refinance our debt, including the Exchange Notes, and to satisfy other commitments, will depend upon our future operating performance, which is subject to general economic, financial, competitive, legislative, regulatory, business and other factors, including market prices for primary aluminum, that are beyond our control, as well as our access to additional sources of liquidity. Accordingly, there can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay debt service obligations, including on the Exchange Notes, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we could attempt to restructure or refinance our debt or seek additional equity or debt capital. There can be no assurance that we would be able to accomplish those actions on satisfactory terms or at all.

Restrictive covenants in our revolving credit facility and the indenture governing our Existing Notes limit, and the indenture that will govern the Exchange Notes will limit, our ability to incur additional debt, restructure certain of our operations and pursue our growth strategy.
     Our revolving credit facility and the indenture governing our Existing Notes each contain (and the Existing Notes will continue to contain unless the related consent solicitation is successful), and the indenture governing the Exchange Notes will contain, various covenants that restrict the way we conduct our business and limit our ability to incur debt, pay dividends and engage in transactions such as acquisitions and investments, among other things, which may impair our ability to obtain additional liquidity and pursue our growth strategy. Among other things, our revolving credit facility places limitations on:
•	capital expenditures;

•	additional debt;

•	affiliate transactions;

•	liens;

•	guarantees;

•	mergers and acquisitions;

•	dividends;

•	distributions;

•	capital redemptions; and

•	investments.
     Similarly, subject to certain qualifications and exceptions, the indenture governing our Existing Notes restricts (and will continue to restrict unless the related consent solicitation is successful), and the indenture governing the Exchange Notes will limit, our ability and the ability of certain of our subsidiaries to:
•	incur additional debt;

•	create liens;

•	pay dividends or make distributions in respect of capital stock;

•	purchase or redeem capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	issue or sell stock of certain subsidiaries;

•	enter into transactions with shareholders or affiliates; or

•	effect a consolidation or merger.

     Any failure to comply with those covenants would likely constitute a breach under the revolving credit facility or the indenture governing the notes, which may result in the acceleration of all or a substantial portion of our outstanding debt and termination of commitments under our revolving credit facility. If our debt is accelerated, we may be unable to repay the required amounts and our secured lenders could foreclose on any collateral securing our secured debt.
Despite our substantial level of debt, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.
     We may incur substantial additional debt in the future. Although the indenture governing the Exchange Notes will limit, and the loan and security agreement governing our revolving credit facility and the indenture governing the Existing Notes (unless the related consent solicitation is successful) limits, our ability and the ability of certain of our subsidiaries to incur additional debt, these restrictions will be subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the indenture governing the Exchange Notes will not prevent, and the loan and security agreement governing our revolving credit facility and the indenture governing the Existing Notes do not prevent us, from incurring obligations that do not constitute debt. See “Description of the Exchange Notes” and “Description of Certain Debt.” For example, as of September 30, 2009, approximately $44 million would be available to us for borrowing under our revolving credit facility, all of which would have been effectively senior to the Exchange Notes to the extent of the value of our assets that secure our revolving credit facility on a first priority basis. To the extent that we incur additional debt or such other obligations, the risks associated with our substantial debt described above, including our possible inability to service our debt, would increase.
Further consolidation within the metals industry could provide competitive advantages to our competitors.
     The metals industry has experienced consolidation over the past several years and there may be more consolidation transactions in the future. Consolidation by our competitors may enhance their capacity and their access to resources, lower their cost structure and put us at a competitive disadvantage. Continued consolidation may limit our ability to implement our strategic objectives effectively. We cannot reliably predict the impact on us of further consolidation in the metals industry.
We depend upon intercompany transfers from our subsidiaries to meet our debt service obligations.
     We are a holding company and conduct all of our operations through our subsidiaries. Our ability to meet our debt service obligations depends upon the receipt of intercompany transfers from our subsidiaries. Subject to the restrictions contained in our revolving credit facility and the indenture governing our Existing Notes (unless the related consent solicitation is successful), future borrowings by our subsidiaries could contain restrictions or prohibitions on intercompany transfers by those subsidiaries. In addition, under applicable law, our subsidiaries could be limited in the amounts that they are permitted to pay as dividends on their capital stock. For example, the Icelandic government and the Central Bank of Iceland are restricting the free transfer of funds outside of Iceland. In furtherance of this, on November 28, 2008, the Central Bank of Iceland adopted rules regarding the movement of foreign currency within and outside of Iceland. The rules are broad and impose many restrictions on the movement of foreign currencies outside of Iceland. By letter dated January 23, 2009, we were notified that our Icelandic operations are exempt from these foreign currency rules. However, we cannot control further actions by the Central Bank of Iceland, which might restrict our ability to transfer funds through the Icelandic banking system and outside of Iceland.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table presents our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries plus the amount of fixed charges, adjusted to exclude interest capitalized and preference security dividend requirements of consolidated subsidiaries during the period. Fixed charges consist of the sum of the following during the period: (a) interest expensed and capitalized; (b) amortized premiums, discounts and capitalized expenses related to debt; and (c) preference security dividend requirements of consolidated subsidiaries.

	Nine Months
	Ended
	September 30,	Year Ended December 31,
	2009(1)	2008(1)	2007(1)	2006(1)	2005(1)	2004
Ratio of earnings to fixed charges	(4.02)	(17.11)	(4.55)	(1.38)	(4.52)	2.10

(1)	The additional earnings that would have been required to cover fixed charges in 2005, 2006, 2007, 2008 and the nine months ended September 30, 2009 was $222.3 million, $124.3 million, $241.3 million, $603.5 million and $120.7 million, respectively.
USE OF PROCEEDS
     We will not receive any cash proceeds from the exchange offer. In consideration for the exchange consideration, we will receive the Existing Notes. Any Existing Notes that are validly tendered (and not validly withdrawn) and accepted for exchange pursuant to the exchange offer will be retired and cancelled.

CAPITALIZATION
     The following table sets forth our capitalization as of September 30, 2009:
•	on an actual basis, and

•	on an as-adjusted basis to give effect to (i) the exchange offer and consent solicitation, assuming that all of the outstanding Existing Notes are accepted for exchange in the exchange offer and consents relating to all of the outstanding Existing Notes are accepted in the consent solicitation such that $250 million aggregate principal amount of Exchange Notes are issued by us, (ii) the 1.75% Notes Consent Solicitation, assuming that consents relating to all of the 1.75% Notes outstanding as of the record date of such consent solicitation are accepted in such consent solicitation, (iii) the debt-for-equity exchanges relating to the 1.75% Notes that have closed or are contracted to close during the fourth quarter of 2009.
     You should read the following information along with the consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the consolidated financial statements and accompanying notes included in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, as well as future filings we make with the SEC prior to the consummation of the exchange offer and consent solicitation, which are incorporated by reference into this offering circular and consent solicitation statement, and with our selected historical financial information, including the footnotes thereto, included elsewhere in this offering circular and consent solicitation statement. See “Selected Historical Financial Information” and “Where You Can Find More Information.”

	As of September 30, 2009
	Actual	As Adjusted(1)
	(Dollars in thousands)
Cash and cash equivalents	$196,337	$192,108
Short-term debt:
1.75% Notes (2)	160,142	47,067
Industrial revenue bonds	7,815	7,815
Long-term debt:
Existing Notes	250,000	—
Exchange Notes	—	250,000

Total debt	417,957	304,882
Shareholders’ equity:
Series A Convertible Preferred Stock	2	2
Common stock	761	862
Additional paid-in capital	2,392,505	2,499,334
Accumulated other comprehensive income (loss)	(61,711)	(61,711)
Accumulated deficit	(1,335,961)	(1,342,342)

Total shareholders’ equity	995,596	1,096,145

Total capitalization	$1,413,553	$1,401,027

(1)	Assumes 100% of the outstanding aggregate principal amount of the Existing Notes is accepted in the exchange offer.
(2) Reflects principal amount of 1.75% Notes, which is greater than amount pursuant to generally accepted accounting principles that require convertible debt to reflect a discount relating to its applicable equity component.
(2)	Reflects principal amount of 1.75% Notes, which is greater than amount pursuant to generally accepted accounting principles that require convertible debt to reflect a discount relating to its applicable equity component.

SELECTED HISTORICAL FINANCIAL INFORMATION
     The following table sets forth selected historical financial information as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and has been derived without adjustment from our audited consolidated financial statements for such years. The financial data for the nine months ended September 30, 2009 and 2008 are derived from our unaudited consolidated financial statements. The unaudited financial statements include all adjustments, which are of a normal and recurring nature, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2009.
     Our selected historical results of operations include:
•	the results of operations from Nordural since we acquired it in April 2004;

•	the results of operations from our 130,000 mtpy expansion of Grundartangi which became operational in the fourth quarter of 2006;

•	the results of operations from our 40,000 mtpy expansion of Grundartangi which became operational in the fourth quarter of 2007; and

•	our equity in the earnings of our 40% joint venture investments in Baise Haohai Carbon Co. since we acquired an interest in that company in April 2008.
     Our results for these periods and prior periods are not fully comparable to our results of operations for fiscal year 2008 and may not be indicative of our future financial position or results of operations. The information set forth below should be read in conjunction with Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Financial Statements and Supplementary Data” and notes thereto in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference into this offering circular and consent solicitation statement.

	Nine Months Ended		Year Ended
	September 30,		December 31,
	(In thousands, except per share and per pound data)
	2009(1)	2008(2)	2008(3)	2007(4)	2006(5)	2005(6)	2004(7)
	(Unaudited)
Net sales	$642,439	$1,568,578	$1,970,776	$1,798,163	$1,558,566	$1,132,362	$1,060,747
Gross profit	(79,940)	374,202	311,624	363,463	348,522	161,677	185,287
Operating income	(90,625)	330,232	168,557	303,543	309,159	126,904	160,371
Net income (loss)	(181,628)	(201,641)	(895,187)	(105,586)	(44,976)	(119,990)	31,891
Earnings (loss) per share:
Basic	$(2.56).0)	$(4.66)	$(20.00)	$(2.84)	$(1.39)	$(3.73)	$1.09
Diluted	$(2.56).0)	$(4.66)	$(20.00)	$(2.84)	$(1.39)	$(3.73)	$1.08
Total assets	$1,878,670	$2,785,526	$2,035,358	$2,566,809	$2,171,038	$1,660,671	$1,313,387
Total debt (8)	403,107	408,572	435,515	402,923	735,288	628,353	474,418
Long-term debt (9)	250,000	250,000	275,000	250,000	559,331	488,505	330,711
Other information:
Shipments — Primary aluminum:
Direct shipment pounds (000)	553,872	881,502	1,173,563	1,171,889	1,152,617	1,153,731	1,179,824
Toll shipment pounds (000)	454,581	444,602	598,446	518,945	346,390	203,967	138,239
Average LME price per pound	$0.70	$1.28	$1.17	$1.20	$1.17	$0.86	$0.78
Average Midwest premium per pound	$0.05	$0.04	$0.04	$0.03	$0.05	$0.06	$0.07
Average realized price per pound:
Direct shipments	$0.74	$1.30	$1.23	$1.13	$1.09	$0.86	$0.83
Toll shipments	$0.51	$0.95	$0.89	$0.91	$0.88	$0.67	$0.62

(1)	Net income (loss) includes a charge of $35.3 million ($0.47 per basic and diluted share) related to employee separation expenses, supplier payments and other costs resulting from production curtailments at the Ravenswood, WV and Hawesville, KY primary aluminum smelters and a benefit of $57.4 million ($0.77 per basic and diluted share) primarily from realized and unrealized gains related to the new power contract at the Hawesville, KY smelter.

(2)	Net income (loss) includes an after-tax charge of $466.2 million for loss on forward contracts, or $10.76 per basic share for mark-to-market losses on forward contracts that do not qualify for cash flow hedge accounting.

(3)	Net income (loss) includes an after-tax charge of $742.1 million (net of gain on settlement), or $16.58 per basic share for mark-to-market losses on forward contracts that do not qualify for cash flow hedge accounting, a $515.1 million tax adjustment to establish reserves on deferred tax assets, or $11.51 per basic share, a $94.9 million charge, or $2.12 per basic share for goodwill impairment and an inventory write down to market value of $55.9 million ($1.14 per basic share).

(4)	Net income (loss) includes an after-tax charge of $328.3 million, or $8.83 per basic share for mark-to-market losses on forward contracts that do not qualify for cash flow hedge accounting.

(5)	Net income (loss) includes an after-tax charge of $241.7 million, or $7.46 per basic share for mark-to-market losses on forward contracts that do not qualify for cash flow hedge accounting and by a gain on the sale of surplus land.

(6)	Income (loss) before cumulative effect of change in accounting principle and net income (loss) include an after-tax charge of $30.4 million, or $1.06 per basic share, for a loss on early extinguishment of debt.

(7)	We adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” on January 1, 2003. As a result, we recorded a one-time, non-cash charge of $5.9 million, for the cumulative effect of a change in accounting principle.

(8)	Total debt includes the book value of all long-term debt obligations and any debt classified as short-term obligations, including, current portion of long-term debt, the IRBs and the carrying amount of the 1.75% Notes.

(9)	Long-term debt obligations are all payment obligations under long-term borrowing arrangements, excluding the current portion of long-term debt.

THE EXCHANGE OFFER AND CONSENT SOLICITATION
Purpose
     The purpose of the exchange offer and consent solicitation is to exchange the Existing Notes for a single new series of Exchange Notes and to modify certain provisions of the indenture governing the Existing Notes, including by eliminating most restrictive covenants and certain events of default. Together with the 1.75% Notes Consent Solicitation, the exchange offer and consent solicitation are expected to provide us with increased operating and financial flexibility in connection with the Operational Restructuring.
Source of Funds
     The consideration that we will pay for Existing Notes validly tendered (and not validly withdrawn) and accepted for exchange in the exchange offer and for consents validly delivered (and not validly revoked) in the consent solicitation will be Exchange Notes. For descriptions of the terms of the Exchange Notes, see “Description of the Exchange Notes.” We do not expect to expend any cash in connection with the exchange offer and consent solicitation except to pay the reasonable and customary fees of the information and exchange agent and the financial advisor and to pay legal, printing and certain other customary fees and expenses related to the exchange offer and consent solicitation.
Terms of the Exchange Offer and Consent Solicitation
     General
     The execution and delivery of a letter of transmittal by a registered holder of Existing Notes, or a holder, tendering Existing Notes pursuant to the exchange offer will constitute the consent of such holder to the proposed amendments. The delivery of consents by a holder tendering Existing Notes pursuant to the exchange offer will constitute the consent of such holder to the proposed amendments. Holders may not tender their Existing Notes without delivering their consents pursuant to the consent solicitation and may not deliver consents without tendering their Existing Notes pursuant to the exchange offer. Tenders of Existing Notes will be accepted for exchange only in aggregate principal amounts of $1,000 or integral multiples thereof. Holders of Existing Notes can only tender Existing Notes provided that their tender, if accepted in the exchange offer, will result in an issuance of at least $1,000 aggregate principal amount in Exchange Notes. As a consequence, holders who own only $1,000 aggregate principal amount of Existing Notes cannot tender after the Consent Payment Deadline.
     Holders that validly tender their Existing Notes (and accordingly deliver consents to the proposed amendments pursuant to the consent solicitation) prior to the Consent Payment Deadline will be eligible to be paid, upon consummation of the exchange offer, the Total Consideration (as defined below) for their Existing Notes and consents on the Settlement Date. Holders that validly tender their Existing Notes after the Consent Payment Deadline but prior to the Expiration Time will be eligible to be paid, upon consummation of the exchange offer, only the Exchange Offer Consideration for their Existing Notes on the Settlement Date and will not be entitled to receive any consent payment. The “Settlement Date” will be the date promptly following the Expiration Time on which, assuming the satisfaction or waiver of all conditions to the consummation of the exchange offer and consent solicitation, we will accept tendered Existing Notes and deliver Exchange Notes in exchange therefor, and in any event will be no later than three business days following such Expiration Time.
     If the proposed amendments are approved and the related supplemental indenture giving effect to the proposed amendments is entered into by us and the trustee, the proposed amendments will bind all holders of the Existing Notes including those that did not give their consent, but non-consenting holders will not receive any consent payment. Consents that are validly executed (and not validly revoked) from holders owning a majority in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate most of the covenants and to modify the events of defaults. See “Proposed Amendments—Description of the Proposed Amendments—Deletion of 50% Consent Covenants and Events of Default.” Consents that are validly executed (an not validly revoked) from holders owning at least 66 2/3% in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate the change of control offer to repurchase and limitation on asset sales covenants. See “Proposed Amendments—Description of the Proposed Amendments—Deletion of 66 2/3% Consent Covenants.” If we receive a majority but less than 66 2/3% consent to the proposed amendments, we intend to execute the supplemental indenture to the indenture governing the Existing Notes, but only those proposed amendments requiring majority consent will be included in the supplemental indenture.
     As of October 27, 2009, the aggregate principal amount of Existing Notes outstanding was $250 million. $250 million aggregate principal amount of Exchange Notes will be issued if all outstanding Existing Notes are tendered and accepted for exchange in the exchange offer and all consents related thereto are delivered prior to the Consent Payment Deadline with respect to the consent solicitation.
     Any questions regarding the terms of the exchange offer and consent solicitation and requests for additional copies of the offer documents should be directed to Globic Advisors, Inc., the information and exchange agent, at the addresses and telephone numbers set forth on the back cover of this offering circular and consent solicitation statement.
     If the requisite consents have been obtained by the Consent Payment Deadline, we intend to execute the supplemental indenture, which will amend and supplement the indenture governing the Existing Notes to give effect to the proposed amendments, on or promptly following the Consent Payment Deadline. If the requisite consents have been obtained by the Expiration Time, we intend to execute such supplemental indenture on or promptly following the Expiration Time. Such supplemental indenture will provide that the proposed amendments will not become effective until the closing of the consent solicitation pursuant to its terms and conditions as set forth under “— Conditions to the Exchange Offer and Consent Solicitation.” The indenture governing the Existing Notes will remain in effect, without giving effect to the proposed amendments, until the proposed amendments become effective by their terms.
     Existing Notes not tendered and exchanged for Exchange Notes pursuant to the exchange offer will remain outstanding. If the requisite consents are received and the proposed amendments become effective pursuant to the supplemental indenture, the non-tendered Existing Notes will no longer have the benefits of most restrictive covenants and certain events of default. See “Proposed Amendments.” In addition, as a result of the closing of the exchange offer, the aggregate principal amount of the Existing Notes that are outstanding may be significantly reduced, which may adversely affect the market price for, and liquidity of, the non-tendered Existing Notes that remain outstanding after the closing of the exchange offer, if any. See “Risk Factors—Risks Relating to the Operational Restructuring and the Exchange Offer and Consent Solicitation.”
     The acceptance of the exchange offer by a holder who has agreed to tender Existing Notes to us for exchange pursuant to any of the procedures set forth herein will constitute an agreement by such holder to deliver good and marketable title to the Existing Notes on the first date on which the Existing Notes are accepted for exchange by us pursuant to the exchange offer, free and clear of all liens, charges, claims encumbrances, interests and restrictions of any kind.
     None of us, the information and exchange agent, the financial advisor or the trustee makes any recommendation as to whether or not holders should tender their Existing Notes for exchange pursuant to the exchange offer and provide consents to the proposed amendments pursuant to the consent solicitation. Each holder must make its own decision as to whether or not to tender Existing Notes for exchange and deliver consents and, if so, the amount of Existing Notes to be tendered and with respect to which consents are to be delivered.
     Exchange Offer Consideration
     The consideration for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for payment pursuant to the exchange offer will be an amount of Exchange Notes, equal to $950 aggregate principal amount of Exchange Notes.
     The consideration referred to above, plus accrued and unpaid interest, or the “Accrued Interest,” to, but excluding, the Settlement Date, is referred to as the “Exchange Offer Consideration.” The Exchange Offer

Consideration will be paid on the Settlement Date, upon consummation of the exchange offer, to holders that validly tender (and do not validly withdraw) their Existing Notes prior to the Expiration Time.
     Consent Payment
     The consent payment for each $1,000 aggregate principal amount of Existing Notes with respect to which consents are validly delivered (and not validly revoked) in the consent solicitation will be $50 in aggregate principal amount of the Exchange Notes. We do not expect to make a consent payment in cash.
     Total Consideration
     The Exchange Offer Consideration plus the consent payment is referred to herein as the “Total Consideration.” The Total Consideration will be paid on the Settlement Date, upon consummation of the exchange offer and consent solicitation, to holders that validly tender (and do not validly withdraw) their Existing Notes and validly deliver (and not validly revoke) their consent to the proposed amendments prior to the Consent Payment Deadline.
Waiver, Extensions; Amendments; Termination
     We expressly reserve the right, at any time or from time to time to:
•	where possible, waive any of the conditions to the exchange offer and the consent solicitation;

•	extend the period during which the exchange offer and the consent solicitation is open by giving written notice of such extension to the information and exchange agent;

•	amend the exchange offer and consent solicitation in any respect by giving written notice of such amendment to the information and exchange agent; and

•	terminate the exchange offer and the consent solicitation, in which event no consideration will be paid to holders.
     Any extension, amendment or termination of the exchange offer and the consent solicitation will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the exchange offer and the consent solicitation to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. “Business day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to remain closed. Without limiting the manner in which any public announcement may be made, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service or Bloomberg, or such other means of announcement as we deem appropriate.
     If we extend the exchange offer and consent solicitation, or if, for any reason, the acceptance for exchange of, or exchange for Exchange Notes for, Existing Notes is delayed, or if we are unable to accept Existing Notes for exchange pursuant to the exchange offer, then the information and exchange agent may retain, on our behalf, Existing Notes which have been tendered but not previously withdrawn, and Existing Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under “—Procedures for Tendering Existing Notes and Delivering Consents” and “—Withdrawal of Tenders and Revocation of Consents,” subject to Rule 14e-l under the Exchange Act (which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of a tender or exchange offer). The rights reserved by us in this paragraph are in addition to our right to terminate the exchange offer and consent solicitation as a result of a failure to satisfy the conditions described under “—Conditions to the Exchange Offer and Consent Solicitation.”
     The terms of any extension or amendment of the exchange offer or consent solicitation may vary from the original exchange offer or consent solicitation depending on several factors, including prevailing interest rates and the aggregate principal amount of Existing Notes previously tendered or otherwise purchased. There can be no assurance that we will exercise our right to extend, terminate or amend the exchange offer or consent solicitation. If, prior to the Expiration Time, we amend the terms of the exchange offer or consent solicitation, such amendment will apply to all Existing Notes tendered pursuant thereto. We do not presently intend to change the consideration or any other terms.
     Pursuant to Rule 14e-1 under the Exchange Act, if we decrease the aggregate principal amount of Existing Notes subject to the exchange offer and consent solicitation or increase or decrease any portion of the Total Consideration, then we will, if needed, extend the exchange offer and consent solicitation so that it will remain open for at least ten business days from the date that notice of any of these events is first published, sent or given by us to holders and, if required by applicable law, extend the Consent Payment Deadline and the deadline for withdrawing any tenders of, or revoking deliveries of consents relating to, Existing Notes. If we make a material change in the terms of, or the information concerning, the exchange offer or the consent solicitation, or waive any condition of the exchange offer or the consent solicitation that results in a material change to the circumstances of the exchange offer or the consent solicitation, we will disseminate additional exchange offer and consent solicitation materials to the holders and extend the exchange offer or, if applicable, the consent solicitation, to the extent required by law and, if necessary, extend the exchange offer and the consent solicitation for a period deemed by us to be adequate to permit the holders to withdraw their Existing Notes and revoke their consents. See “—Procedures for Tendering Existing Notes and Delivering Consents” and “—Withdrawal of Tenders and Revocation of Consents.”
Conditions to the Exchange Offer and Consent Solicitation
     The closing of the exchange offer and consent solicitation are subject to the satisfaction or waiver of the following conditions:
(1)	Supplemental Indenture Condition (as defined below);

(2)	agreement by the collateral agent for the Exchange Notes entering into an intercreditor agreement that will contractually subordinate the liens securing the Exchange Notes to the liens securing other debt that we may incur under the terms of the indenture governing the Existing Notes; and

(3)	the General Conditions (as defined below).
     If any of the conditions set forth in clauses (1) and (2) above has not been satisfied or if any of the General Conditions has occurred, then, notwithstanding any other provisions of the exchange offer and consent solicitation and in addition to our right to extend and/or amend the exchange offer and consent solicitation, we shall not be required to pay the consent payment, issue any Exchange Notes or to accept for exchange any tendered Existing Notes, in each event subject to Rule 14e-l under the Exchange Act, and may terminate the exchange offer and consent solicitation.
     Supplemental Indenture Condition
     The “Supplemental Indenture Condition” means (1) that there have been validly delivered (and not validly revoked), prior to the Consent Payment Deadline, the consents of holders of a majority of the outstanding aggregate principal amount of the Existing Notes, excluding Existing Notes owned by us and our affiliates, and (2) the execution of the supplemental indenture by us and the trustee giving effect to the proposed amendments.
     General Conditions
     The “General Conditions” means the conditions set forth in paragraphs (1) through (8) below. The General Conditions will be deemed to have been satisfied unless any of the following conditions occurs, and is not waived, on or prior to the Expiration Time:
1.	there shall have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer or the consent solicitation that challenges the making of the exchange offer or the consent solicitation or the proposed amendments or is likely, in our reasonable judgment, to prohibit, prevent, restrict or delay closing of the exchange offer or the consent solicitation or otherwise adversely affect, in any material manner, the exchange offer, the consent solicitation or the proposed amendments;

2.	an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, prohibits, prevents, restricts or delays closing of the exchange offer or the consent solicitation or that is, or is likely to be, materially adverse to our and our subsidiaries business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

3.	there shall have occurred or be likely to occur any event affecting our and our subsidiaries business or financial affairs that, in our reasonable judgment, would prohibit, prevent, restrict or delay closing of the exchange offer or the consent solicitation or that is, or is reasonably likely to be, materially adverse to our and our subsidiaries business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

4.	the information and exchange agent or the trustee shall have objected in any respect to or taken action that could, in our reasonable judgment, adversely affect the closing of the exchange offer or the consent solicitation or our ability to effect any of the proposed amendments or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting the consents (including the form thereof) or in the making of the exchange offer or the consent solicitation or the acceptance of, or exchange for Exchange Notes for, the Existing Notes or the consents;

5.	there shall have occurred any change or development, including a prospective change or development, in the general economic, financial, currency exchange or market conditions in the United States or abroad or, in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof, that, in our reasonable judgment, has or may likely have a material adverse effect on the market price of the Existing Notes or upon trading in Existing Notes or, at the Expiration Time, the value of the Existing Notes to us or our subsidiaries;

6.	there shall have occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) a material impairment in the trading market for debt securities in the United States, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (d) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or Iceland, (e) a commencement of a war, armed hostilities or other national or international crisis involving the United States or (f) any significant adverse change in the United States securities or financial markets generally or in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

7.	an involuntary case or other proceeding shall be commenced against us or any of our subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian, administrator or other similar official of it or any substantial part of its property; or an order for relief shall be entered against us or any of our subsidiaries under the bankruptcy laws as now or hereafter in effect; or

8.	a “Default” or “Event of Default” shall have occurred and be continuing under the indenture for the Existing Notes.
     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition (including any action or inaction by us) and may be waived by us, in whole or in part, at any time and from time to time. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time. If any condition to the consent solicitation is not satisfied or, where possible, waived by us before the expiration of the exchange offer and consent solicitation, we reserve the right (but shall not be obligated), subject to applicable law, to:
•	allow the exchange offer and the consent solicitation to lapse;

•	where possible, waive any of such conditions and accept for exchange all Existing Notes validly tendered (and not validly withdrawn) and accept all consents validly delivered (and not validly revoked);

•	extend the exchange offer and the consent solicitation;

•	otherwise amend or modify the terms of the exchange offer and the consent solicitation; or

•	terminate the exchange offer and the consent solicitation.
Acceptance of Existing Notes for Exchange and Delivery of Exchange Notes; Acceptance of Consents
     Upon the terms and subject to the conditions of the exchange offer (including if the exchange offer and the consent solicitation are extended or amended, the terms and conditions of any such extension or amendment) and applicable law, we will accept for exchange and, on the Settlement Date, deliver Exchange Notes in exchange for, all Existing Notes validly tendered pursuant to the exchange offer (and not validly withdrawn, or if validly withdrawn, validly retendered) prior to the Expiration Time. Delivery of Exchange Notes will be made in book-entry form with DTC, which will credit the Exchange Notes to the appropriate accounts in accordance with DTC’s customary procedures.
     For purposes of the exchange offer, tendered Existing Notes will be deemed to have been accepted for exchange if we give oral (confirmed in writing) or written notice thereof to the information and exchange agent.
     For purposes of the consent solicitation, consents received by the information and exchange agent will be deemed to have been accepted if, as and when:
•	we have accepted consents in the consent solicitation and Existing Notes for exchange; and

•	we and the trustee execute the supplemental indenture, which is expected to occur on or promptly following the Consent Payment Deadline, if the requisite consents have been obtained by that time, or the Expiration Time, if the requisite consents have been obtained by that time.
     We expressly reserve the right, in our sole discretion but subject to Regulation 14E under the Exchange Act, to delay acceptance of the consents and Existing Notes for exchange and concurrent consents if any of the conditions to the exchange offer and consent solicitation shall not have been satisfied or, where possible, waived, or in order to comply, in whole or in part, with any applicable law. In all cases, delivery of Exchange Notes to holders or beneficial owners of the Existing Notes accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the information and exchange agent of:
•	certificates representing such Existing Notes or timely confirmation of a book-entry transfer of such Existing Notes into DTC’s ATOP System pursuant to the procedures set forth under “— Procedures for Tendering Existing Notes and Delivering Consents”;

•	a properly completed and duly executed letter of transmittal (or manually signed facsimile thereof) or a properly transmitted agent’s message; and

•	any other documents required by the letter of transmittal.
     If any tendered Existing Notes are not accepted for exchange pursuant to the exchange offer for any reason, such Existing Notes will be returned, without expense, to the tendering holder promptly (or, in the case of Existing

Notes tendered by book-entry transfer, such Existing Notes will be credited to the account maintained at DTC from which such Existing Notes were delivered) after the expiration or termination of the exchange offer. If the exchange offer is terminated or withdrawn, no Exchange Notes will be issued and no consideration will be paid or payable to the holders of Existing Notes who have validly tendered (and not validly withdrawn) their Existing Notes and validly delivered (and not validly revoked) their consents in connection with the exchange offer. Tendering holders will not be obligated to pay brokerage fees or commissions to us, the information and exchange agent or the trustee, or, except as set forth in Instruction 5 of the letter of transmittal, transfer taxes on the exchange of Existing Notes pursuant to the exchange offer or the consent payment in the consent solicitation. However, a beneficial owner may have to pay fees or commissions to the nominee holding its Existing Notes.
     We will announce acceptance of the Existing Notes for exchange by issuing a press release on the Dow Jones News Service and Bloomberg, or such other means of announcement as we deem appropriate.
Procedures for Tendering Existing Notes and Delivering Consents
     The tender of Existing Notes pursuant to the exchange offer and in accordance with the procedures described below will constitute the delivery of a consent to the proposed amendments with respect to the Existing Notes tendered. Holders may not tender their Existing Notes in the exchange offer without delivering their consents pursuant to the consent solicitation. In addition, holders may not deliver their consents in the consent solicitation without validly tendering their Existing Notes pursuant to the exchange offer.
     General
     The tender by a holder pursuant to one of the procedures set forth below, together with the subsequent acceptance of such tender by us, will constitute a binding agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.
     Only holders are authorized to tender their Existing Notes and consent to the proposed amendments. The procedures by which Existing Notes may be tendered and consents given by beneficial owners that are not holders will depend upon the manner in which the Existing Notes are held.
     None of us, the information and exchange agent, the financial advisor or the trustee makes any recommendation as to whether or not holders should tender their Existing Notes for exchange pursuant to the exchange offer and provide consents to the proposed amendments pursuant to the consent solicitation. Each holder must make its own decision as to whether or not to tender Existing Notes for exchange, deliver consents and, if so, the amount of Existing Notes to be tendered and consents to be delivered.
     Tender of Existing Notes Held Through a Custodian
     To validly tender for exchange Existing Notes that are held of record by a nominee, the beneficial owner thereof must instruct such nominee to tender the Existing Notes for exchange on the beneficial owner’s behalf. A letter of instructions is included in the materials provided with this offering circular and consent solicitation statement which may be used by a beneficial owner to effect the tender. Beneficial holders should consult their nominee or the information and exchange agent with any questions regarding the terms of the exchange offer and consent solicitation or the procedures to be followed to tender Existing Notes and deliver consents.
     Tender of Existing Notes Held Through DTC
     Any beneficial owner of Existing Notes held of record by DTC or its nominee, through authority granted by DTC, must direct the DTC participant through which such beneficial owner’s Existing Notes are held in DTC to execute, on such beneficial owner’s behalf, a letter of transmittal with respect to Existing Notes beneficially owned by such beneficial owner. To validly tender for exchange Existing Notes that are held through DTC, DTC participants must, in lieu of physically completing and signing the letter of transmittal and delivering it to the information and exchange agent, electronically transmit their acceptance through DTC’s ATOP, and thereby provide their consents to the proposed amendments, and DTC will then edit and verify the acceptance and send an agent’s message to the information and exchange agent for its acceptance. The term “agent’s message” means a message transmitted by DTC to, and received by, the information and exchange agent and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the participant in DTC tendering the Existing Notes, and that such participants have received the letter of transmittal, agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participants. Delivery of tendered Existing Notes must be made to the information and exchange agent pursuant to the book-entry delivery procedures set forth below.
     Book-Entry Delivery Procedures
     The information and exchange agent will establish accounts with respect to the Existing Notes at DTC for purposes of the exchange offer and consent solicitation within two business days after the date of this offering circular and consent solicitation statement, and any financial institution that is a participant in DTC must make book-entry delivery of the Existing Notes by causing DTC to transfer such Existing Notes into the information and exchange agent’s account in accordance with DTC’s ATOP procedures for such transfer. Each DTC Participant must submit an individual voluntary offering instruction per each beneficial owner of the Existing Notes wishing to participate in the offer. In addition, the name and account number of the beneficial owner of the Existing Notes being exchanged must be included in the Agent’s Message with respect to all exchanges of $500,000 or more. Delivery of Existing Notes may be effected through book-entry transfer into the information and exchange agent’s account at DTC and delivery of either the letter of transmittal (or manually signed facsimile thereof), with any required signature guarantees or an agent’s message in connection with a book-entry transfer, and any other required documents, by transmission to the information and exchange agent at its address set forth on the back cover of this offering circular and consent solicitation statement on or prior to the Consent Payment Deadline or the Expiration Time, as applicable. Delivery of documents to DTC does not constitute delivery to the information and exchange agent. The confirmation of a book-entry transfer into the information and exchange agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation”
     Tenders of Existing Notes Held in Physical Form
     To validly tender Existing Notes held in physical form pursuant to the exchange offer, the Existing Notes, together with a properly completed letter of transmittal (or a facsimile thereof) duly executed by the holder thereof, and any other documents required by the letter of transmittal, must be received by the information and exchange agent at its address set forth on the back cover of this offering circular and consent solicitation statement (or delivery of Existing Notes may be effected through the deposit of Existing Notes with DTC and making book-entry delivery as set forth below) prior to the Consent Payment Deadline or the Expiration Time, as applicable. In order to be entitled to receive the consent payment, the letter of transmittal and the Existing Notes must be received by the information and exchange agent prior to the Consent Payment Deadline.
     Letters of transmittal and Existing Notes held in physical form must be sent only to the information and exchange agent. Do not send letters of transmittal or physical securities to us or DTC.
     If a holder desires to tender Existing Notes, but the certificates evidencing such Existing Notes have been mutilated, lost, stolen or destroyed, such holder should contact the trustee to receive information about the procedures for obtaining replacement certificates for Existing Notes at the following address: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets, Facsimile No.: (302) 636-4145.
     No Guaranteed Delivery
     We do not intend to permit tenders of Existing Notes by guaranteed delivery procedures.
Withdrawal of Tenders and Revocation of Consents
     Tenders of Existing Notes may be validly withdrawn and the concurrent consents may be validly revoked at any time prior to the Consent Payment Deadline, but not thereafter unless the exchange offer and consent solicitation are terminated or we are required by law to grant withdrawal rights. A valid withdrawal of tendered Existing Notes will constitute the concurrent valid revocation of such holder’s related consents, and a valid revocation of consents will constitute the concurrent valid withdrawal of such holder’s related tendered Existing Notes.
     Pursuant to Rule 14e-1 under the Exchange Act, if we decrease the aggregate principal amount of Existing Notes subject to the exchange offer and consent solicitation or increase or decrease any portion of the Exchange Offer Consideration, then we will, if needed, extend the exchange offer and consent solicitation so that it will remain open for at least ten business days from the date that notice of any of these events is first published, sent or given by us to holders and, if required by applicable law, extend the Consent Payment Deadline and the deadline for validly withdrawing any tenders or validly revoking deliveries of consents of Existing Notes. In addition, tenders of Existing Notes may be validly withdrawn if the exchange offer and consent solicitation are terminated without any Existing Notes being accepted for exchange thereunder. In the event of a termination of the exchange offer and consent solicitation, Existing Notes tendered pursuant to the exchange offer and consent solicitation will be promptly returned to the tendering holder (or, in the case of Existing Notes tendered by book-entry transfer, such Existing Notes will be credited to the account maintained at DTC from which such Existing Notes were delivered), and any consents given will not be effective.
     For a withdrawal of a tender of Existing Notes and the concurrent revocation of consents to be valid, a written, telegraphic or facsimile transmission notice of withdrawal (or a properly transmitted “Request Message” through ATOP) must be received by the information and exchange agent prior to the Consent Payment Deadline at its address set forth on the back cover of this offering circular and consent solicitation statement. Any such notice of withdrawal must:
•	specify the name of the person who tendered the Existing Notes to be withdrawn (or, if tendered by book-entry transfer, the name of the participant in the book-entry transfer facility whose name appears on the security position listing as the owner of such Existing Notes);

•	contain the description of the Existing Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Existing Notes (unless such Existing Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Existing Notes;

•	if other than a notice transmitted through ATOP, be signed by the holder of such Existing Notes in the same manner as the original signature on the letter of transmittal by which such Existing Notes were tendered (including any required signature guarantees), if any, or be accompanied by (a) documents of transfer sufficient to have the trustee register the transfer of the Existing Notes into the name of the person withdrawing such Existing Notes and (b) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder; and

•	specify the name in which such Existing Notes are to be registered if different from the person who tendered such Existing Notes pursuant to such documents of transfer (or, in the case of Existing Notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited with withdrawn Existing Notes).
     If the Existing Notes to be withdrawn have been delivered or otherwise identified to the information and exchange agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any Existing Notes validly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer and will constitute the concurrent valid revocation of such holder’s consent with respect to such Existing Notes.
     A valid withdrawal of Existing Notes and the concurrent valid revocation of consents can be accomplished only in accordance with the foregoing procedures.

     Any permitted withdrawals of tenders of Existing Notes may not be rescinded. Withdrawn Existing Notes may again be tendered by following the procedures set forth in this offering circular and consent solicitation statement.
     Any Existing Notes that have been validly tendered for exchange but which are validly withdrawn will be returned to the holder thereof without cost to such holder or, in the case of Existing Notes tendered by book-entry transfer into the information and exchange agent’s accounts at DTC pursuant to the book-entry transfer procedures described above, such Existing Notes will be credited to an account maintained with DTC for the Existing Notes as soon as practicable after withdrawal.
Holder’s Risk
     The method of tendering Existing Notes for exchange and delivering the letter of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of any agent’s messages transmitted through ATOP, is at the election and risk of the person tendering Existing Notes and delivering the letter of transmittal, and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the information and exchange agent. If delivery is by mail, the holder should use properly insured, registered mail with return receipt requested, and the mailing should be made sufficiently in advance of the Consent Payment Deadline or the Expiration Time, as applicable, to permit delivery to the information and exchange agent on or prior to such date.
     Except as provided below, unless the Existing Notes being tendered are deposited with the information and exchange agent on or prior to the Consent Payment Deadline or the Expiration Time, as applicable (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted agent’s message), we may, at our option, treat such tender as defective for purposes of the right to receive the consent payment or Exchange Offer Consideration, respectively. Delivery of Exchange Notes in exchange for Existing Notes will be made only against deposit of the tendered Existing Notes and delivery of all other required documents.
Signature Guarantees
     Signatures on all consents and letter of transmittal, if necessary, must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, collectively a “Medallion Signature Guarantor,” unless the Existing Notes tendered thereby are tendered:
•	by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Existing Notes) who has not completed either of the boxes entitled “Special Issuance & Delivery Instructions” in the letter of transmittal; or

•	for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or FINRA, or a commercial bank or trust company having an office or correspondent in the United States, each of the foregoing being referred to as an “Eligible Institution.”
     See Instruction 1 of the letter of transmittal. If tendered Existing Notes are registered in the name of a person other than the signer of the letter of transmittal, if Existing Notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, or if payment of the consent payment or Exchange Offer Consideration is to be made to a person other than the registered holder, then the signatures on the consents and letter of transmittal accompanying the Existing Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instructions 1, 4 and 6 of the letter of transmittal.
U.S. Backup Withholding
     To prevent U.S. backup withholding, each tendering holder who is a U.S. person for U.S. federal income tax purposes must provide the information and exchange agent with such holder’s correct taxpayer identification number and certify that such holder is not subject to U.S. backup withholding by completing an IRS Form W-9 or the Substitute Form W-9 enclosed in the letter of transmittal or otherwise establishing an exemption from backup withholding. Tendering holders who are not U.S. persons generally should establish their exemption from backup withholding by providing the information and exchange agent with a properly completed IRS Form W-8BEN (or other appropriate type of IRS Form W-8). For a more detailed discussion of U.S. backup withholding, see “Material United States Federal Income Tax Considerations.” As discussed in “Material United States Federal Income Tax Considerations,” holders cannot use the discussions of federal tax issues herein for the purposes of avoiding penalties that may be imposed on them under the Internal Revenue Code.
Transfer of Ownership of Tendered Existing Notes
     Holders may not transfer record ownership of any Existing Notes validly tendered (and not validly withdrawn). Beneficial ownership in tendered Existing Notes may be transferred by the holder by delivering to the information and exchange agent at its address set forth on the back cover of this offering circular and consent solicitation statement an executed letter of transmittal identifying the name of the person who deposited the Existing Notes to be transferred and completing the “Special Issuance & Delivery Instructions” box with the name of the transferee (or, if tendered by book-entry transfer, the name of the DTC participant on the security listing position listed as the transferee of such Existing Notes) and the aggregate principal amount of the Existing Notes to be transferred. If certificates have been delivered or otherwise identified (through a book-entry confirmation with respect to such Existing Notes) to the information and exchange agent, the name of the holder who deposited the Existing Notes, the name of the transferee and the certificate numbers relating to such Existing Notes should also be provided in the letter of transmittal. A person who succeeds to the beneficial ownership of tendered Existing Notes pursuant to these procedures will be entitled to receive the Total Consideration or Exchange Offer Consideration, as applicable, if the Existing Notes are accepted for exchange and the consents are duly accepted, as applicable, or to receipt of the tendered Existing Notes if the exchange offer is terminated, provided, in each case, that we have been given proper and timely instructions as to the identity of such person and the address to which to deliver such consideration or Existing Notes.
Determination of Validity, etc.
     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Existing Notes or delivered consents pursuant to any of the procedures described above and any notices of withdrawal of tendered Existing Notes and revocation of consents will be determined by us in our sole discretion (whose determination shall be final and binding). We reserve the absolute right to reject any or all tenders of any Existing Notes, consents or withdrawals and revocations determined by us not to be in proper form or, in the case of tenders of Existing Notes, if the acceptance of Existing Notes for exchange may, in the opinion of our counsel, be unlawful. We also reserve the right, in our sole discretion to waive any of the conditions of the exchange offer and the consent solicitation or any defect or irregularity in any tender with respect to Existing Notes, the delivery of consents or any withdrawals and revocations of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. Our interpretation of the terms and conditions of the exchange offer and consent solicitation (including the letter of transmittal) will be final and binding. None of us, the information and exchange agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders, consents or withdrawals and revocations or will incur any liability for failure to give any such notification. If we waive our right to reject a defective tender of Existing Notes, the holder will be entitled to the Total Consideration, in the case of Existing Notes tendered on or prior to the Consent Payment Deadline, or the Exchange Offer Consideration, in the case of Existing Notes tendered after the Consent Payment Deadline but prior to the Expiration Time.
Resale of Exchange Notes Received Pursuant to the Exchange Offer
     The exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. We have not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the Exchange Notes that will be issued in the exchange offer.
     We issued the Existing Notes in August 2004 in a private placement transaction exempt from the registration requirements of the Securities Act. However, we believe that all of the Existing Notes should be freely transferable under U.S. federal securities laws because we issued them in a transaction exempt from the registration requirements of the Securities Act and exchanged them for substantially identical Existing Notes registered under the Securities Act in 2005. Accordingly, all of the Exchange Notes issued in the exchange offer should be freely transferable under U.S. federal securities laws by anyone who is not our affiliate (as such term is defined in Rule 144 under the Securities Act) and who did not purchase the Existing Notes from anyone who is or was our affiliate during the last year. The Exchange Notes will be represented by a single unrestricted CUSIP number.
Financial Advisor
     We have retained Houlihan Lokey as our exclusive financial advisor in connection with the exchange offer and consent solicitation. We are paying Houlihan Lokey’s customary fees for its services and have agreed to indemnify it for certain liabilities. Houlihan Lokey’s compensation is in no way contingent on the results or the success of the exchange offer and consent solicitation. Houlihan Lokey has not been retained to, and will not, solicit acceptances of the exchange offer and consent solicitation or make any recommendation with respect thereto.
No Participation by Our Officers, Directors and Affiliates
     In connection with the exchange offer and consent solicitation, no Existing Notes will be purchased from any of our officers, directors or affiliates.

PROPOSED AMENDMENTS
     The following summarizes the proposed amendments for which consents are being sought pursuant to the consent solicitation. The summary of the provisions of the indenture affected by the proposed amendments set forth below and the summary of provisions of the supplemental indenture effecting the proposed amendments are qualified in their entirety by reference to the full and complete terms in the indenture and the supplemental indenture. Capitalized terms used in the summary below but not defined in this offering circular and consent solicitation statement have the meanings given to them in the indenture.
General
     The proposed amendments, if adopted, would modify certain provisions of the indenture governing the Existing Notes, including by eliminating most restrictive covenants and certain events of default.
     It is a condition to the exchange offer that a majority of the total outstanding aggregate principal amount of Existing Notes participates in the consent solicitation, and holders may not participate in the consent solicitation without tendering their Existing Notes for exchange.
     Consents that are validly executed (and not validly revoked) from holders owning a majority in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate of most of the covenants and the modification of the events of defaults. See “Proposed Amendments—Description of the Proposed Amendments—Deletion of 50% Consent Covenants and Events of Default.” Consents that are validly executed (an not validly revoked) from holders owning at least 66 2/3% in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate the change of control offer to repurchase and limitation on asset sales covenants. See “Proposed Amendments—Description of the Proposed Amendments—Deletion of 66 2/3% Consent Covenants.” If we receive a majority but less than 66 2/3% consent to the proposed amendments, we intend to execute the supplemental indenture to the indenture governing the Existing Notes, but only those proposed amendments requiring majority consent will be included in the supplemental indenture. As of October 27, 2009, the aggregate principal amount of Existing Notes outstanding was $250 million.
     If the requisite consents have been obtained by the Consent Payment Deadline, we intend to execute the supplemental indenture, which will amend and supplement the indenture governing the Existing Notes to give effect to the proposed amendments, on or promptly following the Consent Payment Deadline. If the requisite consents have been obtained by the Expiration Time, we intend to execute such supplemental indenture on or promptly following the Expiration Time. Such supplemental indenture will provide that the proposed amendments will not become effective until the closing of the consent solicitation pursuant to its terms and conditions. The indenture governing the Existing Notes will remain in effect, without giving effect to the proposed amendments, until the proposed amendments become effective by their terms.
     A tendering and consenting holder may not consent selectively with respect to certain of the proposed amendments. If the proposed amendments become effective, all holders of the Existing Notes will be bound thereby even if the holder did not deliver any consents. The supplemental indenture will provide that the proposed amendments will not become effective until the closing of the exchange offer and consent solicitation and the satisfaction or, where possible, waiver of the conditions to the exchange offer and consent solicitation.
Description of the Proposed Amendments
     The proposed amendments would eliminate the following covenants and events of default and references thereto in their entirety from the indenture governing the Existing Notes. Whenever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated by reference herein.
     The following proposed amendments will require consents that are validly executed (and not validly revoked) from holders owning a majority in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates.

     Deletion of 50% Consent Covenants and Events of Default

Section 4.04	Payment of Taxes and Other Claims. Requires the Company and its Subsidiaries to pay all material taxes and material lawful claims that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary.

Section 4.05	Maintenance of Properties and Insurance. Requires the Company to maintain and keep in good condition, repair and working order all properties used or useful in the conduct of its business and to provide for itself and its Restricted Subsidiaries insurance against losses and damages.

Section 4.06	Limitation on Debt and Disqualified or Preferred Stock. Limits the ability of the Company and its Restricted Subsidiaries to Incur Debt, Disqualified Stock and certain Preferred Stock.

Section 4.07	Limitation on Restricted Payments. Limits the ability of the Company and its Restricted Subsidiaries to declare or pay dividends and distributions on Equity Interests; purchase, redeem or otherwise acquire or retire for value Equity Interests; repay, redeem, repurchase or make payments on or with respect to Subordinated Debt; and make any Investment other than a Permitted Investment.

Section 4.08	Limitation on Liens. Limits the ability of the Company and its Restricted Subsidiaries to incur Liens on their properties or assets, other than Permitted Liens, to the extent that the Notes are not secured equally and ratably to the obligations so secured.

Section 4.09	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. Limits the ability of the Company and its Restricted Subsidiaries to create or otherwise permit to exist any encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions on Equity Interests owned by the Company or other Restricted Subsidiaries; pay Debts or other obligations owed to the Company or other Restricted Subsidiaries; make loans or advances to the Company or other Restricted Subsidiaries; or transfer property and assets to the Company or other Restricted Subsidiaries.

Section 4.10	Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries. Limits the ability of the Company and its Restricted Subsidiaries to sell or issue Equity Interests of Restricted Subsidiaries.

Section 4.14	Limitation on Transactions with Shareholders and Affiliates. Limits the ability of the Company and its Restricted Subsidiaries to enter into, renew or extend transactions with holders of 5% or more of any class of Capital Stock of the Company or any Affiliate of the Company or any Restricted Subsidiary.

Section 4.15	Line of Business. Prohibits the Company and its Restricted Subsidiaries from engaging in any material business other than a Permitted Business.

Section 4.17(a)	Financial Reports. Requires the Company to file quarterly and annual financial information and current reports with the SEC within specified time periods.

Section 5.01	Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. Limits the ability of the Company to consolidate with or merge with or into any Person; dispose of or lease all or substantially all of the assets of the Company and its consolidated Subsidiaries to any Person; or permit any Person to merge with or into the Company.

Section 5.02	Consolidation, Merger or Sale of Assets by a Guarantor. Limits the ability of a Guarantor to consolidate with or merge with or into any Person; dispose of all or substantially all of its assets of to any Person; or permit any Person to merge with or into the Guarantor.

Section 6.01(d)	Provides that an Event of Default occurs if the Company defaults in the performance of or breaches any covenant or agreement of the Company in the indenture not otherwise specified in Section 6.01 or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the Notes.

Section 6.01(e)	Provides that an Event of Default occurs if cross-defaults or cross-accelerations occur with respect to any Debt of the Company or its Restricted Subsidiaries having an outstanding amount of $10 million or more.

Section 6.01(f)	Provides that an Event of Default occurs if one or more judgment defaults exceeding $10 million are rendered against the Company or its Restricted Subsidiaries.

Section 6.01(g)	Provides that an Event of Default occurs if an involuntary case is commenced against the Company or any Significant Restricted Subsidiary with respect to it or its debt under any bankruptcy, insolvency or other similar law seeking the appointment of a trustee or similar official of it or any substantial part of its property.

Section 6.01(h)	Provides that an Event of Default occurs if the Company or any Significant Restricted Subsidiary commences a voluntary case under any applicable bankruptcy, insolvency or similar law; consents to the appointment of or taking possession by a receiver or similar official of the Company or any Significant Subsidiary or for all or substantially of the property and assets of the Company or any Significant Subsidiary; or effects any general assignment for the benefit of creditors.
     The following proposed amendments will require consents that are validly executed (and not validly revoked) from holders owning 66 2/3% or greater in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates.
     Deletion of 66 2/3% Consent Covenants

Section 4.12	Repurchase of Notes upon a Change of Control. Requires the Company to make an Offer to Purchase all outstanding Notes following a Change of Control.

Section 4.13	Limitation on Asset Sales. Limits the ability of the Company and its Restricted Subsidiaries to make Asset Sales.

Section 6.01(c)	Provides that an Event of Default occurs if the Company fails to make an Offer to Purchase following a Change of Control or with Net Cash Proceeds from an Asset Sale and thereafter accept and pay for Notes tendered when and as required.
     Deletion of Relevant Definitions and Provisions
     The proposed amendments would also make certain other changes in the indenture governing the Existing Notes of a technical or conforming nature, including the deletion of those definitions from the indenture governing the Existing Notes that are used only in provisions that would be eliminated as a result of the elimination or modification of the foregoing provisions and cross-references to the provisions in the indenture governing the Existing Notes that have been deleted as a result of the proposed amendments will be revised to reflect such deletions.

COMPARISON OF EXISTING NOTES VERSUS THE EXCHANGE NOTES
     The following is a description of the differences between the Existing Notes and the Exchange Notes. This comparison is provided for convenience only, and you should review the full descriptions of the proposed amendments in “Proposed Amendments.” See “Summary—Exchange Offer and Consent Solicitation.”

	Existing Notes	Exchange Notes
Issuer	Century Aluminum Company	Century Aluminum Company

Interest	7.5% per annum, payable semi-annually in arrears in cash on February 15 and August 15 of each year.	8% per annum, payable in cash semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2010.

Maturity Date	August 15, 2014	May 15, 2014

Guarantors	Each of our existing and future domestic restricted subsidiaries, except for foreign-owned parent holding companies.	Each of our existing and future domestic restricted subsidiaries, except for foreign-owned parent holding companies.

Ranking	Equal in right of payment with all of our and the guarantors’ existing and future senior debt (including the 1.75% Notes); senior in right of payment to all of our and the guarantors existing and future subordinated debt; effectively junior to the obligations of our foreign subsidiaries; and effectively junior to secured obligations.	Equal in right of payment with all of our and the guarantors’ existing and future senior debt; effectively senior in right of payment to any of our and the guarantors’ existing and future subordinated debt; senior to all unsecured debt, including any Existing Notes not tendered in the exchange offer and the 1.75% Notes, to the extent of the value of the collateral; effectively junior to the obligations of our foreign subsidiaries; and effectively junior to our and the guarantors’ obligations that are secured by any first priority liens, to the extent of the value of the assets securing such liens.

Collateral	None	Our obligations under the Exchange Notes and the guarantors’ obligations under the guarantees will be secured by a pledge of and lien on (subject to certain exceptions) (i) all PP&E owned or hereafter owned by us and the guarantors; (ii) all equity interests in domestic subsidiaries directly owned or hereafter owned by us and the guarantors and 65% of equity interests in foreign subsidiaries directly owned by us and the guarantors; (iii) intercompany notes owed or hereafter owed by any non-guarantor to us or any guarantor, including an intercompany note from Century Bermuda I Ltd. (which indirectly owns Grundartangi and Helguvik) to us which had approximately $687 million outstanding as of September 30, 2009; and (iv) proceeds of the foregoing.

Existing Notes	Exchange Notes

Optional Redemption	We may redeem any of the Existing Notes. The initial redemption price is 103.75% of their aggregate principal amount, plus accrued interest. The redemption price will decline to 102.5%, 101.25% and 100% of their aggregate principal amount, plus accrued interest, beginning on August 15, 2010, 2011 and 2012, respectively.	We may redeem any of the Exchange Notes beginning on May 15, 2011. The initial redemption price will be 104% of their aggregate principal amount, plus accrued and unpaid interest. The redemption price will decline to 102% and 100% of their aggregate principal amount, plus accrued and unpaid interest, on May 15, 2012 and May 15, 2013, respectively.

In addition, before May 15, 2011, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes with proceeds of offerings of certain of our capital stock at 108% of their aggregate principal amount, plus accrued and unpaid interest.

Restrictive Covenants	The terms of the Existing Notes restrict our ability and the ability of certain of our subsidiaries to: (i) incur additional debt; (ii) create liens; (iii) pay dividends or make distributions in respect of capital stock; (iv) purchase or redeem capital stock; (v) make investments or certain other restricted payments; (vi) sell assets; (vii) issue or sell stock of certain subsidiaries; (viii) enter into transactions with shareholders or affiliates; or (ix) effect a consolidation or merger. These limitations are subject to a number of important qualifications and exceptions.	In general, the covenants of the Exchange Notes will be based on those contained in the indenture governing the Existing Notes, with changes deemed to be appropriate to include the following changes to the covenants in the indenture governing the Existing Notes:

Limit on Indebtedness

(1) A new permitted debt provision will be added to permit up to $125 million of debt incurred to finance expansion or improvement of the Grundartangi plant; provided that such debt is not guaranteed by us or any of the guarantors of the Exchange Notes.

(2) A new permitted debt provision will be added to permit up to $500 million of debt that (i) is unsecured and effectively subordinated to the Exchange Notes to the extent of the value of the collateral, (ii) the stated maturity of which is after the maturity of the Exchange Notes, and (iii) the cash coupon of which is no higher than the cash coupon on the Exchange Notes.

(3) A new permitted debt provision will be added for debt pursuant to the Exchange Notes and related guarantees.

Asset Sales

The disposition of interests of any Legacy

	Existing Notes	Exchange Notes

Domestic Subsidiary will be permitted; provided that such disposition will be for fair market value and any cash proceeds will be applied pursuant to the asset sale covenant.

“Legacy Domestic Subsidiary” means any of our domestic restricted subsidiaries in existence on the issue date of the Exchange Notes, so long as such subsidiary does not directly or indirectly own equity interests in, and is not the obligee under debt incurred by, a foreign restricted subsidiary.

Limit on Liens

(1) The Exchange Notes will permit us to grant permitted liens, as defined; in addition, the Exchange Notes will permit us to grant liens on assets that do not secure the Exchange Notes, provided that the Exchange Notes are equally and ratably secured with liens on such assets.

(2) Permitted liens securing obligations under or with respect to credit agreement debt will include, in addition to liens on current assets as currently permitted, liens on the collateral securing the Exchange Notes on a pari passu basis with the Exchange Notes.

(3) The existing $150 million general lien basket will be retained and may continue to be used to secure any permitted debt with pari passu or priority liens on the collateral securing the Exchange Notes.

(4) The liens securing the Exchange Notes will be permitted liens.

Limit on Restricted Payments

Investments using proceeds from permitted unsecured debt issuances (described above) in unrestricted subsidiaries, including Helguvik, and joint ventures will be permitted.

Events of Default:	Events of default include (i) default in payment of any principal or premium, if any; (ii) default for 30 days in payment of any interest; (iii) failure to perform any other of the covenants or agreements	In general, the events of default in the indenture governing the Exchange Notes will be based on those contained in the indenture governing our Existing Notes, with changes deemed to be appropriate to

Existing Notes	Exchange Notes

contained in the indenture governing the Existing Notes for 60 days after written notice shall have been given to us pursuant to the terms of the indenture governing the Existing Notes; (iv) certain judgments in excess of $10 million; and (v) certain events of bankruptcy, insolvency or reorganization.	include the following changes to the events of default in the indenture governing the Existing Notes:

(1) The event of default relating to our and our restricted subsidiaries’ bankruptcy or insolvency will exclude bankruptcies and insolvencies relating to Legacy Domestic Subsidiaries.

(2) The event of default relating to judgment events of default will exclude judgments against us or our restricted subsidiaries with respect to claims, actions or judgments arising out of or relating to Legacy Domestic Subsidiaries, including without limitation claims, actions or judgments arising out of or relating to the employment of current or former employees of one or more Legacy Domestic Subsidiaries.

DESCRIPTION OF CERTAIN DEBT
     The following description of some important terms of certain of our debt is not complete and does not contain all the information that is important to you. For a more complete understanding of our debt, we encourage you to obtain and read the agreements and documents governing our revolving credit facility, the 1.75% Notes, the Existing Notes and the industrial revenue bonds described below. See “Where You Can Find More Information.”
Revolving Credit Facility
     On September 19, 2005, we entered into a $100 million senior secured revolving credit facility with a syndicate of banks and other lenders for whom Bank of America, N.A., acts as agent and lead arranger and Credit Suisse, Cayman Islands Branch, acts as syndication agent.
     General. Century Aluminum Company and certain of its subsidiaries are borrowers under the revolving credit facility. Available funds under the revolving credit facility may be used for the satisfaction of existing debt, to issue standby or commercial letters of credit, to finance certain capital expenditures, to finance ongoing working capital needs and for other general corporate purposes. The availability of funds under the revolving credit facility is limited by a specified borrowing base consisting of (1) 85% of eligible accounts receivable not owed by Glencore plus the lesser of (x) 85% of the net amount of eligible accounts receivable owed by Glencore and (y) $20 million and (2) 65% of the value of eligible inventory, determined on a first-in, first-out, lower of cost or market basis in accordance with generally accepted accounting principles, or GAAP. We measure our borrowing base at quarter-end. During the fiscal year ended December 31, 2008, the lowest borrowing base was approximately $86 million and the highest borrowing base was approximately $175 million under the revolving credit facility. Weakened aluminum prices and the curtailment of our Ravenswood facility in February 2009 and one line at Hawesville in March 2009 resulted in lower eligible accounts receivable and inventory balances included in the borrowing base calculation and lowered the availability of funds under the revolving credit facility. As of September 30, 2009, the borrowing base under the revolving credit facility was approximately $71 million and availability was approximately $44 million with no loans outstanding at that date.
     As part of the funds available under the revolving credit facility, we can obtain letters of credit in an aggregate amount not exceeding $25 million, and as of September 30, 2009 had approximately $12 million issued but undrawn letters of credit under the facility. Borrowings and letters of credit are available subject to compliance with customary borrowing conditions, including the accuracy of all representations and warranties in, and the absence of any default under, the revolving credit facility.
     Guaranty. Our obligations under the revolving credit facility are unconditionally guaranteed by the domestic subsidiaries of Century Aluminum Company (other than Century Aluminum Holdings, Inc., Century Louisiana, Inc., and Nordural U.S. LLC) and secured by a first priority security interest in certain deposit accounts and all accounts receivable and inventory belonging to Century Aluminum Company and our subsidiary borrowers.
     Interest Rates and Fees. Amounts outstanding under our revolving credit facility bear interest, at our option, at either a floating LIBOR rate or bank base rate, plus or minus in each case an applicable margin. The applicable interest margin is determined monthly based on the average daily usage of our revolving credit facility during the immediately preceding month. For amounts outstanding under the revolving credit facility, the applicable interest margin ranges from 1.00% to 1.50% over the LIBOR rate and 0.25% under to 0.00% over the bank base rate. In addition, we pay a commitment fee ranging from 0.20% to 0.375% per year on undrawn amounts.
     For standby letters of credit, we are required to pay a fee on the face amount of such letters of credit equal to either 0.75% (if 100% supported by cash collateral) or the applicable margin for LIBOR loans (for all other standby letters of credit). For documentary letters of credit, we are required to pay a fee on the face amount of such letters of credit equal to the applicable margin for LIBOR loans less 0.50%. We are also required to pay certain fronting and other fees.
     Maturity. The revolving credit facility will mature on September 19, 2010.

     Prepayments. We can make voluntary prepayments of amounts outstanding under the revolving credit facility, in whole or in part without premium or penalty, subject to standard LIBOR breakage costs. We are required to apply the proceeds from sales of accounts receivable or inventory, other than sales of inventory in the ordinary course of business, to repay amounts outstanding under the revolving credit facility and correspondingly reduce the commitments thereunder.
     Covenants. Under the terms of the revolving credit facility, we are subject to customary affirmative, negative and financial covenants, including restrictions on: mergers and acquisitions, additional debt, affiliate transactions, liens, dividends and distributions, capital expenditures, dispositions of collateral, guarantees, redemptions of junior capital and payments on junior capital and investments.
     Events of Default. The revolving credit facility contains customary events of default including, without limitation, nonpayment, misrepresentation, breach of covenant, cross default, insolvency, bankruptcy, change of control (as defined in the revolving credit facility), Employee Retirement Income Security Act violations and certain judgments.
1.75% Notes
     In August 2004, we sold $175 million of our 1.75% Notes in a private offering exempt from the registration requirements of the Securities Act. The 1.75% Notes bear interest at 1.75% per annum on the principal amount, payable semi-annually in arrears in cash on February 1 and August 1 of each year. The 1.75% Notes are senior unsecured obligations and rank, in right of payment, the same as all of our existing and future senior unsecured debt, including the Existing Notes. We have entered into supplemental indentures that provide that any subsidiary of Century Aluminum Company that guarantees the Existing Notes will also guarantee the 1.75% Notes for so long as the Existing Notes are so guaranteed.
     Covenants; Redemptions Rights. The indenture governing the 1.75% Notes does not contain any restrictive or financial covenants, but requires us to repurchase our 1.75% Notes at the option of the holders upon the occurrence of certain events constituting a “Fundamental Change,” which include change in control events and termination in trading of our stock, at a price equal to 100% of their principal amount, plus accrued interest and a make-whole premium payable based on the stock price for Century Aluminum Company common stock at such time. Century is also required to offer to repurchase the 1.75% Notes on August 1, 2011, 2014 and 2019 at a price equal to 100% of their principal amount plus accrued interest, if any. The 1.75% Notes are redeemable at our option at a price equal to 100% of their principal amount plus accrued interest, if any, at any time on or after August 6, 2009.
     Conversion. The 1.75% Notes are convertible at any time at an initial conversion rate of 32.7430 shares of Century Aluminum Company common stock per $1,000 principal amount of 1.75% Notes, subject to adjustments for certain events. The initial conversion rate is equivalent to a conversion price of approximately $30.5409 per share of common stock. Upon conversion of the 1.75% Notes, we would be required to pay cash in respect of the conversion obligation (determined as the number of shares into which the note is convertible multiplied by our stock price at such time) up to the principal amount of the note. Any excess conversion obligation can be paid at our option in cash, common stock, or a combination thereof. Upon any conversion in connection with a Fundamental Change, we will be required to also deliver the make-whole premium, and accrued and unpaid interest, if any.
Existing Notes
     In August 2004, we sold $250 million of our Existing Notes in a private offering exempt from the registration requirements of the Securities Act.
     The Existing Notes bear interest at 7.5% per annum on the principal amount, payable semi-annually in arrears in cash on February 15 and August 15 of each year. The Existing Notes mature on August 15, 2014. The Existing Notes are senior unsecured obligations and rank, in right of payment, the same as all of our existing and future senior unsecured debt, including the 1.75% Notes. Our obligations under the Existing Notes are guaranteed by all of our existing and future domestic restricted subsidiaries.

     On or after August 15, 2009, we may redeem the Existing Notes, in whole or in part, at an initial redemption price equal to 103.75% of the principal amount, plus accrued and unpaid interest. The redemption price will decline on August 15 each year after 2009 and will be 100% of the principal amount, plus accrued and unpaid interest, beginning on August 15, 2012. Upon a “change of control” (as defined in the indenture governing the Existing Notes), we will be required to make an offer to purchase the Existing Notes at a purchase price equal to 101% of the outstanding principal amount of the Existing Notes on the date of the purchase, plus accrued interest to the date of purchase. Upon receipt of excess proceeds, paydown certain debt equal to or exceeding $10 million from certain asset sales, we will be required to either reinvest the proceeds or make an offer to purchase all or a portion of the Existing Notes at a purchase price equal to 100% of the principal amount, plus accrued interest to the date of the purchase.
     The indenture governing the Existing Notes contains certain covenants that restrict our ability and the ability of certain of our subsidiaries to: (i) incur additional debt; (ii) create liens; (iii) pay dividends or make distributions in respect of capital stock; (iv) purchase or redeem capital stock; (v) make investments or certain other restricted payments; (vi) sell assets; (vii) issue or sell stock of certain subsidiaries; (viii) enter into transactions with shareholders or affiliates; or (ix) effect a consolidation or merger. These limitations are subject to a number of important qualifications and exceptions. Certain of the covenants would cease to apply from and after the date that the Existing Notes are rated investment grade.
Industrial Revenue Bonds
     As part of the purchase price for our acquisition of the Hawesville facility, we assumed industrial revenue bonds in the aggregate principal amount of $7.8 million which were issued in connection with the financing of certain solid waste disposal facilities constructed at the Hawesville facility. From April 1, 2001 through April 1, 2003, Glencore assumed 20% of the liability related to the industrial revenue bonds consistent with its 20% ownership interest in the Hawesville facility. As part of our acquisition of Glencore’s 20% interest in the Hawesville facility in April 2003, we assumed all of the liabilities related to the industrial revenue bonds. The industrial revenue bonds mature on April 1, 2028 and bear interest at a variable rate not to exceed 12% per annum determined weekly based upon prevailing rates for similar bonds in the industrial revenue bond market. Interest on the industrial revenue bonds is paid quarterly. At September 30, 2009, the interest rate on the industrial revenue bonds was 0.64%. The bonds are classified as current liabilities because they are remarketed weekly and, under the indenture governing the bonds, repayment upon demand could be required if there is a failed remarketing.
     The industrial revenue bonds are secured by a letter of credit issued under our revolving credit facility.

DESCRIPTION OF THE EXCHANGE NOTES
     In this Description of the Exchange Notes, “Century” refers only to Century Aluminum Company, and any successor obligor on the exchange notes, and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under “— Certain Definitions.”
     Century will issue the exchange notes under an indenture among Century, the Guarantors and Wilmington Trust Company, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the indenture and the Collateral Agreements. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture and the Collateral Agreements in their entirety. Copies of the proposed form of the indenture and the Collateral Agreements are available as described under “Information Incorporated by Reference.”
Basic Terms of Exchange Notes
     The exchange notes:
•	will be senior secured obligations of Century, ranking equally in right of payment with all existing and future senior indebtedness of Century but effectively senior to unsecured debt to the extent of the value of the Collateral;

•	will be guaranteed by each Guarantor, which guaranty shall in each case be a senior secured obligation of such Guarantor, ranking equally in right of payment with all existing and future senior indebtedness of such Guarantor but effectively senior to unsecured debt to the extent of the value of the Collateral;

•	will rank senior in right of payment to all existing and future subordinated indebtedness of Century;

•	will be secured by a Lien on the Collateral, subject to Permitted Liens;

•	will be issued in exchange for Existing Notes;

•	will mature on May 15, 2014;

•	will bear interest beginning the Issue Date at 8% per year, payable semiannually on each May 15 and November 15, beginning May 15, 2010, to holders of record on the May 1 or November 1 immediately preceding the interest payment date; and

•	will bear interest on overdue principal and interest at the rate stated above plus 2% per year.
     Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     As of the Issue Date, all of Century’s Subsidiaries other than Helguvik, which has been designated an Unrestricted Subsidiary, will be Restricted Subsidiaries. As of September 30, 2009, Helguvik had approximately $165 million of assets and approximately $103 million of liabilities and no funded debt. However, so long as we satisfy the conditions described under “Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate current or future Subsidiaries as “Unrestricted” Subsidiaries that are not subject to the restrictive covenants included in the indenture.
Optional Redemption
     Except as set forth in the next two paragraphs, the exchange notes are not redeemable at the option of Century.
     At any time and from time to time on or after May 15, 2011, Century may redeem the exchange notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Percentage
2011	104%
2012	102%
2013 and thereafter	100%
     At any time and from time to time prior to May 15, 2011, Century may redeem exchange notes with the net cash proceeds received by Century from any Public Equity Offering at a redemption price equal to 108% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the exchange notes originally issued under the indenture, provided that
     (1) in each case the redemption takes place not later than 60 days after the closing of the related Public Equity Offering, and
     (2) not less than 65% of the aggregate principal amount of the exchange notes originally issued under the indenture remains outstanding immediately thereafter.
     If fewer than all of the exchange notes are being redeemed, the trustee will select the exchange notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. Upon surrender of any exchange note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered exchange note. Once notice of redemption is sent to the holders, exchange notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, exchange notes redeemed will cease to accrue interest.
No Mandatory Redemption or Sinking Fund
     There will be no mandatory redemption or sinking fund payments for the exchange notes.
Guarantees
     The obligations of Century pursuant to the exchange notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on a senior secured basis, by all of Century’s existing Domestic Restricted Subsidiaries other than any Foreign-Owned Parent Holding Company. If Century or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary after the Issue Date other than any Foreign-Owned Parent Holding Company, the new Domestic Restricted Subsidiary must provide a guaranty of the exchange notes (a “note guaranty”) and become a party to the Collateral Agreements (and pledge its assets to the extent they would constitute Collateral).
     Each note guaranty will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its note guaranty could be significantly less than amounts payable with respect to the exchange notes, or a Guarantor may have effectively no obligation under its note guaranty. See “Risk Factors — Risks Relating to the Operational Restructuring and the Exchange Offer and Consent Solicitation— Subsidiary guarantees could be deemed to be fraudulent conveyances.”
     The note guaranty of a Guarantor will terminate upon:

     (1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to Century or a Restricted Subsidiary) otherwise permitted by the indenture,
     (2) the designation of the Guarantor, in accordance with the indenture, as an Unrestricted Subsidiary, or
     (3) defeasance or discharge of the exchange notes, as provided in “—Defeasance and Discharge.”
Ranking
     The indebtedness evidenced by these exchange notes and the note guarantees will rank:
•	equally in right of payment with all existing and future senior obligations of Century and the Guarantors (including our 7.5% Notes and our Convertible Notes), as the case may be, but effectively senior to unsecured indebtedness of Century to the extent of the value of the Collateral;

•	senior in right of payment to all existing and future subordinated indebtedness of Century and the Guarantors, as the case may be;

•	effectively junior to any obligations of Century that are either (i) secured by a Lien on the Collateral that is senior or prior to the Liens securing the exchange notes, including future First Lien Indebtedness, or (ii) secured by assets that are not part of the Collateral, including the accounts receivable, inventory, deposit accounts (other than the Collateral Proceeds Account) and related assets, and any proceeds of the foregoing securing the Credit Agreement; and

•	effectively junior in right of payment to the obligations of Century’s non-guarantor subsidiaries.
     As of September 30, 2009, giving pro forma effect to (i) the exchange offer and consent solicitation, assuming that all of the outstanding 7.5% Notes are accepted for exchange in the exchange offer and consents relating to all of the outstanding 7.5% Notes are accepted in the consent solicitation such that $250 million aggregate principal amount of exchange notes are issued by Century, and (ii) the debt-for-equity exchanges relating to the 1.75% Notes that closed or are contracted to close during the fourth quarter of 2009, Century and the Guarantors would have had approximately $47 million of senior unsecured debt other than the exchange notes, approximately $8 million of secured debt other than the exchange notes, and approximately $44 million of net availability under the Credit Agreement. Although the indenture limits the incurrence of secured obligations, the limitation is subject to a number of significant exceptions.
     None of Century’s Foreign Subsidiaries will be required to guarantee the exchange notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries, generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of Century, including holders of the exchange notes. The exchange notes and each note guaranty therefore will be effectively subordinated to the claims of creditors (including trade creditors) and preferred and minority stockholders (if any) of any subsidiary of Century that is not a Guarantor to the extent of the assets of such subsidiary. As of September 30, 2009, Century’s subsidiaries that are not Guarantors had approximately $115 million of liabilities excluding guarantees of our indebtedness and intercompany indebtedness. Although the indenture limits the incurrence of Debt and Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors, the limitation is subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the incurrence by Restricted Subsidiaries that are not Guarantors of liabilities that are not considered Debt or Disqualified or Preferred Stock under the indenture. See “— Certain Covenants — Limitation on Debt and Disqualified or Preferred Stock.”

Security
     General
     The exchange notes and the note guarantees will be secured by Liens (the “Second-Priority Liens”) granted by Century, the existing Guarantors and any future Guarantor on the following assets, whether now owned or hereafter arising or acquired, in each case subject to Permitted Liens and exceptions and encumbrances described in the Collateral Agreements (collectively, the (“Collateral”):
          (i) all property, plant and equipment of Century and the Guarantors (the “PP&E”) other than (a) any item constituting PP&E that Century determines to exclude from the Collateral; provided that the aggregate book value of the items excluded pursuant to this clause (a) at any time outstanding does not exceed 5% of the aggregate principal amount of all PP&E of Century and the Guarantors owned at the time of any such exclusion, (b) motor vehicles, (c) any individual item of moveable equipment (including office equipment) with a book value, as of the time of exclusion, of less than $10,000 per item, (d) equipment that is subject to a Lien or lease that prohibits the creation or perfection of security interests therein, and (e) all assets of Berkeley Aluminum Inc., the owner of our interest in the Mt. Holly facility, including its equity interests in Mt. Holly Aluminum Company, a South Carolina partnership, which assets are subject to limitations on pledges under the applicable joint venture agreement;
          (ii) all Equity Interests in Subsidiaries directly owned by Century or any Guarantor; provided that no more than 65% of Equity Interests in any Foreign Subsidiaries, or any pass-through entity owner thereof, directly owned by Century or any Guarantor shall be pledged;
          (iii) intercompany notes owed to Century or any Guarantor by any Subsidiary of Century that is not a Guarantor other than intercompany notes that Century determines to exclude from the Collateral; provided that the aggregate principal of the items excluded from this clause (iii) at any time outstanding does not exceed 2% of the aggregate principal amount of all such notes at the time then outstanding; and
          (iv) proceeds of the foregoing, including without limitation all moneys deposited in the Collateral Proceeds Account.
     The Collateral will include the $504 million loan owed to us by Century Bermuda I Ltd., which had a balance of approximately $687 million, including accrued interest , as of September 30, 2009. Liens on certain assets constituting real property Collateral will not be perfected on the Issue Date; but will be required to be perfected within 75 days following the Issue Date.
     If property of a type constituting Collateral is acquired by Century or a Guarantor that is not automatically subject to a perfected security interest under the Collateral Agreements or there is a new Guarantor, then Century or such Guarantor will, as soon as practical after such property’s acquisition or such Subsidiary becoming a Guarantor, provide Liens over such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Noteholder Collateral Agent and deliver certain certificates (including in the case of real property and title insurance) in respect thereof as required by the indenture or the Collateral Agreements.
     The indenture will permit Century and the Guarantors to create additional Liens (the “First-Priority Liens”) on the Collateral securing Debt, commitments to lend, obligations with respect to letters of credit and other obligations relating thereto (including interest, fees, expenses, indemnities and reimbursement obligations) (the “First Lien Indebtedness”) that will be higher in priority than the Second-Priority Liens securing the exchange notes and note guarantees. As set out in more detail below, if there occurs an enforcement event or insolvency proceeding, proceeds from the Collateral will be applied first to satisfy in full in cash such other obligations and then the remainder, if any, to satisfy obligations on the exchange notes. In addition, Century and the Guarantors will be permitted to grant certain additional Liens on the Collateral ranking equally with the Liens securing the exchange notes and the note guarantees. See the definition of “Permitted Liens.”
     The Collateral will be pledged to the Noteholder Collateral Agent for the benefit of the trustee and the holders of the exchange notes.

     Control Over Collateral and Enforcement of Liens
     So long as no First Lien Indebtedness is outstanding, upon the occurrence and during the continuance of an Event of Default, the Noteholder Collateral Agent will be permitted (together with the representative of any other Debt secured by parity Liens on the Collateral), to take steps with respect to remedies and enforcement, acting at the direction of the holders of a majority in principal amount of the exchange notes.
     If First Lien Indebtedness is incurred, the Noteholder Collateral Agent will at such time enter into an intercreditor agreement substantially in the form attached to the Indenture. Under the intercreditor agreement, while any First Lien Indebtedness is outstanding, the holders of the First-Priority Liens will control at all times all remedies and other actions related to the Collateral and the Noteholder Collateral Agent, the trustee or the holders of any exchange notes will not be entitled to take any action whatsoever (other than limited actions to preserve and protect the validity and enforceability of Second-Priority Liens that do not impair the First-Priority Liens) with respect to the Collateral. As a result, while any First Lien Indebtedness is outstanding, upon the occurrence and during the continuance of an Event of Default, none of the Noteholder Collateral Agent, the trustee or the holders of the exchange notes will be able to force a sale of the Collateral or otherwise exercise remedies available to secured creditors or challenge any decisions in respect thereof by the holders of the First-Priority Liens.
     Proceeds realized from the Collateral or in an insolvency proceeding will be applied:
•	first, to amounts owing to the holders of the First-Priority Liens in accordance with the terms of the First Lien Indebtedness until they are paid in full in cash (which term includes a requirement that obligations with respect to letters of credit and similar obligations shall be cash collateralized at 105% of the maximum exposure thereof);

•	second, to amounts owing to the Noteholder Collateral Agent in its capacity as such in accordance with the terms of the Collateral Agreements, to the trustee and to the representatives of any other holders of debt, in their capacity as such, secured by parity Liens on the Collateral;

•	third, ratably to amounts owing to the holders of the exchange notes in accordance with the terms of the indenture and to amounts owing to the holders of any obligations secured by parity Liens on the Collateral; and

•	fourth, to Century and/or other persons entitled thereto.
     None of the Collateral has been appraised in connection with the offering of the exchange notes. The book value of the Collateral as of September 30, 2009 was approximately $1,025 million. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the exchange notes. In addition, the fact that holders of all First Lien Indebtedness will receive proceeds from enforcement of the Collateral before holders of the exchange notes could have a material adverse effect on the amount that would be realized upon a liquidation of the Collateral. Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the indenture and the related Collateral Agreements following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the exchange notes.
     If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of Century and the Guarantors. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by Century or the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Noteholder Collateral Agent, the trustee or the holders of the exchange notes to realize or foreclose on Collateral.
     Release of Liens
     The Collateral Agreements and the indenture provide that the Second-Priority Liens securing the Guarantee of any Guarantor will be automatically released when such Guarantor’s Guarantee is released in accordance with the terms of the indenture. In addition, the Second-Priority Liens securing the exchange notes will be released (a) upon discharge or defeasance of the exchange notes as set forth below under “—Discharge and defeasance of Indenture,” (b) upon payment in full of principal, interest and all other Obligations on the exchange notes issued under the indenture, (c) with the consent of the requisite holders of the exchange notes in accordance with the provisions under “—Amendment, supplement and waiver,” including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, exchange notes and (d) in connection with any disposition of Collateral to any Person other than Century or any of the Restricted Subsidiaries (but excluding any transaction subject to “—Consolidation, Merger or Sale of Assets” where the recipient is required to become the obligor on the exchange notes or a note guaranty) that is permitted by the indenture (with respect to the Lien on such Collateral). In addition, provided that such asset has not been so transferred prior to the Issue Date, such that it does not secure the exchange notes, the Lien on an automatic sow caster with a book value of less than $5 million presently located in Century Aluminum of West Virginia, Inc. shall be released upon its transfer to Helguvik within 180 days after the Issue Date so long as such transfer is otherwise permitted under the indenture. If First Lien Indebtedness is incurred, the intercreditor agreement will provide that the Liens securing the exchange notes and the note guarantees will be released on any Collateral to the extent such Collateral is disposed of in connection with the enforcement of the First-Priority Liens, provided that the Lien securing the exchange notes and the note guarantees will remain on proceeds thereof.
     To the extent applicable, Century will comply with Section 313(b) of the TIA, relating to reports, and, following qualification of the indenture under the Trust Indenture Act, Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the exchange notes. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of Century except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary herein, Century and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the Collateral released or to be released. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the TIA. In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the holders or the trustee, the provisions of Section 314(d) may be inapplicable to the release.
     The holders of certain existing and future indebtedness secured by inventory will require certain customary rights with respect to the Collateral, such as rights of inspection by holders of liens on assets that are located at the real property that will secure the exchange notes and the right to access such real property in order to exercise rights and remedies with respect to such secured indebtedness.
     Disposition of Collateral; Collateral Proceeds Account
     Pursuant to the indenture and the Collateral Agreements and subject to the terms of the Intercreditor Agreement if First-Lien Indebtedness is Incurred, Century and the Guarantors will deposit in a cash collateral account (the “Collateral Proceeds Account”): (1) cash proceeds from any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Collateral having an aggregate fair market value of more than $10 million, (2) any cash proceeds in excess of $10 million of any Collateral taken by eminent domain, expropriation or other similar governmental taking and (3) cash proceeds in excess of $10 million of insurance upon any part of the Collateral. The Noteholder Collateral Agent will have a perfected security interest in the account for the benefit of the trustee and the noteholders. Proceeds of the account may only be released to Century or the applicable Guarantor for use as permitted by clause (3) or (4) described under “— Certain Covenants — Limitation on Asset Sales.” Century will not be required to deposit any proceeds from eminent domain or other similar taking or insurance to the extent that it furnishes the Noteholder Collateral Agent and the trustee with an officers’ certificate certifying that it has invested an amount in compliance with such clauses equal to, or in excess of, the amount of such proceeds in anticipation of receipt of such funds. Century and the Guarantors will be required to comply with the requirements described above with respect to dispositions of Collateral before they may use the moneys in the Collateral Proceeds Account.
     Intercreditor Agreement
     If First Lien Indebtedness is incurred, the Noteholder Collateral Agent will at such time enter into an intercreditor agreement substantially in the form attached to the indenture, which will establish the second priority status of the Second-Priority Liens. In addition to the provisions described above with respect to control of remedies and release of Collateral, the Intercreditor Agreement will also impose certain other customary restrictions and agreements, including the restrictions and agreements described below.
•	Pursuant to the Intercreditor Agreement, the Noteholder Collateral Agent and the trustee, for themselves and on behalf of the holders of the exchange notes, will agree that the First Lien Collateral Agent and the holders of First Lien Indebtedness have no fiduciary duties to them in respect of the maintenance or preservation of the Collateral (other than, in the case of the First Lien Collateral Agent, a duty to hold certain possessory collateral as bailee of the Noteholder Collateral Agent and the trustee, for themselves and on behalf of the holders of the exchange notes, for purposes of perfecting the Second-Priority Liens thereon). In addition, the Noteholder Collateral Agent and the trustee, for themselves and on behalf of the holders of the exchange notes, will waive, to the fullest extent permitted by law, any claim against the First Lien Collateral Agent and the holders of First Lien Indebtedness in connection with any actions they may take under the First Lien Indebtedness or with respect to the Collateral. They will further waive, to the fullest extent permitted by law, any right to assert, or request the benefit of, any marshalling or similar rights that may otherwise be available to them.

•	Pursuant to the Intercreditor Agreement, the Noteholder Collateral Agent and the trustee, for themselves and on behalf of the holders of the exchange notes, will irrevocably constitute and appoint the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place of the trustee, the Noteholder Collateral Agent or holder of the exchange notes or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of certain sections of the Intercreditor Agreement (including those relating to the release of the Second-Priority Liens upon sales, due to enforcement of remedies), to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of such section of the Intercreditor Agreement, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments or transfer or release of such liens.

•	While the First Lien Indebtedness is outstanding, Century and the Guarantors will agree that if the Noteholder Collateral Agent and/or the trustee holds any Lien on any assets of Century or any Guarantor securing any Second-Priority Lien Obligations that are not also subject to First-Priority Liens, Century will grant a First Priority Lien to the First Lien Collateral Agent as security for the First Lien Indebtedness (in which case the trustee will retain a Second-Priority Lien on such assets subject to the terms of the Intercreditor Agreement if and to the extent required by the indenture).

     In addition, if Century or any Guarantor is subject to any insolvency or liquidation proceeding, the Noteholder Collateral Agent and the trustee, for themselves and on behalf of the holders of the exchange notes, will agree that:
•	they will consent to Century’s use of cash collateral if the First-Priority Lien Obligation holders consent to such usage and the Second-Priority Lien Obligation holders receive adequate protection as set out below;

•	they shall not seek or require Century to provide any adequate protection, or accept any such adequate protection, for Second-Priority Lien Obligations except replacement or additional Liens that are fully junior and subordinate to the Liens securing the First Lien Indebtedness, and except for the foregoing, will not seek or accept any payments pursuant to Section 362(d)(3)(B) of Title 11 of the United States Code;

•	if the First-Priority Lien Obligation holders consent to a debtor-in-possession (“DIP”) financing that provides for priming of the First Lien Indebtedness, the Noteholder Collateral Agent and the trustee, for themselves and on behalf of the holders of the Second-Priority Lien Obligations, will be deemed to have consented to priming of their Liens and will not object to the DIP financing (provided that the aggregate principal amount of the DIP financing, plus the aggregate principal amount of First Lien Indebtedness, does not exceed $175 million) or any adequate protection provided to the First-Priority Lien Obligation holders, except that if the lenders under the First Lien Indebtedness and the First Lien Collateral Agent are granted adequate protection in the form of additional collateral, the Noteholder Collateral Agent and the trustee may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is fully junior and subordinate to the Lien granted to the lenders under the First Lien Indebtedness and the First Lien Collateral Agent and the DIP financing providers;

•	without the consent of the First Lien Collateral Agent, they will not seek relief from the automatic stay so long as any amounts are outstanding under the First Lien Indebtedness; and

•	they will not oppose any sale or other disposition of the Collateral consented to by the First-Priority Lien Obligation holders.
     No Impairment of the Security Interests
     Neither Century nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Noteholder Collateral Agent, the trustee and the holders of the exchange notes.
     The indenture will provide that any release of Collateral in accordance with the provisions of the indenture and the Collateral Agreements will not be deemed to impair the security under the indenture, and that any engineer, appraiser or other expert may rely on such provision in delivering a certificate requesting release so long as all other provisions of the indenture with respect to such release have been complied with.
Certain Covenants
     The indenture contains covenants including, among others, the following:
     Limitation on Debt and Disqualified or Preferred Stock
          (a) Century
     (1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and
     (2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, or permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by Century or a Wholly-Owned Restricted Subsidiary, so long as it is so held);

provided that Century or any Guarantor may Incur Debt and Century or any Guarantor may Incur Disqualified Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0 to 1.
          (b) Notwithstanding the foregoing, Century and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):
     (1) Debt of Century and any Restricted Subsidiary pursuant to the Credit Agreement, and Guarantees of such Debt by Century or any Restricted Subsidiary; provided that the aggregate principal amount at any time outstanding under the Credit Agreement does not exceed the greater of (i) $100.0 million, less the aggregate amount of all such Debt under the Credit Agreement permanently repaid pursuant to payments thereof described under “Limitation on Asset Sales,” and (ii) the sum of the amounts equal to (x) 85% of the book value of the accounts receivable of Century and its consolidated Restricted Subsidiaries and (y) 65% of the book value of the inventory of Century and its consolidated Restricted Subsidiaries (but excluding any accounts receivable and inventory that are ineligible at such time for inclusion in the calculation of a borrowing base or similar borrowing limit (if any) under the Credit Agreement), in each case as of the most recently ended fiscal quarter of Century for which financial statements have been provided (or, if not timely provided, required to be provided) pursuant to the indenture;
     (2) Debt of Century or any Restricted Subsidiary to Century or to any Wholly Owned Restricted Subsidiary so long as such Debt continues to be owed to Century or a Wholly Owned Restricted Subsidiary and which, if the obligor is Century or a Guarantor and the obligee is not Century or a Guarantor, is subordinated in right of payment to the exchange notes, except for such Debt that was Incurred after the 7.5 % Notes Issue Date to refinance Debt of Grundartangi that was owed to a third party and is outstanding on the Issue Date (which Debt shall be deemed to have been incurred under clause (8) below);
     (3) Debt of Century pursuant to the exchange notes and Debt of any Guarantor pursuant to a note guaranty;
     (4) Debt of Century or any Restricted Subsidiary (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt of Century or any Restricted Subsidiary in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that
     (A) (i) in case the Debt to be refinanced is subordinated in right of payment to the exchange notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the exchange notes at least to the extent that the Debt to be refinanced is subordinated to the exchange notes and (ii) in case the Debt to be refinanced was Incurred under clause (14) below, the new Debt is Unsecured Debt,
     (B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,
     (C) in no event may Debt of Century be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor and in no event may Debt of a Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

     (D) Debt Incurred pursuant to clauses (1), (2), (5), (6), (9), (10)(c), (12) and (15) may not be refinanced pursuant to this clause;
     (5) Hedging Agreements of Century or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of Century and its Restricted Subsidiaries and not for speculation;
     (6) Debt of Century or any Restricted Subsidiary with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business or assets; provided that the maximum liability in connection with any disposition shall not exceed the gross proceeds actually received by Century or that Restricted Subsidiary in connection with the disposition;
     (7) Acquired Debt; provided that after giving effect to the Incurrence thereof, Century could Incur at least $1.00 of Debt under paragraph (a);
     (8) Debt of Century or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (4)(D), not constituting Permitted Debt under clauses (1), (2), (5), (6), (9) or (12));
     (9) Guarantees by Century or any Guarantor of any Debt of Century or any Restricted Subsidiary permitted to be incurred under any other clause of this covenant;
     (10) Debt of Grundartangi and any of its Restricted Subsidiaries (a) incurred to finance the expansion of the Grundartangi primary aluminum reduction facility in an aggregate principal amount at any time outstanding not to exceed (i) $160.0 million less (ii) the aggregate outstanding principal amount of Permitted Refinancing Debt Incurred to refinance such Debt, (b) incurred to refinance Debt of Grundartangi outstanding on the 7.5 % Notes Issue Date or (c) incurred pursuant to a revolving credit facility to finance working capital needs of Grundartangi, in an aggregate principal amount at any time outstanding not to exceed $25.0 million, and any Guarantee of any such Debt incurred under (a), (b) or (c) of this clause (10) by any Nordural Holding Company; provided that such Debt may only be incurred if (i) such Debt is not Guaranteed by Century or any other Restricted Subsidiary of Century (other than any Nordural Holding Company) unless Grundartangi is not subject to any restrictions or encumbrances set forth in clause (a)(1) of “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” (other than those permitted by clause (b)(2) thereof), in which case such Debt may be so Guaranteed (to the extent such Guarantee is otherwise permitted to be Incurred under this covenant) and (ii) unless such Debt is permitted to be Guaranteed by Century pursuant to clause (i), the lenders thereof have agreed or have been notified in writing that they will not have any recourse to the stock or assets of Century or any other Restricted Subsidiary (other than any Nordural Holding Company);
     (11) (a) Debt (including Guarantees) of any Foreign Restricted Subsidiary; provided that, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (i) the Fixed Charge Coverage Ratio of Century and its Restricted Subsidiaries, and the Fixed Charge Coverage Ratio of such Foreign Restricted Subsidiary and its Restricted Subsidiaries (calculated in accordance with the definition thereof as if each reference to Century was a reference to such subsidiary and each reference to Century’s Restricted Subsidiaries is a reference to such subsidiary’s Subsidiaries that are Restricted Subsidiaries), is not less than 2.0 to 1, in the case of Century and its Restricted Subsidiaries, and 2.5 to 1, in the case of the Foreign Restricted Subsidiary and its Restricted Subsidiaries and (ii) the aggregate principal amount of Debt of Century’s Foreign Restricted Subsidiaries at the time outstanding does not exceed 50% of the Total Assets of Century’s Foreign Restricted Subsidiaries as of the date of Incurrence and (b) any Guarantee of such Debt (i) constituting a Limited Recourse Parent Guaranty or (ii) by any Foreign Restricted Subsidiary that is a Subsidiary of the Person Incurring such Debt under this clause (11);

     (12) Debt of Century or any Restricted Subsidiary consisting of the deferred purchase price for power pursuant to any provision in a power contract that permits payment of a portion thereof to be deferred;
     (13) Debt of any Foreign Restricted Subsidiaries incurred to finance expansion or improvement of the Grundartangi plant, together with any Permitted Refinancing Debt in connection therewith, not to exceed $125 million in the aggregate; provided that such Debt may only be incurred if such Debt is not guaranteed by, and non-recourse to, Century or any Guarantor;
     (14) Unsecured Indebtedness; provided that the aggregate principal amount of all Debt Incurred under this clause (14), together with any Permitted Refinancing Debt in connection therewith, at any time outstanding shall not exceed $500.0 million; and
     (15) other Debt of Century or any Restricted Subsidiary in an aggregate principal amount for all Debt under this clause at any time outstanding not to exceed $25.0 million.
     For purposes of determining compliance with this covenant, in the event that an item of Debt or any portion thereof meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to clause (a), Century shall, in its sole discretion, classify such item of Debt or any portion thereof in any manner that complies with this covenant and such item of Debt or portion thereof will be treated as having been incurred pursuant to only the clause or clauses designated by Century.
          (c) Notwithstanding anything to the contrary in this covenant, the maximum amount of Debt that Century and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.
     Limitation on Restricted Payments
          (a) Century will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):
•	declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in Century’s Qualified Stock) held by Persons other than Century or any of its Wholly Owned Restricted Subsidiaries;

•	purchase, redeem or otherwise acquire or retire for value any Equity Interests of Century or any Restricted Subsidiary held by Persons other than Century or any of its Wholly Owned Restricted Subsidiaries;

•	repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity; or

•	make any Investment other than a Permitted Investment;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
     (1) no Default has occurred and is continuing,
     (2) Century could Incur at least $1.00 of Debt under paragraph (a) of “Limitation on Debt and Disqualified or Preferred Stock,” and
     (3) the aggregate amount expended for all Restricted Payments made on or after the 7.5 % Notes Issue Date would not, subject to paragraph (c), exceed the sum of
     (A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on April 1, 2004 and ending on the last day of Century’s most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to the indenture (whether through filing of a Form 10-Q or a Form 10-K for such period or an earnings release filed on Form 8-K), plus
     (B) subject to paragraph (c), the aggregate net cash proceeds received by Century (other than from a Subsidiary) after the 7.5 % Notes Issue Date from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of Century, plus
     (C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:
     (x) the cash return, after the 7.5 % Notes Issue Date, on Investments in an Unrestricted Subsidiary made after the 7.5 % Notes Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), and
     (y) the portion (proportionate to Century’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary (as determined in good faith by the Board of Directors) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the 7.5 % Notes Issue Date by Century and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus
     (D) the cash return, after the 7.5 % Notes Issue Date, on any other Investment made after the 7.5 % Notes Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made.
The amount of any non-cash Restricted Payment will be deemed to be the fair market value thereof, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.
          (b) The foregoing will not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);
     (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to Century (or the relevant Restricted Subsidiary holding the Capital Stock of such Restricted Subsidiary, as applicable), to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by Century;
     (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;
     (4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of Century in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Century;

     (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of Century in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Century;
     (6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of Century held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries), (a) upon death, disability, retirement, severance or termination of employment, or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor after the 7.5 % Notes Issue Date does not exceed an aggregate amount of $8.0 million or (b) which Equity Interests consist of performance shares or options (or shares issued upon the vesting of performance shares or the exercise of options) that are repurchased or withheld upon vesting of such performance shares or exercise of such options solely in order to satisfy tax withholding obligations of such persons as a result thereof;
     (7) (A) Investments in any Joint Venture or Unrestricted Subsidiary organized to construct, acquire, own and/or operate a facility in a Permitted Business (including without limitation any Guarantees), in an aggregate amount made on or after the 7.5 % Notes Issue Date that, together with all other Investments made pursuant to this clause (7) (A), does not exceed $35.0 million and (B) any Limited Recourse Guarantee by any Joint Venture Holding Company holding such Investment to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary;
     (8) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (8) on or after the 7.5 % Notes Issue Date, does not exceed $20.0 million;
     (9) the payment by Century or any Restricted Subsidiary of (a) any purchase price adjustments in connection with the acquisition of the Hawesville facility and (b) any post-closing purchase price adjustments in connection with the acquisition of Grundartangi, in each case pursuant to the provisions of the relevant purchase agreement as in effect on the 7.5 % Notes Issue Date;
     (10) any payment by Century to any holder of Century’s Convertible Notes and 7.5% Notes in connection with the conversion, repurchase or redemption thereof, which payment is permitted or required by the terms of such notes as in effect on the Issue Date and any open market purchases or tender offers in respect of such notes; and
     (11) Investments in any Joint Venture or Unrestricted Subsidiary organized to construct, acquire, own and/or operate a facility in a Permitted Business (including without limitation any Guarantees) with the proceeds of any Debt Incurred pursuant to clause (14) under “Limitation on Debt and Disqualified or Preferred Stock”;
provided that, in the case of clauses (6), (7) and (8), no Default has occurred and is continuing or would occur as a result thereof.
          (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4) or (5) of paragraph (b). Restricted Payments permitted pursuant to clauses (2) (to the extent paid to Century or any Restricted Subsidiary of Century), (3), (4), (5), (6), (7), (8), (9) or (10) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a).
     Limitation on Liens
     Century will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens; provided, however, that the foregoing will not apply with respect to Excluded Property to the extent Century or any Restricted Subsidiary effectively provides that the exchange notes and note guarantees shall be secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the exchange notes or any note guaranty, prior to) the obligations so secured for so long as such obligations are so secured.
     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
          (a) Except as provided in paragraph (b), Century will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to
     (1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by Century or any other Restricted Subsidiary,
     (2) pay any Debt or other obligation owed to Century or any other Restricted Subsidiary,
     (3) make loans or advances to Century or any other Restricted Subsidiary, or
     (4) transfer any of its property or assets to Century or any other Restricted Subsidiary.
          (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions
     (1) existing on the Issue Date in the Credit Agreement, the indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing or of any subsequent extension, renewal, replacement or refinancing thereof; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no more adverse in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (2) existing under or by reason of applicable law;
     (3) existing
     (A) with respect to any Person, or with respect to any property or assets, at the time the Person, property or assets are acquired by Century or any Restricted Subsidiary, or
     (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event; and any extensions, renewals, replacements or refinancings of any of the foregoing, or of any subsequent extension, renewal, replacement or refinancing thereof provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no more adverse in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (4) of the type described in clause (a) (4) arising or agreed to
     (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license,
     (ii) with respect to any assets comprising a Permitted Business in which Century or any Restricted Subsidiary has ownership of an undivided interest, pursuant to the agreements under which such interest is owned or maintained, including, without limitation, options, put and call arrangements, rights of first refusal and similar rights, provided that such restrictions are consistent with Century’s past practice, or

     (iii) by virtue of any Permitted Lien on, or agreement to transfer, option or similar right with respect to, any property or assets of, Century or any Restricted Subsidiary;
     (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of or property and assets of the Restricted Subsidiary that is permitted by the indenture;
     (6) on the ability of Restricted Subsidiaries to consummate transactions of the type described in paragraph (a)(1), (2), (3) or (4) provided for by any credit agreement or security document relating to Debt permitted to be incurred under the indenture; provided that such restrictions are not more restrictive than the restrictions contained in the indenture or the Credit Agreement;
     (7) required pursuant to clause (b) (2) under “Limitation on Debt and Disqualified or Preferred Stock”;
     (8) imposed on any Joint Venture pursuant to customary limitations contained in the constituent documents and agreements governing such Joint Venture; or
     (9) existing under any credit agreement or security document relating to Debt incurred pursuant to clause (b)(10) or (b) (11) under “Limitation on Debt and Disqualified or Preferred Stock” or Permitted Refinancing Debt in respect thereof; provided that (a) such restrictions apply only to the Persons Incurring such Debt (including Guarantees thereof) and their Subsidiaries and (b) such Debt is not Guaranteed by Century.
     Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries
     Century will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless
     (1) the sale or issuance is to Century or a Wholly Owned Restricted Subsidiary,
     (2) the sale or issuance is of Capital Stock representing directors’ qualifying shares or Capital Stock required by applicable law to be held by a Person other than Century or a Restricted Subsidiary,
     (3) (i) if, after giving pro forma effect to the sale or issuance, the Restricted Subsidiary upon such sale or issuance would no longer be a Restricted Subsidiary and all remaining Investments, if any, of Century and the Restricted Subsidiaries in such Person are permitted under “Limitation on Restricted Payments” and (ii) Century complies with “Limitation on Asset Sales” with respect to the sale or issuance to the extent applicable,
     (4) (i) such sale or issuance is a sale or issuance of Common Stock of a Restricted Subsidiary that is a Guarantor and remains a Restricted Subsidiary that is a Guarantor after giving effect to the sale, and (ii) Century complies with “Limitation on Asset Sales” with respect to the sale or issuance to the extent applicable, or
     (5) such sale or issuance is a sale or issuance of Disqualified Stock permitted under “Limitation on Debt and Disqualified or Preferred Stock.”
     Guarantees by Restricted Subsidiaries
     If Century or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary other than any Foreign-Owned Parent Holding Company after the Issue Date, the new Domestic Restricted Subsidiary must provide a note guaranty and become a party to the Collateral Agreements (and pledge its assets to the extent they would constitute Collateral).

     Repurchase of Exchange Notes upon a Change of Control
     Not later than 30 days following a Change of Control, Century will make an Offer to Purchase all outstanding exchange notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.
     An “Offer to Purchase” must be made by written offer, which will specify the principal amount of exchange notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer must include or incorporate by reference information concerning the business of Century and its Subsidiaries which Century in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender exchange notes pursuant to the offer.
     A holder may tender all or any portion of its exchange notes pursuant to an Offer to Purchase, subject to the requirement that any portion of an exchange note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw exchange notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each exchange note accepted for purchase pursuant to the Offer to Purchase, and interest on exchange notes purchased will cease to accrue on and after the purchase date.
     Century will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
     See “Risk Factors — Risks Relating to the Operational Restructuring and the Exchange Offer and Consent Solicitation — We may be unable to purchase the Exchange Notes even if required by the holders pursuant to the indenture.” You should also note that the provisions under the indenture relating to Century’s obligation to make an offer to repurchase the exchange notes as a result of a Change of Control may be waived or amended as described in “Amendments and Waivers.”
     Limitation on Asset Sales
     Century will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:
     (1) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.
     (2) At least 75% of the consideration consists of cash received at closing; provided, however, to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Agreements substantially simultaneously with such sale, in accordance with the requirements set forth in the indenture.
     For purposes of this clause (2):
     (A) Debt (other than Subordinated Debt) or other obligations of Century or a Restricted Subsidiary assumed by the purchaser pursuant to a customary novation agreement, and
     (B) instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by Century to cash, to the extent of the cash actually so received shall be considered cash received at closing.
     (3) An amount equal to the Net Cash Proceeds from the Asset Sale may be used

     (A) to permanently repay (i) any First Lien Indebtedness or (ii) unless the Net Cash Proceeds are from a disposition of Collateral, Debt under the Credit Agreement, or (iii) unless the Net Cash Proceeds are from a disposition of Collateral, Debt of any Restricted Subsidiary that is not a Guarantor (and, in each case, in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), or
     (B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets (including an undivided interest therein) that are to be used in a Permitted Business; provided that the assets (including Voting Stock) acquired with the Net Cash Proceeds of a disposition of Collateral are pledged as Collateral under the Collateral Agreements substantially simultaneously with such acquisition in accordance with the requirements of the indenture.
     (4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 360 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than $10.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed $10.0 million, Century must, within 30 days, make an Offer to Purchase exchange notes having an aggregate principal amount equal to (A) the accumulated Excess Proceeds, multiplied by (B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the exchange notes and (y) the denominator of which is equal to the outstanding principal amount of the exchange notes and all Debt that is secured by a parity Lien on the Collateral and similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the exchange notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding exchange notes and exchange notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, Century will purchase exchange notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only exchange notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.
     (5) To the extent that any Net Cash Proceeds are from a disposition of Collateral the fair market value of which exceeds $10 million in the aggregate, such Net Cash Proceeds will be deposited with the Noteholder Collateral Agent or the trustee, as the case may be, and held as Collateral pending application pursuant to clause (3) or (4) above, and, in the case of clause (4), released to Century or the relevant Guarantor if remaining after consummation of the Offer to Purchase.
     Limitation on Transactions with Shareholders and Affiliates
     Century will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 5% or more of any class of Capital Stock of Century or (y) any Affiliate of Century or any Restricted Subsidiary (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to Century or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Century.
     Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $5.0 million must first be approved by a majority of the members of the Board of Directors who are disinterested in the subject matter of the transaction (the “Disinterested Directors”) pursuant to a Board Resolution delivered to the trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25.0 million, Century must in addition obtain and deliver to the trustee a favorable written opinion from an investment banking, valuation or appraisal firm as to the fairness of the consideration to be received or paid by Century and its Restricted Subsidiaries from a financial point of view. In the event of any Related Party Transaction that consists of any asset acquisition or disposition and a related purchase or supply agreement, the transaction shall be considered as a whole in determining its compliance with this covenant.

     The foregoing paragraphs do not apply to
     (1) any transaction between Century and any of its Restricted Subsidiaries or between Restricted Subsidiaries of Century;
     (2) the payment of reasonable and customary regular fees to directors of Century who are not employees of Century;
     (3) any Restricted Payments of a type described in one of the first two bullet points in paragraph (a) under “Limitation on Restricted Payments” if permitted by that covenant;
     (4) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business;
     (5) the entering into of Hedging Agreements or similar arrangements with Glencore or any of its Affiliates, or any amendment, modification, replacement, settlement or termination thereof, on a basis consistent with past practice and upon fair and reasonable terms no less favorable in any material respect to Century or the Restricted Subsidiary than could reasonably be expected to be obtained in a comparable arms’-length transaction;
     (6) agreements or arrangements with Glencore or any of its Affiliates relating to the procurement or sale of raw materials or aluminum products or the tolling of alumina; provided that such transactions are upon fair and reasonable terms no less favorable in any material respect to Century or the Restricted Subsidiary than could reasonably be expected to be obtained in a comparable arms’-length transaction;
     (7) (A) the issuance and sale of Qualified Equity Interests of Century and (B) the sale to any Affiliate of Century of any securities of Century offered and sold in a broadly distributed underwritten offering (whether registered or pursuant to Rule 144A or Regulation S); provided that such sale is at a price to Century no lower than the price paid to Century with respect to other securities sold in such offering;
     (8) [Reserved]
     (9) transactions between Century or any Restricted Subsidiary and any Joint Venture or Unrestricted Subsidiary of Century entered into in the ordinary course of business; provided that such transactions are upon fair and reasonable terms not materially less favorable to Century or the Restricted Subsidiary than could be obtained in a comparable arms’-length transaction and are approved by Century’s Board of Directors; and
     (10) transactions pursuant to any contract or agreement in effect on the Issue Date, in each case as amended, modified or replaced, from time to time, including any subsequent replacements, so long as the amended, modified or new agreement, taken as a whole, is not materially less favorable to Century and its Restricted Subsidiaries than that in effect on the Issue Date.
     Line of Business
     Century will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business (including indirectly, through its interest in a Joint Venture that is not a Restricted Subsidiary), except to an extent that would not be material to Century and its Restricted Subsidiaries, taken as a whole.
     Designation of Restricted and Unrestricted Subsidiaries
          (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

     (1) The Subsidiary does not own any Capital Stock of Century or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, Century or any Restricted Subsidiary;
     (2) At the time of the designation, the designation would be permitted under “Limitation on Restricted Payments”;
     (3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by Century or any Restricted Subsidiary is permitted under “Limitation on Debt and Disqualified or Preferred Stock” and “Limitation on Restricted Payments”;
     (4) The Subsidiary is not party to any transaction or arrangement with Century or any Restricted Subsidiary that would not be permitted under “Limitation on Transactions with Shareholders and Affiliates”; and
     (5) Neither Century nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by “Limitation on Debt and Disqualified or Preferred Stock” and “Limitation on Restricted Payments.”
Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).
          (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).
     (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.
          (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
     (1) all existing Investments of Century and the Restricted Subsidiaries therein will be deemed made at that time;
     (2) all existing transactions between it and Century or any Restricted Subsidiary will be deemed entered into at that time;
     (3) it will be released at that time from its note guaranty, if any, and Liens on its assets will be released; and
     (4) it will cease to be subject to the provisions of the indenture as a Restricted Subsidiary.
          (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,
     (1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of “Limitation on Debt and Disqualified or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of “Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries” or “Limitation on Asset Sales”;
     (2) Investments therein previously charged under “Limitation on Restricted Payments” will be credited thereunder;

     (3) it may be required to issue a note guaranty pursuant to “Guarantees by Restricted Subsidiaries” and pledge its assets to the extent that they would constitute Collateral; and
     (4) it will thenceforward be subject to the provisions of the indenture as a Restricted Subsidiary.
          (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an officer’s certificate certifying that the designation complied with the foregoing provisions.
     Financial Reports
     Whether or not Century is subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act, Century must provide the trustee and holders, within the time periods specified in the SEC’s rules and regulations:
     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Century were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, with respect to annual information only, a report on the financial statements contained therein by Century’s certified independent accountants, and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Century were required to file such reports.
     In addition, whether or not required by the SEC, Century will, if the SEC will accept the filing, file the information and reports described above with the SEC and make them available to securities analysts and prospective investors upon request.
     Delivery of such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Century’s compliance with any of the covenants contained in the indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate).
     Reports to Trustee
     Century will deliver to the trustee
     (1) within 120 days after the end of each fiscal year a certificate, executed by officers of Century and each Guarantor, stating that Century and each Guarantor has fulfilled its obligations under the indenture or, if there has been a Default, specifying the Default and its nature and status;
     (2) as soon as possible and in any event within 30 days after Century becomes aware or should reasonably become aware of the occurrence of a Default, an officers’ certificate setting forth the details of the Default, and the action which Century proposes to take with respect thereto; and
     (3) within 120 days after the end of each fiscal year a written statement by Century’s independent public accountants stating whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.
     (4) within 120 days after the end of each fiscal year a written Opinion of Counsel as to the continued perfection of the liens of the Collateral Agreements on the Collateral, to the extent required by Section 314(b)(2) of the Trust Indenture Act.

Consolidation, Merger or Sale of Assets
     The indenture further provides as follows regarding consolidation, merger or sale of all or substantially all of the assets of Century or a Guarantor:
     Consolidation, Merger or Sale of Assets by Century
     Century will not:
•	consolidate with or merge with or into any Person, or

•	sell, convey, transfer, or otherwise dispose of all or substantially all of the assets of Century and its consolidated Subsidiaries, as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person or

•	permit any Person to merge with or into Century unless
     (1) either (x) Century is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of Century under the indenture, the exchange notes and the Collateral Agreements;
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;
     (3) immediately after giving effect to the transaction on a pro forma basis, Century or the resulting, surviving or transferee Person has a Consolidated Net Worth (without taking into account any purchase accounting adjustments) equal to or greater than the Consolidated Net Worth of Century immediately prior to such transaction;
     (4) immediately after giving effect to the transaction on a pro forma basis, Century or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under paragraph (a) of “Limitation on Debt and Disqualified or Preferred Stock”; and
     (5) Century delivers to the trustee an officers’ certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;
provided that clauses (2) through (4) do not apply
     (i) to the consolidation or merger of Century with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into Century or
     (ii) if, in the good faith determination of the Board of Directors of Century, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of Century.
     Century shall not lease all or substantially all of the assets of Century and its consolidated Subsidiaries, whether in one transaction or a series of transactions, to one or more other Persons.
     Upon the consummation of any transaction effected in accordance with these provisions, if Century is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, Century under the indenture with the same effect as if such successor Person had been named as Century in the indenture. Upon such substitution, unless the successor is one or more of Century’s Subsidiaries, Century will be released from its obligations under the indenture and the exchange notes.
     Consolidation, Merger or Sale of Assets by a Guarantor
     No Guarantor may:
•	consolidate with or merge with or into any Person, or

•	sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

•	permit any Person to merge with or into the Guarantor unless:
     (A) the other Person is Century or any Wholly Owned Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
     (B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under the indenture, its note guaranty and the Collateral Agreements; and
     (C) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
     (D) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to Century or a Restricted Subsidiary) otherwise permitted by the indenture.
     Century will also be required to deliver to the trustee an officers’ certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture.
Default and Remedies
     Events of Default
     An “Event of Default” occurs if
     (1) Century defaults in the payment of the principal of any exchange note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;
     (2) Century defaults in the payment of interest on any exchange note when the same becomes due and payable, and the default continues for a period of 30 days;
     (3) Century fails to make an Offer to Purchase and thereafter accept and pay for exchange notes tendered when and as required pursuant to “Certain Covenants—Repurchase of Exchange Notes upon a Change of Control,” or “— Limitation on Asset Sales,” or Century or any Guarantor fails to comply with “Consolidation, Merger or Sale of Assets”;
     (4) Century defaults in the performance of or breaches any other covenant or agreement of Century in the indenture or under the exchange notes and the default or breach continues for a period of 60 consecutive days after written notice to Century by the trustee or to Century and the trustee by the holders of 25% or more in aggregate principal amount of the exchange notes;
     (5) there occurs with respect to any Debt of Century or any of its Restricted Subsidiaries having an outstanding principal amount of $10.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that has caused the holder thereof to declare such Debt to be due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;
     (6) one or more final judgments or orders for the payment of money are rendered against Century or any of its Restricted Subsidiaries (other than such judgments or orders rendered against Century or any of its Restricted Subsidiaries with respect to claims, actions or judgments arising out of or relating to Legacy Domestic Subsidiaries, including without limitation claims, actions or judgments arising out of or relating to the employment of current or former employees of one or more Legacy Domestic Subsidiaries) and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million (in excess of amounts which Century’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect (a “judgment default”);
     (7) an involuntary case or other proceeding is commenced against Century or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against Century or any such Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
     (8) Century or any of its Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Century or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of Century or any of its Significant Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”);
     (9) any note guaranty of any Significant Restricted Subsidiary ceases to be in full force and effect, other than in accordance the terms of the indenture, or any such Guarantor denies or disaffirms its obligations under its note guaranty; or
     (10) the Liens created by the Collateral Agreements shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the indenture or the Collateral Agreements), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the indenture, any of the Collateral Agreements shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 60 days after notice, or the enforceability thereof shall be contested by Century or any Guarantor (an event of default specified in this clause a “collateral default”); provided that such collateral default shall not result in an Event of Default if it occurs as a result of a bankruptcy default with respect to a Legacy Domestic Subsidiary.
     Consequences of an Event of Default
     If an Event of Default, other than a bankruptcy default with respect to Century, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the exchange notes then outstanding, by written notice to Century (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of and accrued interest on the exchange notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to Century, the principal of and accrued interest on the exchange notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     The holders of a majority in principal amount of the outstanding exchange notes by written notice to Century and to the trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if
     (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the exchange notes that have become due solely by the declaration of acceleration, have been cured or waived,
     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and
     (3) there had been paid to or deposited with the trustee a sum sufficient to pay all amounts due to the trustee and to reimburse the trustee for any and all fees, expenses and disbursements advanced by the trustee, its agents and its counsel incurred in connection with such Default.
     Except as otherwise provided in “Consequences of an Event of Default” or “Amendments and Waivers—Amendments With Consent of Holders,” the holders of a majority in principal amount of the outstanding exchange notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     The holders of a majority in principal amount of the outstanding exchange notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of exchange notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of exchange notes.
     A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the exchange notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the exchange notes, unless:
     (1) the holder has previously given to the trustee written notice of a continuing Event of Default;
     (2) holders of at least 25% in aggregate principal amount of outstanding exchange notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the Indenture;
     (3) holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (4) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding exchange notes have not given the trustee a direction that is inconsistent with such written request.
     Notwithstanding anything to the contrary, the right of a holder of an exchange note to receive payment of principal of or interest on its exchange note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

     If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any exchange note, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determine that withholding the notice is in the interest of the holders.
No Liability of Directors, Officers, Employees, Incorporators and Stockholders
     No director, officer, employee, incorporator, member or stockholder of Century or any Guarantor, as such, will have any liability for any obligations of Century or such Guarantor under the exchange notes, any note guaranty, the indenture or the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations. Each holder of exchange notes by accepting an exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Amendments and Waivers
     Amendments Without Consent of Holders
     Century and the trustee (and, in the case of the Collateral Agreements, the Noteholder Collateral Agent) may amend or supplement the indenture, the exchange notes and/or the Collateral Agreement without notice to or the consent of any noteholder
     (1) to cure any ambiguity, defect or inconsistency in the indenture or the exchange notes;
     (2) to comply with “Consolidation, Merger or Sale of Assets”;
     (3) to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
     (4) to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
     (5) to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes, provided that the uncertificated exchange notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated exchange notes are described in Section 163(f)(2)(B) of the Code;
     (6) to provide for any Guarantee of the exchange notes, to provide security for the exchange notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the exchange notes when such release, termination or discharge is permitted by the indenture and the Collateral Agreements; or
     (7) to conform any provision to this “Description of the Exchange Notes.”
     In addition, Century may amend the Collateral Agreements to secure additional Debt to be Incurred by Century or a Guarantor by Liens on the Collateral pursuant to the Collateral Agreements if such Debt is permitted to be Incurred and secured by such Liens under the indenture.
     Amendments With Consent of Holders
     Except as otherwise provided in “Default and Remedies — Consequences of an Event of Default” or the next succeeding paragraph, Century and the trustee (and, in the case of the Collateral Agreements, the Noteholder Collateral Agent) may amend the indenture, the exchange notes and/or the Collateral Agreements with the written consent of the holders of a majority in principal amount of the outstanding exchange notes and the holders of a majority in principal amount of the outstanding exchange notes may waive future compliance by Century with any provision of the indenture, the exchange notes or the Collateral Agreements.
     Notwithstanding the provisions of the preceding paragraph, without the consent of each holder affected, an amendment or waiver may not
     (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any exchange note,
     (2) reduce the rate of or change the Stated Maturity of any interest payment on any exchange note,
     (3) reduce the amount payable upon the redemption of any exchange note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any exchange note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,
     (4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,
     (5) make any exchange note payable in money other than that stated in the exchange note,
     (6) impair the right of any holder of exchange notes to receive any principal payment or interest payment on such holder’s exchange notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,
     (7) make any change in the percentage of the principal amount of the exchange notes required for amendments or waivers,
     (8) modify or change any provision of the indenture affecting the ranking of the exchange notes or any note guaranty in a manner adverse to the holders of the exchange notes, or
     (9) make any change in any note guaranty that would adversely affect the noteholders;
provided that Liens created by the Collateral Agreements on all or substantially all of the Collateral (other than in accordance with the terms of the Intercreditor Agreement, the Collateral Agreements and the indenture) may be released with the consent of holders holding not less than 75% in aggregate principal amount of the then outstanding exchange notes.
     It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
     Neither Century nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the exchange notes unless such consideration is offered to be paid or agreed to be paid to all holders of the exchange notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
Defeasance and Discharge
     Century may discharge its obligations under the exchange notes and the indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the exchange notes to maturity or redemption within one year, subject to meeting certain other conditions.

     Century may also elect at any time prior to the scheduled maturity of the exchange notes to:
     (1) discharge most of its obligations in respect of the exchange notes and the indenture, not including obligations related to the defeasance trust or to the replacement of exchange notes or its obligations to the trustee (“legal defeasance”); or
     (2) discharge its obligations under most of the covenants and under clauses (3) and (4) of “Consolidation, Merger or Sale of Assets — Consolidation, Merger or Sale of Assets by Century” (and the events listed in clauses (3), (4), (5), (6), (9) and (10) under “Default and Remedies — Events of Default” will no longer constitute Events of Default) (“covenant defeasance”)
by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the exchange notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion may not be given absent a change of law after the Issue Date. The defeasance would in each case be effective when 123 days have passed since the date of the deposit in trust.
     In the case of either discharge or defeasance, the note guarantees, if any, will terminate, and the Collateral Agreements will terminate and the Collateral shall be released from the Liens thereunder.
Concerning the Trustee
     Wilmington Trust Company will be the trustee under the indenture and the Noteholder Collateral Agent under the Collateral Agreements. Wilmington Trust Company also is the trustee for our 7.5% Notes indenture and our Convertible Notes indenture.
     Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
     The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of Century, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Century and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.
Book Entry; Delivery and Form
     The exchange notes will be issued in registered form, without interest coupons, in denominations of $1,000 and any integral multiple of $50 in excess of $1,000, in the form of both global notes and certificated notes, as further provided below.
          The trustee will not be required:
•	to issue, register the transfer of or exchange any exchange note for a period of 15 days before a selection of exchange notes to be redeemed or purchased pursuant to an Offer to Purchase,

•	to register the transfer of or exchange any exchange note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any exchange note not being redeemed or purchased, or

•	if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any exchange note on or after the regular record date and before the date of redemption or purchase.
See “Global Notes” and “Certificated Notes” for a description of additional transfer restrictions applicable to the exchange notes.
     No service charge will be imposed in connection with any transfer or exchange of any exchange note, but Century may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
     Global Notes
     Global notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the exchange notes represented by such global note for all purposes under the indenture and the exchange notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.
     Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC. All interests in a global note may be subject to the procedures and requirements of DTC.
     Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. Century expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. Century also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Century, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.
     DTC has advised Century that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.
     Certificated Notes
     If DTC notifies Century that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by Century within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC.

Same Day Settlement and Payment
     The indenture will require that payments in respect of the exchange notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to exchange notes in certificated form, Century will make all payments by mailing a check to each holder’s registered address or, at Century’s option, by wire transfer of immediately available funds to the accounts specified by the holders thereof.
     The exchange notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. Century expects that secondary trading in any certificated notes will also be settled in immediately available funds.
     The information described above concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither Century nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Governing Law
     The indenture, the exchange notes, the note guarantees and the Collateral Agreements shall be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
     “7.5% Notes” means Century’s 7.5% senior notes due 2014.
     “7.5% Notes Issue Date” means August 26, 2004.
     “Acquired Debt” means (i) Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary or (ii) Debt incurred as an assumed liability in connection with the acquisition of related assets, in each case not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary or the assets being acquired.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “ “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Asset Sale” means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition of any assets by Century or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction or Sale and Leaseback Transaction and including any sale or issuance of Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:
     (1) a disposition to Century or a Wholly Owned Restricted Subsidiary, including the sale or issuance by Century or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to Century or any Wholly Owned Restricted Subsidiary (in the case of any Collateral, provided that such Collateral shall continue to comprise Collateral subject to the Collateral Agreements on terms substantially no less favorable to the holders of the exchange notes than those in existence immediately prior to such transfer);
     (2) (A) the disposition by Century or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory or other assets acquired or produced and held for sale or resale in the ordinary course of business, or (iii) rights granted to others pursuant to leases, subleases or licenses and (B) the disposition by Century Aluminum of Kentucky General Partnership of power in the ordinary course of business;
     (3) the sale or discount of accounts receivable (including receivables due from Affiliates) arising in the ordinary course of business in connection with the compromise or collection thereof;
     (4) a transaction that is governed by the covenant described under “Consolidation, Merger or Sale of Assets — Consolidation, Merger or Sale of Assets by Century”;
     (5) a Restricted Payment permitted under “Limitation on Restricted Payments” or a Permitted Investment;
     (6) any disposition in a transaction or series of related transactions of assets with a fair market value of less than $5.0 million;
     (7) any disposition of Equity Interests of an Unrestricted Subsidiary;
     (8) the granting of a Lien, other than in connection with a Sale and Leaseback Transaction, if the Lien is granted in compliance with the covenant described under “Limitation on Liens”;
     (9) any disposition of (a) any part or all of the Equity Interests of any Legacy Domestic Subsidiary, or any part or all of the assets of any Legacy Domestic Subsidiary, or (b) any Equity Interests of any Joint Venture that is not a Restricted Subsidiary; provided that, in each of clauses (a) and (b), the disposition is for fair market value, as determined in good faith by the Board of Directors, and any Net Cash Proceeds from such disposition (treated as if it were an Asset Sale) shall be applied as set forth under paragraphs (3) and (4) of the covenant described above under “Certain Covenants — Limitation on Asset Sales”; and
     (10) the settlement or termination of any Hedging Agreement.
     “Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
     “Average Life” means, with respect to any Debt, the quotient obtained by dividing
     (i) the sum of the products, determined for each scheduled principal payment of such Debt occurring after the date of determination, of
     (x) the number of years from the date of determination to the date of such principal payment, and
     (y) the amount of such principal payment by
     (ii) the sum of all such principal payments.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the trustee is located are authorized by law to close.

     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash Equivalents” means
     (1) United States dollars, or money in other currencies received in the ordinary course of business,
     (2) U.S. Government Obligations and obligations of any agency of the U.S. Government rated AAA by S&P and Aaa by Moody’s at the time of acquisition, in each case with maturities not exceeding one year from the date of acquisition,
     (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500.0 million whose short-term debt is rated at least P-2 by Moody’s or A-2 by S&P,
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
     (5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P at the time of acquisition and maturing within six months after the date of acquisition,
     (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above, and
     (7) in the case of any Foreign Restricted Subsidiary, substantially similar investments made in the ordinary course of business and denominated in the currency of any location where the Foreign Restricted Subsidiary conducts business.
     “Change of Control” means:
     (1) the merger or consolidation of Century with or into another Person or the merger of another Person with or into Century, or the sale of all or substantially all the assets of Century to another Person (in each case, unless such other Person is a Permitted Holder), unless holders of a majority of the aggregate voting power of the Voting Stock of Century, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;
     (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of Century (other than through the creation of a holding company for Century that does not involve a change in the beneficial ownership of Century as a result of the transaction); provided that indirect beneficial ownership of more than 40% of the total voting power of the Voting Stock of Century through direct or indirect ownership of Voting Stock or Capital Stock of Glencore by (a) the then-current or former officers or employees of Glencore or any of its Subsidiaries (the “Glencore

Employees”) and/or (b) by any Person controlled by the Glencore Employees shall not be deemed to constitute a Change of Control if the composition of the Glencore Employees continues to be comprised in a manner consistent with the manner in which it is comprised on the Issue Date;
     (3) at any time during any period of two consecutive years after the Issue Date, individuals who at the beginning of any such period constituted the Board of Directors of Century, together with any new directors whose election by such Board or whose nomination for election by the stockholders of Century was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Century then in office; or
     (4) the adoption of a plan relating to the liquidation or dissolution of Century.
     The phrase “all or substantially all,” as used with respect to the assets of Century, is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of Century has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of the “Change of Control” provisions of the indenture could be unclear.
     “Collateral Agreements” means, collectively, the security agreements and pledge agreements among Century, the Guarantors and the Noteholder Collateral Agent, each as amended, restated, supplemented or otherwise modified from time to time.
     “Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.
     “Consolidated Net Income” means, for any period, the aggregate net income (or loss) of Century and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
     (1) the net income (or loss) of any Person that is not a Restricted Subsidiary or is accounted for by the equity method of accounting, except to the extent of the lesser of
     (x) the dividends or other distributions actually paid in cash to Century or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and
     (y) Century’s pro rata share of such Person’s net income earned during such period;
     (2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;
     (3) the net income (or loss) of any Restricted Subsidiary (other than Grundartangi and any Nordural Holding Company) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (provided that any loss of such Person for the relevant period shall be included in calculating Consolidated Net Income to the extent of the amount of cash Investments in such Person (whether by loan, capital contribution or otherwise) made during the relevant period by Century or any of its other Restricted Subsidiaries), provided further that if the declaration or payment of dividends or similar distributions by any Restricted Subsidiary would have been permitted at the end of the relevant period, the net income of such Restricted Subsidiary shall be included for the entire relevant period;
     (4) any net after-tax gains and losses attributable to Asset Sales;

     (5) any net after-tax extraordinary gains and losses determined in accordance with GAAP and any gains or losses in connection with the early retirement of Debt;
     (6) the cumulative effect of a change in accounting principles;
     (7) any after-tax amortization expense attributable to the Agreement for Electric Service dated July 15, 1998 with Green River Company related to the Hawesville facility to the extent that such expense represents amortization of the value attributed thereto in connection with the purchase of the Hawesville facility by Century or its Restricted Subsidiaries;
     (8) any after-tax non-cash losses or gains, determined in accordance with GAAP, relating to Hedging Agreements until such time as such agreements are settled (at which time such losses or gains shall be included);
     (9) any after-tax non-cash losses or gains related to the write-up or write-down of inventory to reflect a change in market value of such inventory until such time as such inventory is sold (at which time such losses or gains shall be included); and
     (10) any amortization of debt issuance costs excluded from Interest Expense.
     “Consolidated Net Worth” means, at any date of determination, the consolidated stockholders’ equity of Century and its Restricted Subsidiaries, calculated excluding
     (1) any amounts attributable to Disqualified Stock,
     (2) treasury stock,
     (3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the 7.5 % Notes Issue Date in the book value of any asset, and
     (4) the cumulative effect of a change in accounting principles.
     “Convertible Notes” means Century’s 1.75% convertible senior notes due 2024.
     “Credit Agreement” means the Loan and Security Agreement dated as of September 15, 2005, as amended on February 22, 2007, among Century, Berkeley Aluminum, Inc., Century Aluminum of West Virginia, Inc., Century Kentucky, Inc., NSA General Partnership, Century Aluminum of Kentucky General Partnership, Bank of America, N.A., as agent, and the lenders and agents party thereto, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time, including any subsequent refinancings, replacements or substitutions.
     “Debt” means, with respect to any Person, without duplication,
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within three Business Days;

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services to the extent recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;
     (5) all obligations of such Person as lessee under Capital Leases and all Attributable Debt;
     (6) all Debt of other Persons Guaranteed by such Person (including by securing such Debt by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person) to the extent so Guaranteed, other than a Limited Recourse Guaranty; and
     (7) all obligations of such Person under Hedging Agreements.
     The amount of Debt on any date of determination of any Person under clauses (1) through (7) will be deemed to be:
     (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
     (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;
     (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
     (D) with respect to any Hedging Agreements, the net amount payable, if any, by such Person if such Hedging Agreement terminated at that time due to default by such Person; and
     (E) otherwise, the outstanding principal amount thereof.
     The principal amount of any Debt or other obligation that is denominated in any currency other than United States dollars (after giving effect to any Hedging Agreement in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing sentence, converted into United States dollars at the Spot Rate in effect on the date of determination. For this purpose, “Spot Rate” means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as published in The Wall Street Journal on the business day immediately preceding the date of determination or, if that rate is not available in that publication, as determined in any publicly available source of similar market data.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are
     (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the exchange notes for consideration other than Qualified Equity Interests, or
     (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;
provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the exchange notes if those provisions
     (A) are no more favorable to the holders than “Certain Covenants — Limitation on Asset Sales” and “— Repurchase of Exchange Notes upon a Change of Control,” and

     (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to Century’s repurchase of the exchange notes as required by the indenture.
     “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
     “Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of, or 50% or more of the assets of which are located in, the United States of America or any jurisdiction thereof.
     “EBITDA” means, for any period, the sum of:
     (1) Consolidated Net Income, plus, in each case, without duplication:
     (2) to the extent deducted in calculating Consolidated Net Income, Fixed Charges, plus
     (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for Century and its Restricted Subsidiaries in conformity with GAAP:
     (A) income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales, extraordinary gains or losses or gains or losses in connection with the early retirement of Debt; and
     (B) depreciation, amortization and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income (not including non-cash items in a period which reflect cash income received or to be received in another period);
provided that, with respect to any Restricted Subsidiary, such items (2) and (3) (A) and (B) will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.
     “Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity (including, without limitation, the Convertible Notes).
     “Excluded Property” means all assets of Century and its direct or indirect Subsidiaries that do not constitute Collateral.
     “Existing Notes” means the 7.5% Notes and the Convertible Notes.
     “First Lien Collateral Agent” means the collateral agent for the First Lien Indebtedness, and its successors.
     “First-Priority Lien Obligations” means the Obligations secured by First-Priority Liens on the Collateral.
     “Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of
     (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which financial statements have been provided (or, if not timely provided, required to be provided) pursuant to the indenture (whether through filing of a Form 10-Q or a Form 10-K for such period or an earnings release filed on Form 8-K) or, in the case of periods prior to the Issue Date, filed with the SEC (the “reference period”) to
     (y) the aggregate Fixed Charges during such reference period. In making the foregoing calculation,

     (1) pro forma effect will be given to any Debt or Disqualified or Preferred Stock Incurred during or after the reference period to the extent the Debt or Disqualified or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt or Disqualified or Preferred Stock had been Incurred on the first day of the reference period;
     (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement protecting against fluctuations in interest rates applicable to the Debt, if the Hedging Agreement protecting against fluctuations in interest rates has a remaining term of at least 12 months or, if less, a remaining term equal to the remaining term of such Debt) had been the applicable rate for the entire reference period;
     (3) Fixed Charges related to any Debt or Disqualified or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded; and
     (4) pro forma effect will be given to
     (A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,
     (B) the acquisition or disposition of companies, divisions or lines of businesses by Century and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and
     (C) the discontinuation of any discontinued operations that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.
To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.
     “Fixed Charges” means, for any period, the sum of
     (1) Interest Expense for such period; and
     (2) the product of
     (x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of Century or Disqualified Stock or Preferred Stock a Restricted Subsidiary, except for dividends payable solely, or solely at Century’s option, in Century’s Qualified Stock or paid to Century or to a Wholly Owned Restricted Subsidiary, and
     (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to Century and its Restricted Subsidiaries;
provided that, with respect to any Restricted Subsidiary, its Fixed Charges will be included for purposes of calculating the Fixed Charge Coverage Ratio only to the extent and in the same proportion that the relevant Restricted Subsidiary’s Fixed Charges were included in calculating EBITDA.

     “Foreign-Owned Parent Holding Company” means any Parent Holding Company, all of the Equity Interests of which are owned by one or more Foreign Restricted Subsidiaries.
     “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.
     “Foreign Subsidiary” means any Subsidiary that is formed under the laws of any jurisdiction outside the United States of America.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the 7.5% Notes Issue Date.
     “Glencore” means Glencore International AG, a corporation organized under the laws of Switzerland.
     “Grundartangi” means Nordural Grundartangi ehf and its successors.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person
     (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on an arm’s-length basis and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or
     (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;
provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business or indemnities given in connection with any disposition of assets. The term “Guarantee” used as a verb has a corresponding meaning. Notwithstanding the foregoing, contracts for the purchase of alumina or bauxite with any Person owning the Gramercy alumina facility or the Jamaican bauxite operations, as the case may be, and any amendments, modifications or replacements from time to time, including any subsequent replacements, that are not materially less favorable to Century and its Restricted Subsidiaries than the agreements so described shall not be deemed to be Guarantees by Century and its Restricted Subsidiaries of any obligations of such Person or an Investment in such Person.
     “Guarantor” means (i) each Domestic Restricted Subsidiary of Century in existence on the Issue Date other than any Foreign-Owned Parent Holding Company and (ii) each Restricted Subsidiary that executes a supplemental indenture in the form included in the indenture providing for the guaranty of the payment of the exchange notes, or any successor obligor under its note guaranty pursuant to “Consolidation, Merger or Sale of Assets,” in each case unless and until such Guarantor is released from its note guaranty pursuant to the indenture.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in commodity or raw material prices, including any commodity forward sales contract at a fixed price.
     “Helguvik” means Nordural Helguvik ehf and its successors.
     “Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the Issue Date (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of “Certain Covenants — Limitation on Debt and Disqualified or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of “— Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries” or “— Limitation on Asset Sales.” The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.
     “Intercreditor Agreement” means the Intercreditor Agreement, in the form attached to the indenture, to be entered into at a future date, if at all, between the Noteholder Collateral Agent and the First Lien Collateral Agent, acknowledged by Century and the Guarantors, as amended, restated, supplemented or otherwise modified from time to time.
     “Interest Expense” means, for any period, the consolidated interest expense of Century and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by Century or its Restricted Subsidiaries, without duplication,
     (i) interest expense attributable to Sale and Leaseback Transactions,
     (ii) amortization of debt discount and debt issuance costs (other than debt issuance costs incurred in connection with the offering of the exchange notes, the 7.5% Notes and the Convertible Notes offering and any other debt issuance costs incurred prior to the Issue Date, which costs shall be excluded from Interest Expense); provided that expenses relating to the early retirement of Debt shall not be deemed Debt issuance costs,
     (iii) capitalized interest,
     (iv) non-cash interest expense,
     (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,
     (vi) net payments made, or less net payments received, pursuant to Hedging Agreements, (other than Hedging Agreements relating to commodities or raw materials), and amortization of fees in respect thereof; provided that (a) such Hedging Agreement was entered into for the purpose of hedging interest rate or currency rate risk with respect to Debt of Century (the “underlying Debt”) and (b) payments made or received in respect of hedges of the principal amount of the underlying Debt shall be excluded, and
     (vii) any of the above expenses with respect to Debt of another Person Guaranteed by Century or any of its Restricted Subsidiaries (other than Non-Recourse Debt of a Joint Venture Guaranteed solely pursuant to a Limited Recourse Guarantee).
     “Investment” means, for any Person,
     (1) any direct or indirect advance, loan or other extension of credit to another Person,
     (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
     (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or
     (4) any Guarantee of any obligation of another Person.

     If Century or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of Century, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, all remaining Investments of Century and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.
     The acquisition of a direct undivided interest in assets in a manner substantially similar (including such interests being subject to similar ownership and operating agreements) to Century’s and its Restricted Subsidiaries’ direct ownership interest in assets comprising the Mt. Holly facility would not, by itself, constitute an “Investment” because it does not meet the definition set forth above; however, the acquisition by Century or any Restricted Subsidiary of the Equity Interests of a Person that owns or operates such undivided interests would constitute an Investment.
     “Issue Date” means the date on which the exchange notes are originally issued under the indenture.
     “Joint Venture” means any joint venture or partnership between Century or any Restricted Subsidiary and any other Person (other than an Unrestricted Subsidiary), whether or not such joint venture or partnership is a Subsidiary of Century or any Restricted Subsidiary.
     “Joint Venture Holding Company” means any Subsidiary of Century the activities of which are limited, directly or indirectly, to making and owning Equity Interests and other Investments in a Joint Venture or Unrestricted Subsidiary and activities incidental thereto, including participation in financing arrangements of such Joint Venture or Unrestricted Subsidiary (but in each case only for so long as its activities are so limited).
     “Legacy Domestic Subsidiary” means any of Century’s Domestic Restricted Subsidiaries in existence on the Issue Date so long as such Subsidiary does not directly or indirectly own Equity Interests in, or is the obligee under Debt Incurred by, a Foreign Restricted Subsidiary.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Sale and Leaseback Transaction).
     “Limited Recourse Guaranty” means, with respect to any Non-Recourse Debt of a Joint Venture or Unrestricted Subsidiary, any Guarantee of such Debt by any related Joint Venture Holding Company, including a pledge by any such Joint Venture Holding Company of the Capital Stock and other Investments held in such Joint Venture or Unrestricted Subsidiary, provided that in any event such Guarantee and pledge are non-recourse in all respects to Century and its Restricted Subsidiaries other than such Joint Venture Holding Company.
     “Limited Recourse Parent Guaranty” means, with respect to any Debt of a Foreign Restricted Subsidiary, any Guarantee of such Debt by any related Parent Holding Company, including a pledge by any such related Parent Holding Company of the Capital Stock and other Investments held in such Foreign Restricted Subsidiary or any other Parent Holding Company in respect of such Foreign Restricted Subsidiary.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of
     (1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;
     (2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of Century and its Restricted Subsidiaries;

     (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or, except to the extent that any such asset disposed of in such Asset Sale was Collateral, to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and
     (4) appropriate amounts to be provided in conformity with GAAP as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.
     “Non-Recourse Debt” means Debt as to which (i) neither Century nor any Restricted Subsidiary (other than a Joint Venture Holding Company) provides any Guarantee and as to which the lenders have agreed or have been notified in writing that they will not have any recourse to the stock or assets of Century or any Restricted Subsidiary (other than a Limited Recourse Guaranty by a Joint Venture Holding Company) and (ii) no default thereunder would, as such, constitute a default under any Debt of Century or any Restricted Subsidiary (other than Debt of a Joint Venture Holding Company).
     “Nordural Holding Company” means any Restricted Subsidiary of Century that has no assets and conducts no operations other than the direct or indirect holding of Equity Interests and other Investments in Grundartangi and/or Helguvik and activities incidental thereto, including participation in financing arrangements of Grundartangi and/or Helguvik (but in each case only for so long as its activities are so limited), and the receipt, reinvestment or distribution of dividends, interest and other distributions.
     “note guaranty” means the guaranty of the exchange notes by a Guarantor pursuant to the indenture.
     “Noteholder Collateral Agent” means the trustee in its capacity as the collateral agent for the holders of the exchange notes or any collateral agent appointed by the trustee pursuant to the indenture and the Collateral Agreements.
     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Parent Holding Company” means any Restricted Subsidiary of Century (including any Nordural Holding Company) that has no assets and conducts no operations other than the direct or indirect holding of Equity Interests or other Investments in a Foreign Restricted Subsidiary of Century and activities incidental thereto, including participation in financing arrangements of such Subsidiary (but only for so long as its activities are so limited), and the receipt, reinvestment or distribution of dividends, interest and other distributions.
     “Permitted Business” means the business of reducing, refining, processing and selling alumina, primary aluminum and aluminum products, and any business reasonably related, incidental or ancillary thereto.
     “Permitted Holders” means any or all of the following:
     (1) Glencore; and
     (2) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) is owned 80% by the Person specified in clause (1).

     “Permitted Investments” means:
     (1) any Investment in Century or in a Restricted Subsidiary engaged in a Permitted Business;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by Century or any Subsidiary of Century in a Person, if as a result of such Investment,
     (A) such Person becomes a Restricted Subsidiary engaged in a Permitted Business, or
     (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, Century or a Restricted Subsidiary engaged in a Permitted Business;
     (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with “Certain Covenants — Limitation on Asset Sales”; provided that such Investments shall be pledged as Collateral to the extent the assets subject to such Asset Sale constituted Collateral;
     (5) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of Century; provided that any proceeds of the issuance of such Qualified Equity Interests shall not be included in making the calculations under clause (3) of paragraph (a) under “— Certain Covenants — Limitation on Restricted Payments”;
     (6) Hedging Agreements otherwise permitted under the indenture;
     (7) (i) receivables owing to Century or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;
     (8) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers, directors and employees (including loans or Guarantees to satisfy tax withholding obligations of such persons upon the exercise of options or the vesting of performance shares), in each case in the ordinary course of business, not in excess of $2.0 million outstanding at any time;
     (9) extensions of credit to customers and suppliers in the ordinary course of business; and
     (10) Investments in any Joint Venture directly or indirectly owning the Gramercy alumina facility, a 49% interest in a Jamaican partnership that owns bauxite mining operations and related assets on or after the 7.5% Notes Issue Date (a) in an amount not to exceed $11.5 million, plus any closing or post-closing purchase price adjustments, which Investments are used to finance the acquisition of such facility, partnership interests and related assets by such Joint Venture (b) in amounts necessary to fund obligations of such Joint Venture with respect to environmental costs, workers’ compensation, pensions and benefit plans or self-insurance liabilities and other related expenses in an amount not to exceed $15.0 million and (c) made or deemed to be made as a result of Century and its Restricted Subsidiaries’ funding or obligation to fund one-half of such Joint Venture’s capital expenditures.
     “Permitted Liens” means:
     (1) Liens existing on the Issue Date not otherwise constituting Permitted Liens;

     (2) Liens securing Debt pursuant to the exchange notes or any note guaranty and Obligations in respect thereof;
     (3) Liens securing Debt under or with respect to the Credit Agreement Incurred pursuant to clause (1) of Permitted Debt and Obligations in respect thereof on (i) current assets (other than the Collateral Proceeds Account) or (ii) the Collateral; provided, that any such Liens on the Collateral are on a pari passu basis with the Liens securing the Debt pursuant to the exchange notes, the note guarantees and Obligations in respect thereof;
     (4) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations (including, without limitation, obligations pursuant to Environmental Laws), surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;
     (5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;
     (6) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;
     (7) Liens securing reimbursement obligations with respect to letters of credit that solely encumber documents and other property relating to such letters of credit and the proceeds thereof;
     (8) survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not materially interfering with the conduct of the business of Century and its Restricted Subsidiaries;
     (9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
     (10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including netting and setoff rights with respect to (but not collateral pledged to secure) obligations under Hedging Agreements;
     (11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;
     (12) options, put and call arrangements, rights of first refusal and similar rights and customary reciprocal easements or other rights of use relating to Investments in joint ventures, partnerships and the like, or relating to ownership of undivided interests in assets subject to a joint ownership or similar agreement;
     (13) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as (x) no judgment default has occurred and is continuing and (y) the aggregate amount of all obligations secured by such judgment liens and other Liens described in this clause does not at any time exceed $10.0 million;
     (14) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of Century or any Restricted Subsidiary;

     (15) Liens on property at the time Century or any of the Restricted Subsidiaries acquires such property, including by means of a merger or consolidation with or into Century or a Restricted Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of Century or any Restricted Subsidiary;
     (16) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;
     (17) Liens securing or comprising a Limited Recourse Guaranty;
     (18) extensions, renewals or replacements of any Liens referred to in clauses (1), (14), (15) or (16) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;
     (19) Liens on assets of Foreign Restricted Subsidiaries and the related Parent Holding Companies securing Debt of Foreign Restricted Subsidiaries and the related Limited Recourse Parent Guaranty permitted to be incurred under the indenture (and Obligations in respect thereof), including any Liens constituting encumbrances or restrictions on the ability of Century or any of its Restricted Subsidiaries to dispose of the Equity Interests of any such Foreign Restricted Subsidiary; and
     (20) other Liens securing Debt (and Obligations in respect thereof) in an aggregate amount not to exceed $150.0 million at any time outstanding (including without limitation to secure Debt Incurred pursuant to clause (b)(1) under “Limitation on Debt and Disqualified or Preferred Stock”), including without limitation Liens having the same or higher priority as the Liens on the Collateral securing the Debt pursuant to the exchange notes, the note guarantees and Obligations in respect thereof.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
     “Public Equity Offering” means an underwritten primary public offering, after the Issue Date, of Qualified Stock of Century pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.
     “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
     “Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
     “Restricted Subsidiary” means any Subsidiary of Century other than an Unrestricted Subsidiary.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.
     “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
     “Second-Priority Lien Obligations” means all Obligations with respect to the exchange notes and the note guarantees.
     “Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, other than any Legacy Domestic Subsidiary, or group of Legacy Domestic Subsidiaries, that would, taken together, be a

“significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as that regulation is in effect on the 7.5% Notes Issue Date.
     “Stated Maturity” means
     (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or
     (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subordinated Debt” means (i) any Debt of Century or any Guarantor which is subordinated in right of payment to the exchange notes or any note guaranty, as applicable, pursuant to a written agreement to that effect and (ii) only for purposes of “Limitation on Restricted Payments,” and not for any other purposes under the indenture, including without limitation “Limitation on Debt and Disqualified Preferred Stock,” any Debt Incurred pursuant to clause (14) under “Limitation on Debt and Disqualified or Preferred Stock.”
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of Century.
     “Total Assets” means the total combined assets of Century’s Foreign Restricted Subsidiaries, as shown on the most recent balance sheet of Century provided to the trustee pursuant to the indenture.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Unrestricted Subsidiary” means (i) Helguvik and (ii) any other Subsidiary of Century that at the time of determination has previously been designated, and, in each case, continues to be, an Unrestricted Subsidiary in accordance with “Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries.”
     “Unsecured Indebtedness” means Debt of Century or any Guarantor that (i) does not have a Stated Maturity, a scheduled amortization or any required principal payment (other than repurchase rights at a holder’s option upon a change of control or the occurrence of other contingencies that are customary for debt of such type) prior to the Stated Maturity of the exchange notes, (ii) does not bear interest payable in cash (prior to maturity or repayment of principal of the exchange notes) at a cash rate equal to or higher than the cash interest rate on the exchange notes, and (iii) is not secured by any Lien of any nature whatsoever on any of the properties or assets of Century or any Restricted Subsidiary whether owned at the Issue Date or thereafter acquired.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by Century and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     TO COMPLY WITH IRS CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     The discussion below summarizes material U.S. federal income tax consequences of the implementation of the exchange offer and the proposed amendments to current holders of Existing Notes.
     The discussion of U.S. federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the existing applicable federal income tax regulations promulgated or proposed under the Tax Code (the “Treasury Regulations”), judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). The U.S. federal income tax consequences of the contemplated transactions are complex and are subject to significant uncertainties. We have not requested a ruling from the IRS or any other tax authority with respect to any of the tax aspects of the contemplated transactions, and the discussion below is not binding upon the IRS or such other authorities. Thus, no assurances can be given that the IRS or such other authorities would not assert, or that a court would not sustain, a different position from any discussed herein.
     This summary does not address foreign, state or local tax consequences of the contemplated transactions, nor does it address the U.S. federal income tax consequences of the transactions to future holders or to special classes of taxpayers (e.g., small business investment companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, banks and certain other financial institutions, insurance companies, tax-exempt organizations, retirement plans, holders that are, or hold notes through, partnerships or other pass-through entities for U.S. federal income tax purposes, U.S. persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark-to-market their securities, expatriates and former long-term residents of the United States, persons subject to the alternative minimum tax, and persons holding notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal taxes other than income taxes. This discussion assumes that Existing Notes and Exchange Notes are held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Tax Code.
     As used herein, the term “U.S. Holder” means a beneficial owner of Existing Notes or Exchange Notes that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
     As used herein, a “Non-U.S. Holder” means a beneficial owner of Existing Notes or Exchange Notes that is an individual, corporation, estate or trust and is not a U.S. Holder. Non-U.S. Holders are subject to special U.S. federal income tax provisions, some of which are discussed below.

     If a partnership holds Existing Notes or Exchange Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Existing Notes or Exchange Notes, you should consult your own tax advisor.
     The following discussion of material U.S. federal income tax consequences is not a substitute for careful tax planning and advice from your own tax advisor based upon your individual circumstances.
Consequences to U.S. Holders
     Exchange Offer
     Pursuant to the exchange offer, holders of Existing Notes may exchange their Existing Notes for Exchange Notes. In addition, holders that participate in the exchange offer will receive the consent payment which will be in the form of an additional principal amount of Exchange Notes.
     Definition of “Security”: The U.S. federal income tax consequences of the exchange offer will depend, in part, on whether the Existing Notes and the Exchange Notes constitute “securities” for U.S. federal income tax purposes, in which case the exchange would qualify for “recapitalization” treatment under the Tax Code and no gain or loss would be recognized by U.S. Holders who participate in the exchange.
     The term “security” is not defined in the Tax Code or in the Treasury Regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a “security” depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk or is effectively holding a cash equivalent. One of the most significant factors considered in determining whether a particular debt is a security is its original term, i.e., the length of time between the issuance of the instrument and its maturity. Another significant factor is the degree of participation and continuing interest in the business. In general, debt obligations issued with a weighted average maturity at issuance of less than five (5) years do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten (10) years or more constitute securities. The Existing Notes have an original maturity of slightly less than ten (10) years, and while not free from doubt, we believe the Existing Notes constitute securities. The Exchange Notes have a maturity that is less than five (5) years and thus likely do not constitute securities. The following discussion assumes that the Existing Notes will be treated as securities and that the Exchange Notes will not be treated as securities for U.S. federal income tax purposes. However, no assurances can be given as to whether the Existing Notes or the Exchange Notes are or are not “securities.” Accordingly, you are urged to consult your own tax advisor regarding the characterization of your Existing Notes and Exchange Notes as securities for U.S. federal income tax purposes, and the consequences of such treatment.
     Trading Status/Issue Price of the Existing Notes and the Exchange Notes: The U.S. federal income tax consequences of the exchange offer will also depend, in part, on whether the Existing Notes or the Exchange Notes are “publicly traded” within the meaning of the Tax Code and applicable Treasury Regulations. If either the Existing Notes or the Exchange Notes are publicly traded, the issue price of the Exchange Notes will equal the fair market value of the Exchange Notes (if the Exchange Notes are publicly traded) or the Existing Notes (if the Exchange Notes are not publicly traded and the Existing Notes are publicly traded), in each case on the date of the exchange. Debt instruments such as the Existing Notes and the Exchange Notes will be treated as “publicly traded” if they appear on a system of general circulation that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers, or traders or actual prices of recent sales transactions, or if other conditions are satisfied. Although not entirely clear, we believe that it is likely, and the remainder of this discussion assumes, that the Existing Notes are and the Exchange Notes will be “publicly traded” within the meaning of the Tax Code and the applicable Treasury Regulations, and therefore that the issue price of the Exchange Notes will be equal to their fair market value as determined by the trading price of the Exchange Notes immediately after the exchange. However, no assurance can be given as to whether the Existing Notes or the Exchange Notes are or will be “publicly traded.”
     Taxable Exchange Treatment: Based on the assumption that the Exchange Notes do not constitute “securities” for U.S. federal income tax purposes, the exchange of Existing Notes for Exchange Notes would be a taxable exchange under which any gain or loss realized by a U.S. Holder would be recognized (subject to potential application of the wash sale rules that would disallow losses). The realized gain or loss to an exchanging U.S.

Holder is the difference, if any, between (a) the issue price (i.e., fair market value) of the Exchange Notes, including the additional Exchange Notes issued as the consent payment, and (b) the U.S. Holder’s adjusted tax basis in the Existing Notes.
     Except as discussed below, gain or loss recognized by a U.S. Holder that holds the Existing Notes as capital assets generally will be treated as capital gain or loss which will be long-term capital gain or loss if the holder held the Existing Notes for more than 12 months. If, however, a holder purchased the Existing Notes at a market discount within the meaning of Tax Code Section 1278 (as described below in “Market Discount”), any gain recognized will be treated as ordinary income to the extent of the accrued market discount on the Existing Notes. Long-term capital gains of non-corporate U.S. Holders currently are taxed at a maximum 15% federal rate. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
     A U.S. Holder’s tax basis in Exchange Notes, including the additional Exchange Notes issued as the consent payment, received in the exchange will equal their issue price (i.e., fair market value). The holding period of the Exchange Notes will commence following the day of the exchange.
     Market Discount: A U.S. Holder that purchased its Existing Notes from a prior holder at a “market discount” will be subject to the market discount rules of the Tax Code. In general, a debt instrument that is issued without original issue discount (“OID”) is considered to have been acquired with “market discount” if its holder’s adjusted tax basis in the debt instrument is less than its stated principal amount by more than a de minimis amount. The de minimis amount is equal to 0.25% of the stated principal amount, multiplied by the number of remaining whole years to maturity.
     Under these rules, any gain recognized on the exchange of Existing Notes generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the U.S. Holder, on a constant interest basis) during the U.S. Holder’s period of ownership, unless the U.S. Holder elected to include the market discount in income as it accrued.
     Accrued Interest: In general, to the extent that any consideration received pursuant to the exchange offer by a U.S. Holder of Existing Notes is received in satisfaction of accrued interest during the U.S. Holder’s holding period, such amount will be taxable to the U.S. Holder as interest income (if not previously included in the U.S. Holder’s gross income). Conversely, a U.S. Holder generally recognizes a deductible loss to the extent any accrued interest was previously included in its gross income and is not paid in full.
     We believe that to the extent any consideration is received by a U.S. Holder of Existing Notes on account of accrued but unpaid interest, such consideration should be respected as payment of interest (taxable as ordinary income to the extent not previously so taxed) and not as payment of principal.
     You are urged to consult your own tax advisor regarding the allocation of consideration and the deductibility of accrued but unpaid interest for U.S. federal income tax purposes.
     Proposed Amendments to Non-Tendered Notes
     The tax consequences to a U.S. Holder that retains Existing Notes after the proposed amendments have been implemented will depend, in part, upon whether the modifications to the restrictive covenants and events of default described under the heading “Proposed Amendments” are treated as significant modifications for U.S. federal income tax purposes. While not free from doubt, we believe that those amendments likely constitute significant modifications for U.S. federal income tax purposes.
     Assuming that the modifications to the restrictive covenants and events of default are treated as significant modifications, then a U.S. Holder that retains Existing Notes would be deemed to have exchanged its retained Existing Notes for new Existing Notes with amended terms (hereinafter, the “Amended Notes”). There is no clear guidance as to how to determine whether the Amended Notes would still constitute “securities” for purposes of determining whether the deemed exchange would qualify as a “recapitalization” or would instead be treated as a taxable exchange.

     If, however, the proposed amendments were not treated as significant modifications, then no deemed exchange would occur and a U.S. Holder would not recognize any gain or loss with respect to any retained Existing Notes as a result of the exchange offer and the consent solicitation.
     Taxable Exchange Treatment: Assuming the proposed amendments were significant modifications resulting in a deemed exchange of Existing Notes for Amended Notes, such deemed exchange would be a taxable exchange, unless it were treated as a recapitalization under Section 368(a)(1)(E) of the Tax Code (as described below in “Recapitalization Treatment”). If it were a taxable exchange, any gain or loss realized by a U.S. Holder would be recognized by such holder (subject to potential application of the wash sale rules that would disallow losses). The realized gain or loss to a deemed-exchanging U.S. Holder is the difference, if any, between (a) the issue price (i.e., fair market value) of the Amended Notes, excluding any amount attributable to accrued and unpaid interest, and (b) the adjusted tax basis of the retained Existing Notes in the hands of the U.S. Holder.
     Except as discussed below, or, in the case of U.S. Holders who purchased their Existing Notes subsequent to their original issuance, except to the extent attributable to any accrued market discount not previously included in the holder’s gross income, gain or loss recognized by a U.S. Holder that holds the Existing Notes as capital assets generally will be treated as capital gain or loss. If the Existing Notes have been held by the U.S. Holder for more than one year as of the date of the deemed exchange, then the capital gain or loss will be long-term capital gain or loss. A reduced tax rate on long-term capital gain may apply to non-corporate U.S. Holders. The deductibility of capital loss is subject to significant limitations.
     If the deemed exchange of Existing Notes for Amended Notes is treated as a taxable exchange, then the tax basis of the Amended Notes deemed received in the hands of the U.S. Holder will be equal to the issue price of the Amended Notes deemed received in the exchange. The holding period of the Amended Notes will commence on the day after the deemed exchange date and it will not include the U.S. Holder’s holding period of the Existing Notes deemed surrendered in the exchange.
     Recapitalization Treatment. On the other hand, if the Existing Notes and the Amended Notes are considered “securities” for federal income tax purposes and the proposed amendments are significant modifications resulting in a deemed exchange of Existing Notes for Amended Notes, such deemed exchange would be a recapitalization under Section 368(a)(1)(E) of the Tax Code. As discussed above in “Consequences to U.S. Holders-Exchange Offer-Definition of ‘Security,’” although it is not free from doubt, we believe the Existing Notes constitute securities. However, it is unclear whether the Amended Notes constitute securities. If the Existing Notes and the Amended Notes are both securities, a holder that is deemed to exchange Existing Notes for Amended Notes would not recognize gain or loss on the deemed exchange, the tax basis in the Amended Notes would be the same as the basis of the Existing Notes exchanged therefor, and the holding period of the Amended Notes would include the holding period of the Existing Notes.
     Tax Consequences of Owning the Amended Notes: Depending on the particular circumstances of the U.S. Holders, if the modifications to the restrictive covenants and events of default are treated as significant modifications, the U.S. federal income tax consequences of owning the Amended Notes may be significantly different from the U.S. federal income tax consequences of owning the Existing Notes, even if the deemed exchange is treated as a tax-free recapitalization. In particular, the Company expects that the fair market value of the Amended Notes could be less than their stated principal amount by more than a de minimis amount as set forth in the applicable Treasury Regulations. In such case, the Amended Notes will be treated as being issued with OID. Except to the extent that a U.S. Holder has an acquisition premium in respect of the Amended Notes, such U.S. Holder will be required to include in income for each taxable year the daily portion of the OID that accrues on the Amended Notes for each day during the taxable year on which such U.S. Holder holds the Amended Notes.
     U.S. Holders that do not exchange all of their Existing Notes for Exchange Notes should consult their own tax advisors regarding the tax consequences of the exchange offer and the consent solicitation, including the tax consequences of a deemed exchange of any retained Existing Notes for Amended Notes.
     Consent Payment
     The U.S. federal income tax treatment of the consent payment is unclear. The receipt of the consent payment by a U.S. Holder may be characterized as either (a) additional consideration in the exchange or (b) separate consideration for consenting to the proposed amendments. Although the matter is not free from doubt, we believe that the consent payment is additional exchange offer consideration. In that case, as described above in “Exchange Offer — Taxable Exchange Treatment,” the amount of the consent payment would increase the amount of the gain recognized (or reduce the amount of the loss recognized) with respect to the exchange and would increase the holder’s tax basis in the Exchange Notes received in the exchange. For this purpose, the amount of the consent payment would equal the issue price (i.e., fair market value) of the additional Exchange Notes issued as the consent payment.
     If, however, the consent payment were separate consideration for consenting to the proposed amendments, the amount of the consent payment would be treated as ordinary income that must be included in the holder’s gross income when received or accrued in accordance with that holder’s method of tax accounting.
     Ownership and Disposition of Exchange Notes
     Issue Price of the Exchange Notes: The “issue price” of the Exchange Notes will depend on whether the Existing Notes or the Exchange Notes are “publicly traded” within the meaning of applicable Treasury Regulations. As discussed above in “Consequences to U.S. Holders — Exchange Offer— Trading Status/Issue Price of the Existing Notes and the Exchange Notes,” while not clear, we believe it is likely, and this discussion assumes, that the Existing Notes are and the Exchange Notes will be publicly traded within the meaning of the applicable Treasury Regulations, and that the issue price of the Exchange Notes will be equal to their fair market value as determined by the trading price of the Exchange Notes immediately after the exchange or alternatively the trading price of the Existing Notes immediately before the exchange.
     Stated Interest and Original Issue Discount on the Exchange Notes: Payments of stated interest on an Exchange Note generally will be included in gross income of a U.S. Holder as interest income at the time such interest is accrued or paid in accordance with the U.S. Holder’s regular method of tax accounting, and will be taxable as ordinary income. Subject to a statutory de minimis exception, the Company expects that the issue price of an Exchange Note could be less than its stated principal amount, in which case the Exchange Note would have OID for U.S. federal income tax purposes. In that case, each U.S. Holder must include in income for each taxable year the daily portion of the OID that accrues on the Exchange Note for each day during the taxable year on which such U.S. Holder holds the Exchange Note. Thus, assuming the Exchange Notes are issued with OID, a U.S. Holder of an Exchange Note will be required to include amounts in income in advance of the receipt of cash to which the OID is attributable, regardless of the U.S. Holder’s method of tax accounting. Under the OID rules, a U.S. Holder will be required to include in gross income increasingly greater amounts of OID in each successive accrual period. Any amount included in income as OID will increase the U.S. Holder’s tax basis in the Exchange Note.
     Sale, Exchange, Redemption or Other Taxable Disposition of Exchange Notes: A U.S. Holder generally would recognize gain or loss if the holder disposes of an Exchange Note in a sale, exchange, redemption or other taxable disposition. The U.S. Holder’s gain or loss would equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s adjusted tax basis in the Exchange Note. A U.S. Holder’s adjusted tax basis in an Exchange Note generally would equal the fair market value of the Exchange Note at the time it was received in the exchange (a) increased by any accrued OID the U.S. Holder has included in income and (b) decreased by the amount of any payments, other than stated interest payments, received with respect to such Exchange Note. The portion of any proceeds that is attributable to accrued interest would not be taken into account in computing the U.S. Holder’s gain or loss. Instead, that portion would be recognized as ordinary interest income to the extent that the U.S. Holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. Holder on the disposition of the Exchange Note generally would be capital gain or loss, and would be long-term capital gain or loss if the holder’s holding period in the Exchange Note exceeds one year, or short-term capital gain or loss if the holder’s holding period in the Exchange Note is one year or less, at the time of the transaction. Long-term capital gains of non-corporate U.S. Holders currently are taxed at a maximum 15% federal rate. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
     Repurchase Premium: We consider the possibility of a payment of the 1% premium upon a repurchase of the Exchange Notes after a Change of Control to be “remote” or “incidental” under applicable Treasury Regulations. We therefore do not view this possibility as affecting the amount and timing of interest income recognized on the Exchange Notes or the character of income recognized on the sale, exchange or redemption of the Exchange Notes.

Our determination that such possibility is remote or incidental is binding on each U.S. Holder unless the holder explicitly discloses that it is taking a different position in the manner required by applicable Treasury Regulations. Our determination, however, is not binding on the IRS. If the IRS were to take a contrary position, the amount and timing of interest income recognized on the Exchange Notes and the character of income recognized on the sale, exchange or redemption of the Exchange Notes could be different from that described herein.
     Information Reporting and Backup Withholding
     Payments of interest (including accrued OID) and any other reportable payments, possibly including amounts received pursuant to the exchange and payments of proceeds from the sale, retirement or other disposition of our notes, may be subject to “backup withholding” (currently at a rate of 28%) if a recipient of those payments fails to furnish to the payor certain identifying information, and in some cases, a certification that the recipient is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts deducted and withheld should generally be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is timely provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments who is required to supply information but who does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.
     Reportable Transactions
     Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of certain thresholds. You are urged to consult your own tax advisor regarding these regulations and whether the exchange offer would be subject to these regulations and require disclosure on your tax return.
Consequences to Non-U.S. Holders
     Exchange Offer
     Consequences of Exchange: Subject to the discussion below regarding “Accrued Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized in an exchange of Existing Notes pursuant to the exchange offer, unless (a) the holder is an individual who was present in the United States for 183 days or more during the taxable year and such holder has a “tax home” in the United States and certain conditions are met; or (b) such gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).
     If the first exception applies in respect of gain on the taxable exchange, the Non-U.S. Holder generally would be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the Existing Notes.
     If the second exception applies, the Non-U.S. Holder generally would be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).
     Accrued Interest: Payments to a Non-U.S. Holder that are attributable to accrued interest generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, an IRS Form W-8BEN or a successor form) establishing that the Non-U.S. Holder is not a U.S. person, unless:
(i)	the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

(ii)	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to us (each, within the meaning of the Tax Code); or

(iii)	such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly-executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to interest or OID at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)).
     A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued interest. For purposes of providing a properly-executed IRS Form W-8BEN, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.
     Treaty Benefits: To claim the benefits of a treaty, a Non-U.S. Holder must provide a properly-executed IRS Form W-8BEN (or a successor form) prior to the payment.
     Foreign Government Exemption: Foreign government related entities should furnish an IRS Form W-8EXP (or successor form) in order to establish an exemption from withholding under Section 892 of the Tax Code.
     Proposed Amendments to Non-Tendered Notes
     As discussed above in “Consequences to U.S. Holders — Proposed Amendments to Non-Tendered Notes,” while not free from doubt, we believe that the proposed amendments to the Existing Notes likely constitute significant modifications for U.S. federal income tax purposes. Accordingly, a non-tendering holder of Existing Notes should be deemed to have exchanged such retained Existing Notes for Amended Notes. Whether such deemed exchange would be a recapitalization or a taxable exchange would depend upon whether the Amended Notes were considered “securities” for U.S. federal income tax purposes.
     Non-U.S. Holders that do not exchange all of their Existing Notes for Exchange Notes should consult their own tax advisors regarding the tax consequences of the exchange offer and the consent solicitation, including the tax consequences of a deemed exchange of any retained Existing Notes for Amended Notes.
     Consent Payment
     As discussed above in “Consequences to U.S. Holders — Consent Payment,” while not free from doubt, we believe the consent payment may be characterized as additional consideration in the exchange. As described above in “Exchange Offer — Consequences of Exchange,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized in an exchange of Existing Notes pursuant to the exchange offer, unless (a) the holder is an individual who was present in the United States for 183 days or more during the taxable year and such holder has a “tax home” in the United States and certain conditions are met; or (b) such gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

     Ownership and Disposition of Exchange Notes
     The withholding tax considerations associated with payments of interest to Non-U.S. Holders on the Exchange Notes are similar to those described above in “Exchange Offer — Accrued Interest.”
     A Non-U.S. Holder generally would not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of Exchange Notes, unless (a) such gain is effectively connected with the conduct of a U.S. trade or business, or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the year of such exchange and certain conditions are satisfied. These exceptions are described above in “Exchange Offer — Consequences of Exchange.”
     Information Reporting and Backup Withholding
     A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments of interest (including accrued OID) and any other reportable payments, including amounts received pursuant to the exchange offer and payments of proceeds from the sale, retirement or other disposition of the Exchange Notes, as long as (a) the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person, and (b) the holder has furnished to the payor or broker a valid IRS Form W-8BEN (or a successor form) certifying, under penalties of perjury, its status as a non-U.S. person or otherwise establishes an exemption.
     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable. In addition to the foregoing, we generally must report to a Non-U.S. Holder and to the IRS the amount of interest (including OID) paid to each Non-U.S. Holder during each calendar year and the amount of tax, if any, withheld from such payments. Copies of the information returns reporting such amounts and withholding may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provision of an applicable income tax treaty or other agreement.

TRUSTEE AND COLLATERAL AGENT, INFORMATION AND EXCHANGE AGENT
AND FINANCIAL ADVISOR
Trustee and Collateral Agent
     Wilmington Trust Company, the trustee for the Existing Notes and the 1.75% Notes, will act as trustee and collateral agent for the Exchange Notes.
Information and Exchange Agent
     Globic Advisors, Inc., the information and exchange agent, has been appointed as information and exchange agent for the exchange offer and consent solicitation. Consents and letters of transmittal and all correspondence in connection with the exchange offer and consent solicitation should be sent or delivered by each holder or a beneficial owner’s nominee to the information and exchange agent at the address or the telephone number set forth on the back cover of this offering circular and consent solicitation statement. Any holder or beneficial owner that has questions concerning tender procedures should contact the information and exchange agent at the address or the telephone number set forth on the back cover of this offering circular and consent solicitation statement. Questions and requests for assistance or additional copies of this offering circular and consent solicitation statement or the letter of transmittal may be directed to the information and exchange agent at its address and telephone number set forth on the back cover of this offering circular and consent solicitation statement. Holders may also contact their nominee for assistance concerning the exchange offer and consent solicitation.
Financial Advisor
     We have retained Houlihan Lokey as our exclusive financial advisor in connection with the exchange offer and consent solicitation. We are paying Houlihan Lokey’s customary fees for its services and have agreed to indemnify it for certain liabilities. Houlihan Lokey’s compensation is in no way contingent on the results or the success of the exchange offer and consent solicitation. Houlihan Lokey has not been retained to, and will not, solicit acceptances of the exchange offer and consent solicitation or make any recommendation with respect thereto.
General
     None of the trustee and collateral agent, the information and exchange agent or the financial advisor assumes any responsibility for the accuracy or completeness of the information concerning us contained in this offering circular and consent solicitation statement.
     We will pay the trustee and collateral agent, the information and exchange agent or the financial advisor reasonable and customary fees for their services.
     None of us, the trustee and collateral agent, the information and exchange agent or the financial advisor makes any recommendation as to whether or not holders should tender Existing Notes for exchange pursuant to the exchange offer or deliver consents pursuant to the consent solicitation. Each holder must make its own decision as to whether or not to tender Existing Notes for exchange and deliver consents and, if so, the amount of Existing Notes to be tendered and for which consents will be delivered.

NON-U.S. OFFER RESTRICTIONS
European Economic Area
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of shares of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in is last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of our common stock shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of shares of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
Germany
     Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This offering circular and consent solicitation statement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this offering circular and consent solicitation statement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This offering circular and consent solicitation statement and any other document relating to the securities, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the securities to the public in Germany, any public marketing of the securities or any public solicitation for offers to subscribe for or otherwise acquire the securities. This offering circular and consent solicitation statement and other exchange offer materials relating to the offer of the securities are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Switzerland
     This offering circular and consent solicitation statement does not constitute a public offering prospectus as that term is understood pursuant to Article 652a of the Swiss Code of Obligations (CO). The Company has not applied for a listing of the Exchange Notes on the SWX Swiss Exchange and consequently, the information presented in this offering circular and consent solicitation statement does not necessarily comply with the information standards set out in the relevant listing rules.
     The Exchange Notes may not be publicly offered or sold in Switzerland. The Exchange Notes may be offered or sold only to a selected number of individual investors in Switzerland, under circumstances which will not result in the Offer Shares being a public offering within the meaning of Article 652a CO.
United Kingdom
     Shares of the Company’s common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.
     In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this offering circular and consent solicitation statement supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:
(a)	are qualified investors as defined in section 86(7) of the FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b)	are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended), or the Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

(c)	to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.
     Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular and consent solicitation statement relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.
Australia
     This offering circular and consent solicitation statement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this offering circular and consent solicitation statement in Australia:
(a)	You confirm and warrant that you are either:
•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
(b)	You warrant and agree that you will not offer any of the shares issued to you pursuant to this offering circular and consent solicitation statement for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this offering circular and consent solicitation statement is void and incapable of acceptance.
Japan
     The exchange offer has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and we will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS
     Jones Day, New York, New York, our special counsel, will represent us in connection with the exchange offer and consent solicitation. Davis Polk & Wardwell LLP, New York, New York will represent Houlihan Lokey, the financial advisor, in connection with the exchange offer and consent solicitation.
EXPERTS
     The financial statements and schedules incorporated by reference in this offering circular and consent solicitation statement have been so incorporated by reference in reliance upon the reports of Deloitte & Touche LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for more information about the operation of the public reference room. The SEC maintains a website (http://www.sec.gov) that contains reports, statements and other information regarding registrants that file electronically, such as we do. Our SEC reports are also available through the First North Iceland news system (http://omxnordicexchange.com/firstnorth/). You may also obtain additional information about us, including copies of our certificate of incorporation and bylaws, from our website, which is located at http://www.centuryaluminum.com. Our website provides access to filings made by us through the SEC’s EDGAR filing system, including our annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K, respectively, and ownership reports filed on Forms 3, 4 and 5 after December 16, 2002 by our directors, executive officers and beneficial owners of more than 10% of our outstanding common stock. Information contained in our website is not incorporated by reference in, and should not be considered a part of, this offering circular and consent solicitation statement.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this offering circular and consent solicitation statement and the information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed, in accordance with SEC rules, not to have been filed) prior to consummation of the exchange offer and consent solicitation:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including those portions of our Proxy Statement on Schedule 14A relating to our 2009 Annual Meeting of Stockholders, which was filed on April 13, 2009 (as amended by our Proxy Statement on Schedule 14A filed on May 4, 2009), incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009; and

•	our Current Reports on Form 8-K dated: January 27, 2009; February 3, 2009; February 4, 2009; February 10, 2009 (as amended by our Current Report on Form 8-K/A filed on February 19, 2009); March 2, 2009; April 2, 2009; April 27, 2009; May 4, 2009; May 28, 2009; June 22, 2009; August 4, 2009; August 27, 2009; September 11, 2009; September 21, 2009; September 25, 2009; September 29, 2009; October 1, 2009, October 2, 2009 and October 21, 2009.

     Our Current Report on Form 8-K dated October 21, 2009, updates the financial information in our Annual Report on Form 10-K for the year ended December 31, 2008 to reflect the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement).” Each section of the Annual Report on Form 10-K for the year ended December 31, 2008 affected by these changes, namely Item 6 — Selected Financial Data, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8 — Financial Statements and Supplementary Data, have been updated to reflect these changes. Except to the extent relating to the updating of our financial statements and other financial information described above, the financial statements and other disclosures in such Form 8-K do not reflect any events that have occurred after the Annual Report on Form 10-K for the year ended December 31, 2008 was initially filed on March 2, 2009.
     To the extent any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is not incorporated by reference in this offering circular and consent solicitation statement.
     We will provide without charge to each person, including any beneficial owner, to whom a offering circular and consent solicitation statement is delivered, upon written or oral request of any such person, a copy of any or all of the information that we have incorporated by reference in this offering circular and consent solicitation statement but have not delivered with this offering circular and consent solicitation statement. You may request a copy of these filings, by writing or telephoning us at:
Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, CA 93940
Attention: Corporate Secretary
(831) 642-9300

The information and exchange agent for the exchange offer and consent solicitation is:
Globic Advisors, Inc.
By Mail, Overnight Courier or Hand Delivery:
Globic Advisors, Inc
One Liberty Plaza, 23rd Floor
New York, NY 10006
Attention: Devin McMahon
By Facsimile:
(212) 271-3252
Attention: Devin McMahon
Confirm by Telephone:
(212) 227-9699
     Any questions regarding the terms of the exchange offer and consent solicitation or requests for assistance or additional copies of this offering circular and consent solicitation statement or the letter of transmittal may be directed to the information and exchange agent at the telephone number and address listed above. You may also contact your broker, dealer, commercial bank or trust company nominee for assistance concerning the exchange offer and consent solicitation.